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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)



                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 30, 1997

                                 $350,005,093.03




                       Mortgage Pass-Through Certificates
                                 Series 1997-17





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

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions
Section 1.02.  Acts of Holders
Section 1.03.  Effect of Headings and Table of Contents.
Section 1.04.  Benefits of Agreement.

                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.
Section 2.02.  Acceptance by Trustee.
Section 2.03.  Representations and Warranties of the Master Servicer and
                 the Seller.
Section 2.04.  Execution and Delivery of Certificates.
Section 2.05.  Designation of Certificates; Designation of  Startup Day and
                 Latest Possible Maturity Date.

                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS

Section 3.01.  Certificate Account.
Section 3.02.  Permitted Withdrawals from the Certificate Account.
Section 3.03.  Advances by Master Servicer and Trustee.
Section 3.04.  Trustee to Cooperate;  Release of Owner Mortgage Loan Files.
Section 3.05.  Reports to the Trustee; Annual Compliance Statements.
Section 3.06.  Title, Management and Disposition of Any REO Mortgage Loan.
Section 3.07.  Amendments to Servicing Agreements,  Modification of Standard
                 Provisions.
Section 3.08.  Oversight of Servicing.
Section 3.09.  Termination and Substitution of Servicing Agreements.
Section 3.10.  1934 Act Reports.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
             PAYMENTS TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01.  Distributions.
Section 4.02.  Allocation of Realized Losses.
Section 4.03.  Paying Agent.
Section 4.04.  Statements to Certificateholders;  Report to the Trustee and
                 the Seller.
Section 4.05.  Reports to Mortgagors and the Internal Revenue Service.
Section 4.06   Calculation of Amounts; Binding Effect of Interpretations and
                 Actions of Master Servicer.

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.
Section 5.02.  Registration of Transfer and Exchange of Certificates.
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04.  Persons Deemed Owners.
Section 5.05.  Access to List of Certificateholders' Names and Addresses.
Section 5.06.  Maintenance of Office or Agency.
Section 5.07.  Definitive Certificates.
Section 5.08.  Notices to Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.  Liability of the Seller and the Master Servicer.
Section 6.02.  Merger or Consolidation of the Seller or the Master Servicer.
Section 6.03.  Limitation on Liability of the Seller, the Master Servicer
                 and Others.
Section 6.04.  Resignation of the Master Servicer.
Section 6.05.  Compensation to the Master Servicer.
Section 6.06.  Assignment or Delegation of Duties by Master Servicer.
Section 6.07.  Indemnification of Trustee and Seller by Master Servicer.

                                   ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default.
Section 7.02.  Other Remedies of Trustee.
Section 7.03.  Directions by Certificateholders and  Duties of Trustee
                 During Event of Default.
Section 7.04.  Action upon Certain Failures of the  Master Servicer and upon
                 Event of Default.
Section 7.05.  Trustee to Act; Appointment of Successor.
Section 7.06.  Notification to Certificateholders.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.  Duties of Trustee.
Section 8.02.  Certain Matters Affecting the Trustee.
Section 8.03.  Trustee not Required to Make Investigation.
Section 8.04.  Trustee not Liable for Certificates or Mortgage Loans.
Section 8.05.  Trustee May Own Certificates.
Section 8.06.  The Master Servicer to Pay Fees and Expenses.
Section 8.07.  Eligibility Requirements.
Section 8.08.  Resignation and Removal.
Section 8.09.  Successor.
Section 8.10.  Merger or Consolidation.
Section 8.11.  Authenticating Agent.
Section 8.12.  Separate Trustees and Co-Trustees.
Section 8.13.  Appointment of Custodians.
Section 8.14.  Tax Matters; Compliance with REMIC Provisions.
Section 8.15.  Monthly Advances.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01.  Termination upon Purchase by the  Seller or Liquidation of
                 All Mortgage Loans.
Section 9.02.  Additional Termination Requirements.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.  Amendment.
Section 10.02.  Recordation of Agreement.
Section 10.03.  Limitation on Rights of Certificateholders.
Section 10.04.  Governing Law; Jurisdiction.
Section 10.05.  Notices.
Section 10.06.  Severability of Provisions.
Section 10.07.  Special Notices to Rating Agencies.
Section 10.08.  Covenant of Seller.
Section 10.09.  Recharacterization.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.  Class A Fixed Pass-Through Rate.
Section 11.02.  Cut-Off Date.
Section 11.03.  Cut-Off Date Aggregate Principal Balance.
Section 11.04.  Original Class A Percentage.
Section 11.05.  Original Class A Subclass Principal Balances.
Section 11.06.  Original Class A Non-PO Principal Balance.
Section 11.07.  Original Class A-4 Notional Amount.
Section 11.08.   Original Component Principal Balance.
Section 11.09.  Original Subordinated Percentage.
Section 11.10.  Original Class M Percentage.
Section 11.11.  Original Class M Principal Balance.
Section 11.12.  Original Class M Fractional Interest.
Section 11.13.  Original Class B-1 Percentage.
Section 11.14.  Original Class B-2 Percentage.
Section 11.15.  Original Class B-3 Percentage.
Section 11.16.  Original Class B-4 Percentage.
Section 11.17.  Original Class B-5 Percentage.
Section 11.18.  Original Class B Principal Balance.
Section 11.19.  Original Class B Subclass Principal Balances.
Section 11.20.  Original Class B-1 Fractional Interest.
Section 11.21.  Original Class B-2 Fractional Interest.
Section 11.22.  Original Class B-3 Fractional Interest.
Section 11.23.  Original Class B-4 Fractional Interest.
Section 11.24.  Closing Date.
Section 11.25.  Right to Purchase.
Section 11.26.  Wire Transfer Eligibility.
Section 11.27.  Single Certificate.
Section 11.28.  Servicing Fee Rate.
Section 11.29.  Master Servicing Fee Rate.

                                    EXHIBITS

EXHIBIT A-1   -     Form of Face of Class A-1  Certificate
EXHIBIT A-2   -     Form of Face of Class A-2  Certificate
EXHIBIT A-3   -     Form of Face of Class A-3  Certificate
EXHIBIT A-4   -     Form of Face of Class A-4  Certificate
EXHIBIT A-5   -     Form of Face of Class A-5  Certificate
EXHIBIT A-6   -     Form of Face of Class A-6  Certificate
EXHIBIT A-7   -     Form of Face of Class A-7  Certificate
EXHIBIT A-8   -     Form of Face of Class A-8  Certificate
EXHIBIT A-9   -     Form of Face of Class A-9  Certificate
EXHIBIT A-10  -     Form of Face of Class A-10  Certificate
EXHIBIT A-11  -     Form of Face of Class A-11  Certificate
EXHIBIT A-12  -     Form of Face of Class A-12 Certifiacte
EXHIBIT A-PO  -     Form of Face of Class A-PO Certificate
EXHIBIT A-WIO -     Form of Face of Class A-WIO  Certificate
EXHIBIT A-R   -     Form of Face of Class A-R Certificate
EXHIBIT A-LR  -     Form of Face of Class A-LR  Certificate
EXHIBIT B-1   -     Form of Face of Class B-1 Certificate
EXHIBIT B-2   -     Form of Face of Class B-2 Certificate
EXHIBIT B-3   -     Form of Face of Class B-3 Certificate
EXHIBIT B-4   -     Form of Face of Class B-4 Certificate
EXHIBIT B-5   -     Form of Face of Class B-5 Certificate
EXHIBIT C     -     Form of Face of Class M Certificate
EXHIBIT D     -     Form of Reverse of Series 1997-17  Certificates
EXHIBIT E     -     Custodial Agreement
EXHIBIT F-1   -     Schedule of Mortgage  Loans  Serviced by Norwest
                       Mortgage from  locations other than Frederick, Maryland
EXHIBIT F-2   -     Schedule of Mortgage Loans Serviced
                       by Norwest  Mortgage in  Frederick  Maryland
EXHIBIT F-3   -     Schedule of Mortgage Loans Serviced by Other  Servicers
EXHIBIT G     -     Request for Release
EXHIBIT H     -     Affidavit Pursuant to Section 860E(e)(4) of the Internal
                       Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I     -     Letter from Transferor of Residual Certificates
EXHIBIT J     -     Transferee's Letter (Class [A-8] [A-PO][A-WIO][B-3] [B-4]
                       [B-5] Certificates)
EXHIBIT K     -     Transferee's Letter (Class [M] [B-1] [B-2] Certificates)
EXHIBIT L     -     Servicing Agreements
EXHIBIT M     -     Form of Special Servicing Agreement

      This Pooling and Servicing Agreement, dated as of October 30, 1997 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

      In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01.     Definitions.

      Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

      Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

      Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

      Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

      Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

      Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

      Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

      Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

      Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

      Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

      Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

      Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

      Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

      Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

      Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

      Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

      Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

      Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

      Book-Entry Certificate: Any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-9 Certificates, Class A-10
Certificates, Class A-11 Certificates or Class A-12 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

      Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

      Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

      Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

      Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

      Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

      Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11
Certificates, Class A-12 Certificates, Class A-PO Certificates, Class A-WIO Certificates, Class A-R Certificate or Class A-LR Certificate.

      Class A Certificateholder: The registered holder of a Class A Certificate.

      Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

      Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

      Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

      Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Class A Subclass Principal Balances of the Class A
Certificates (other than the Class A-8 and Class A-9 Certificates), (ii) the Component Principal Balance of the Class A-8 PO Component, (iii) the lesser of the Component Principal Balance of the Class A-8 Scheduled Accrual Component and the Original Component Principal Balance of the Class A-8 Scheduled Accrual Component and (iv) the lesser of the Class A Subclass Principal Balance of the Class A-9 Certificates and the Original Class A Subclass Principal Balance of the Class A-9 Certificates.

      Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Non-PO Optimal Principal Amount.

      Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                   (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

      Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

      Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Class A Subclass Principal Balance of the Class A-PO Certificates.

      Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Class A-8 Scheduled Accrual Component Distribution Amount, if any, with respect to such Distribution Date, (ii) the Class A-9 Accrual Distribution Amount, if any, with respect to such Distribution Date and (iii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

      Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

      Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in October 2002, 100%. As to any Distribution Date subsequent to October 2002 to and including the Distribution Date in October 2003, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2003 to and including the Distribution Date in October 2004, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2004 to and including the Distribution Date in October 2005, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2005 to and including the Distribution Date in October 2006, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2006, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A
Prepayment Percentage for the Distribution Date occurring in the October preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including November 2002 and October 2003, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including
November 2003 and October 2004, (3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including November 2004 and October 2005, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including November 2005 and October 2006, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after November 2006. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

      Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9
Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

      Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-PO
Certificates, Class A-WIO Certificates, Class A-R Certificate and Class A-LR Certificate.

      Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-4, Class A-8, Class A-9, Class A-WIO and Class A-PO Certificates), the amount distributable to such Class A Subclass pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-8 Certificates, the sum of (a) (i) as to any Distribution Date prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, the amount distributable to the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i), and (ii) as to any Distribution Date on or after the Class A-8 Scheduled Accrual Component Accretion Termination Date, the amount distributable to the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (b) the amount distributable to the Class A-8 Certificates with respect to the IO Components pursuant to Paragraphs first and second of Section 4.01(a)(i) and (c) the amount distributable to the Class A-8 Certificates with respect to the Class A-8 PO Component pursuant to Paragraph third clause (A) of
Section 4.01(a)(i). As to the Class A-9 Certificates, (a) as to any Distribution Date prior to the Class A-9 Accretion Termination Date, the amount distributable to the Class A-9 Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the Class A-9
Accretion Termination Date, the amount distributable to the Class A-9 Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Class A-4 and Class A-WIO Certificates, the amount distributable to such Class A Subclass pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-PO Certificates, the amount distributable pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i)

      Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-4, Class A-8, Class A-PO and Class A-WIO Certificates), (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class A Subclass and (b) the Class A Subclass
Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to the Class A-8 Certificates, the sum of the Component Interest Accrual Amounts for the Class A-8 Scheduled Accrual Component and the IO Components. As to any Distribution Date and the Class A-4 Certificates, the Class A-4 Interest Accrual Amount. As to any Distribution Date and the Class A-WIO Certificates, the Class A-WIO Interest Accrual Amount. The Class A-PO Certificates have no Class A Subclass Interest Accrual Amount.

      Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass (other than the Class A-PO Certificates), the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount and each Component Interest Accrual Amount).

      Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including (i) in the case of the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, the amount included in the Class A-8 Scheduled Accrual Component Distribution Amount pursuant to clause (i) of the definition thereof and (ii) in the case of the Class A-9 Certificates prior to the Class A-9 Accretion Termination Date, the amount included in the Class A-9 Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

      Class A Subclass Interest Shortfall Percentage: As to any Distribution Date and Class A Subclass, the percentage calculated by dividing the Class A Subclass Unpaid Interest Shortfall for such Class A Subclass by the Class A Unpaid Interest Shortfall, in each case determined as of the Business Day preceding the applicable Distribution Date.

      Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates (other than the Class A-4, Class A-8, Class A-PO and Class A-WIO Certificates) then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass (or, in the case of the Class A-9 Certificates, the Original Class A Subclass Principal Balance of such Subclass, if lower) by the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-8 Certificates) or Component Principal Balance of the Class A-8 Scheduled Accrual Component or Class A-8 PO Component not then outstanding), in each case determined as of the preceding Determination Date.

      Class A Subclass Pass-Through Rate: As to the Class A-5, Class A-10, Class A-R and Class A-LR Certificate, the Class A Fixed Pass-Through Rate. As to the Class A-1, Class A-2 and Class A-3 Certificates, 6.750% per annum. As to the Class A-4 and Class A-9 Certificates, 7.500% per annum. As to the Class A-6 and Class A-11 Certificates, 7.150% per annum. As to the Class A-7 and Class A-12 Certificates, 8.000% per annum. As to the Class A-WIO Certificates the Class A-WIO Pass-Through Rate. The Class A-8 Certificates have no Class A Subclass Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate.

      Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass (other than the Class A-4, Class A-8 and Class A-WIO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass (other than the Class A-4, Class A-8, Class A-PO and Class A-WIO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass (increased in the case of the Class A-9 Certificates by the Class A-9 Principal Accretion Amounts with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i) (B) as a result of a Principal Adjustment, (C), if applicable, from the Class A-8 Scheduled Accrual Component Distribution Amounts for such prior Distribution Dates and (D), if applicable, from the Class A-9 Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class A Subclass pursuant to Section 4.02(b). After the Cross-Over Date, each such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. As to the Class A-8 Certificates, the sum of the Component Principal Balances of the Class A-8 PO Component and Class A-8 Scheduled Accrual Component. The Class A-4 and Class A-WIO Certificates will not have Class A Subclass Principal Balances.

      As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

      Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass (or (a) in the case of the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, the amount included in the Class A-8 Scheduled Accrual Component Distribution Amount pursuant to clause (ii) of the definition thereof and (b) in the case of the Class A-9 Certificates prior to the Class A-9 Accretion Termination Date, the amount included in the Class A-9 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

      Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

      Class A Voting Interest: The sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the Non-PO Voting Interest and (B) the Pool Balance (PO Portion) divided by the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

      Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

      Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

      Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

      Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

      Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

      Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

      Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

      Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

      Class A-4 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A-4 Pass-Through Rate and (B) the Class A-4 Notional Amount as of such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-4 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

      Class A-4 Notional Amount: As to any Distribution Date, an amount equal to the product of (i) 9.30% and (ii) the sum of the Class A Subclass Principal Balances of the PAC Certificates.

      Class A-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

      Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

      Class A-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

      Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

      Class A-7 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit D hereto.

      Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

      Class A-8 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit D hereto.

      Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

      Class A-8 Component: Any of the Class A-8 PO Component, Class A-8 Scheduled Accrual Component, Class A-8 IO A Component, Class A-8 IO B Component or Class A-8 IO C Component.

      Class A-8 IO A Component Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Component Rate for such Component and
(B) the Class A-8 IO A Component Notional Amount as of such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

      Class A-8 IO A Component Notional Amount: As to any Distribution Date, the product of (i) 0.70% and (ii) the sum of the Class A Subclass Principal Balances of the PAC Certificates.

      Class A-8 IO B Component Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Component Rate for such Component and
(B) the Class A-8 IO B Component Notional Amount as of such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

      Class A-8 IO B Component Notional Amount: As to any Distribution Date, the product of (i) 36.14% and (ii) the aggregate Scheduled Principal Balance of the Premium Mortgage Loans as of such Distribution Date.

      Class A-8 IO C Component Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Component Rate for such Component and
(B) the Class A-8 IO C Component Notional Amount as of such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

      Class A-8 IO C Component Notional Amount: As to any Distribution Date, the product of (i) 3.33% and (ii) the sum of the Class A Subclass Principal Balances of the Scheduled Certificates.

      Class A-8 Scheduled Accrual Component Accretion Termination Date: The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balances of the Scheduled Certificates have been reduced to zero or (ii) the Cross-Over Date.

      Class A-8 Scheduled Accrual Component Distribution Amount: As to any Distribution Date prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, an amount equal to the sum of (i) the Component Interest Percentage of the Class A-8 Scheduled Accrual Component of the Current Class A Interest Distribution Amount and (ii) the Component Shortfall Percentage of the Class A-8 Scheduled Accrual Component of the amount distributed in respect of the Class A-8 Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Class A-8 Scheduled Accrual Component Accretion Termination Date, zero.

      Class A-8 PO Component Loss Percentage: As to any Determination Date, the percentage calculated by dividing the Component Principal Balance of such Component by the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-8 Certificates) or Component Principal Balance of the Class A-8 Scheduled Accrual Component and Class A-8 PO Component not then outstanding), in each case determined as of the preceding Determination Date.

      Class A-8 Scheduled Accrual Component Loss Percentage: As to any Determination Date, the percentage calculated by dividing (i) the lesser of the Component Principal Balance of such Component and the Original Component Principal Balance of such Component by (ii) the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass (other than the Class A-8 Certificates) or Component Principal Balance of the Class A-8 Scheduled Accrual Component and Class A-8 PO Component not then outstanding), in each case determined as of the preceding Determination Date.

      Class A-8 Scheduled Accrual Component Principal Accretion Amount: As to any Distribution Date prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-8 Scheduled Accrual Component Distribution Amount with respect to such Distribution Date.

      Class A-9 Accretion Termination Date: The earlier of (i) the Distribution Date following the Distribution Date on which the Class A Subclass Principal Balances of the Scheduled Certificates and the Component Principal Balance of the Class A-8 Scheduled Accrual Component have been reduced to zero or (ii) the Cross-Over Date.

      Class A-9 Accrual Distribution Amount: As to any Distribution Date prior to the Class A-9 Accretion Termination Date, an amount equal to the sum of (i) the Class A Subclass Interest Percentage of the Class A-9 Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Subclass Interest Shortfall Percentage of the Class A-9 Certificates of the amount distributed in respect of the Class A Subclasses pursuant to Paragraph second of
Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the Class A-9 Accretion Termination Date, zero.

      Class A-9 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit D hereto.

      Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

      Class A-9 Principal Accretion Amount: As to any Distribution Date prior to the Class A-9 Accretion Termination Date, an amount equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Class A-9 Accrual Distribution Amount with respect to such Distribution Date.

      Class A-10 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit D hereto.

      Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

      Class A-11 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit D hereto.

      Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

      Class A-12 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit D hereto.

      Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

      Class A-L1 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L5 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.


      Class A-L8PO Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L8 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L9 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-L10 Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-LPO Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

      Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

      Class A-LUR Interest:  A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-LWIO Interest: A regular interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit D hereto.

      Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

      Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (i) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

      Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

                   (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

                  (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

      Class A-WIO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-WIO and Exhibit D hereto.

      Class A-WIO Certificateholder: The registered holder of a Class A-WIO Certificate.

      Class A-WIO Interest Accrual Amount: As to any Distribution Date, (i) the product of (a) 1/12th of the Class A-WIO Pass-Through Rate and (b) the Class A-WIO Notional Amount as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-WIO Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

      Class A-WIO Notional Amount: As to any Distribution Date, 63.86% of the the aggregate Scheduled Principal Balance of the Premium Mortgage Loans as of such Distribution Date.

      Class A-WIO Pass-Through Rate: As to any Distribution Date, a per annum rate equal to Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans minus 7.250%.

      Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

      Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

      Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

      Class B Certificateholder: The registered holder of a Class B Certificate.

      Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

      Class B Pass-Through Rate: As to any Distribution Date, 7.250% per annum.

      Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

      Class  B  Subclass:   Any  of  the  Class  B-1  Certificates,   Class  B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

      Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

      Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

      Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

      Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

      Class B Subclass Loss Percentage: As to any Determination Date and any Class B Subclass then outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

      Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

      Class B Subclass Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

      Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

      Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

      Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

      Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

      Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

      Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

      Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

      Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

      Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Prepayment Percentage for such Distribution Date will be zero.

      Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

      Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

      Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

      Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

      Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

      Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

      Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

      Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

      Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

      Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

      Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

      Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

      Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

      Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

      Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

      Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

      Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

      Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

      Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

      Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

      Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

      Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

      Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

      Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

      Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

      Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

      Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

      Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

      Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

      Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

      Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a)(i).

      Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

      Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

      Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

      Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

      Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

      Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

      Class B-L1 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L2 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L3 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L4 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class B-L5 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Class M Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

      Class M Certificateholder: The registered holder of a Class M Certificate.

      Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

      Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

      Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

      Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

      Class M Pass-Through Rate: As to any Distribution Date, 7.250% per annum.

      Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

      Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

      Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

      Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

      Class M-L Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

      Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

      Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.24.

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

      Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

      Component: Any one of the Class A-8 Components.

      Component Interest Accrual Amount: As to any Distribution Date and the Class A-8 Scheduled Accrual Component, (i) the product of (a) 1/12th of the Component Rate for such Component and (b) the Component Principal Balance for such Component as of the Determination Date preceding such Distribution Date minus (ii) the Component Interest Percentage of such Component of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to the Class A-8 IO A Component, the Class A-8 IO B Component and the Class A-8 IO C Component, the Class A-8 IO A Component Interest Accrual Amount, the Class A-8 IO B Component Interest Accrual Amount and the Class A-8 IO C Component Interest Accrual Amount, respectively.

      Component Interest Percentage: As to any Distribution Date and Class A-8 Component (other than the Class A-8 PO Component), the percentage calculated by dividing the Component Interest Accrual Amount of such Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount (other than for the Class A-8 Certificates) and each Component Interest Accrual Amount).

      Component Interest Shortfall Amount: As to any Distribution Date and Class A-8 Component (other than the Class A-8 PO Component), the product of (a) the Class A Subclass Interest Shortfall Amount of the Class A-8 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the applicable Component Interest Accrual Amount and the denominator of which is the Class A Subclass Interest Accrual Amount of the Class A-8 Certificates.

      Component Interest Shortfall Distribution: As to any Distribution Date and Class A-8 Component (other than the Class A-8 PO Component), the product of (i) the amount that would be distributable in respect of the Class A-8 Certificates with respect to such Distribution Date pursuant to Paragraph second of Section 4.01(a)(i) without regard to the proviso set forth in such Paragraph and (ii) the Component Shortfall Percentage for such Distribution Date.

      Component  Loss  Percentage:   As  to  the  Class  A-8  Scheduled  Accrual
Component, the Class A-8 Scheduled Accrual Component Loss Percentage. As to the Class A-8 PO Component, the Class A-8 PO Component Loss Percentage.

      Component Principal Balance: As of the first Determination Date and as to the Class A-8 PO Component and the Class A-8 Scheduled Accrual Component, the Original Component Principal Balance. As of any subsequent Determination Date and as to the Class A-8 Scheduled Accrual Component prior to the Cross-Over Date, the Original Component Principal Balance (increased by the Class A-8 Scheduled Accrual Component Principal Accretion Amounts with respect to prior Distribution Dates) less the sum of (a) all amounts previously distributed in respect of such Component on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (B) as a result of a Principal Adjustment and (C) from the Class A-8 Scheduled Accrual Component Distribution Amounts and Class A-9 Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Component pursuant to Section 4.02(b). After the Cross-Over Date, the Component Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Component Loss Percentage for such Component and the excess, if any, of (i) the Class A Non-PO Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. The IO Components have no Component Principal Balances.

      Component Rate: As to any Distribution Date and for the Class A-8 Scheduled Accrual Component, 7.500% per annum. As to any Distribution Date and for the Class A-8 IO A Component, 7.500% per annum. As to any Distribution Date and for the Class A-8 IO B Component, a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans minus 7.250%. As to any Distribution Date and for the Class A-7 IO C Component, 7.500% per annum.

      Component Shortfall Percentage: As to any Distribution Date and Class A-8 Component (other than the Class A-8 PO Component), the percentage calculated by dividing the Component Unpaid Interest Shortfall for such Component by the Class A Subclass Unpaid Interest Shortfall for the Class A-8 Certificates, in each case determined as of the Business Day preceding the applicable Distribution Date.

      Component Unpaid Interest Shortfall: As to any Distribution Date and Class A-8 Component (other than the Class A-8 PO Component), (i) the sum of the Component Interest Shortfall Amounts for such Component for prior Distribution Dates minus (ii) the Component Interest Shortfall Distributions for such Component for prior Distribution Dates.

      Co-op Shares:  Shares issued by private non-profit housing corporations.

      Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered which office is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

      Corresponding Upper-Tier Class, Classes, Component or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components, as follows:

  Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class, Classes,
                                        Component or Components

  Class A-L1 Interest                   Class A-1 Certificates, Class A-2
                                        Certificates, Class A-3 Certificates,
                                        Class A-4 Certificates and
                                        Class A-8 IO A Component

  Class A-L5 Interest                   Class A-5 Certificates, Class A-6
                                        Certificates, Class A-7 Certificates
                                        and Class A-8 IO C Component

  Class A-L8PO Interest                 Class A-8 PO Component

  Class A-L8 Interest                   Class A-8 Scheduled Accrual Component

  Class A-L9 Interest                   Class A-9 Certificates

  Class A-L10 Interest                  Class A-10 Certificates, Class A-11
                                        Certificates and Class A-12 Certificates

  Class A-LPO Interest                  Class A-PO Certificates

  Class A-LWIO Interest                 Class A-WIO Certificates and
                                        Class A-8 IO B Component

  Class A-LUR Interest                  Class A-R Certificate

  Class B-L1 Interest                   Class B-1 Certificates

  Class B-L2 Interest                   Class B-2 Certificates

  Class B-L3 Interest                   Class B-3 Certificates

  Class B-L4 Interest                   Class B-4 Certificates

  Class B-L5 Interest                   Class B-5 Certificates

  Class M-L Interest                    Class M Certificates

      Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

      Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

      (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

      (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

      Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

      Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

      Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

      Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

      Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

      Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

      Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

      Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a)(i) on such Distribution Date.

      Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

      Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

      Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

      Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

      Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

      Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

      Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

      DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

      Definitive Certificates:  As defined in Section 5.01(b).

      Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-4 and Class A-WIO Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-4 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-4 Notional Amount, as the case may be, evidenced by such Certificate. As to the Class A-WIO Certificates, the Percentage Interest specified on the face of each Class A-WIO Certificate.

      Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

      Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.250%.

      Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

      Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

      Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

      Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                 (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                 (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                 (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                   (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                 (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

      In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

      ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Prohibited Holder:  As defined in Section 5.02(d).

      Errors  and  Omissions  Policy:  As  defined  in  each  of  the  Servicing
Agreements.

      Event of Default:  Any of the events specified in Section 7.01.

      Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

      Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

      Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

      Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

      Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

      Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

      FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

      FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

      Fidelity Bond:  As defined in each of the Servicing Agreements.

      Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

      FNMA:  Fannie Mae or any successor thereto.

      Foreclosure  Profits:  As to any Distribution Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

      Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

      Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $7,000,101.86 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

      Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

      Holder:  See "Certificateholder."

      Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

      Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

      Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

      Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

      Interest Distributions: With respect to any Distribution Date, (i) with respect to a Class A Subclass or Component, the amount actually distributed to such Class A Subclass or Component pursuant to Paragraphs first and second of
Section 4.01(a)(i) excluding any amounts distributed in accordance with the provisos thereof, (ii) with respect to the Class M Certificates, the amount actually distributed to the Class M Certificates pursuant to Paragraphs fifth and sixth of Section 4.01(a)(i) and (iii) with respect to a Class B Subclass, the amount actually distributed to such Class B Subclass pursuant to Paragraphs eighth and ninth, eleventh and twelfth, fourteenth and fifteenth, seventeenth and eighteenth or twentieth and twenty-first of Section 4.01(a)(i).

      IO Component: Each of the Class A-8 IO A Component, Class A-8 IO B Component and Class A-8 IO C Component.

      Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

      Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

      Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

      Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

      Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

      Lower-Tier Distribution Amount:  As defined in Section 4.01(a)(ii).

      Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

      Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

      Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

      Master Servicing Fee Rate:  As set forth in Section 11.29.

      Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

      Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

      Month End Interest:  As defined in each Servicing Agreement.

      Moody's:  Moody's Investors Service, Inc., or its successor in interest.

      Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

      Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

      Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

      Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                    (i)    the Mortgage Loan identifying number;

                   (ii)    the city, state and zip code of the Mortgaged
                           Property;

                  (iii)    the type of property;

                   (iv)    the Mortgage Interest Rate;

                    (v)    the Net Mortgage Interest Rate;

                   (vi)    the Monthly Payment;

                  (vii)    the original number of months to maturity;

                 (viii)    the scheduled maturity date;

                   (ix)    the Cut-Off Date Principal Balance;

                    (x)    the Loan-to-Value Ratio at origination;

                   (xi)    whether such Mortgage Loan is a Subsidy Loan;

                  (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                 (xiii)    the Servicing Fee Rate;

                  (xiv)    whether such Mortgage Loan is a T.O.P. Mortgage Loan;

                   (xv)    the Master Servicing Fee; and

                  (xvi) for Mortgage Loans identified on Exhibit F-3, the name of the Servicer with respect thereto.

      Such schedule may consist of multiple reports that collectively set forth all of the information required.

      Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

      Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

      Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

      Mortgagor:  The obligor on a Mortgage Note.

      Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

      Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

      Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.28 with respect to such Mortgage Loan and (b) the Master Servicing Fee Rate, as set forth in
Section 11.29 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

      Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net
Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

      Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

      Non-permitted Foreign Holder:  As defined in Section 5.02(d).

      Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.250%.

      Non-PO Voting Interest: The ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

      Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer or the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

      Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

      Non-U.S. Person:  As defined in Section 4.01(g).

      Norwest Mortgage:  Norwest Mortgage, Inc., or its successor in interest.

      Norwest Mortgage Correspondents: The entities, listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

      Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

      Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

      Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

      Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class A Subclass Principal Balance (other than with respect to the Class A-8 Certificates) or Component Principal Balance would be subject to further reduction as a result of the third sentences of the definition of Class A Subclass Principal Balance or Component Principal Balance, as applicable, or (b) with respect to any Class B Subclass, the Class M Principal Balance or the Class B Subclass Principal Balance of a Class B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

      Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

      Original Class A Non-PO Principal Balance: The sum of the (i) Original Class A Subclass Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R and Class A-LR Certificates and (ii) the sum of the Original Component Principal Balance of the Class A-7 Scheduled Accrual Component and the Class A-8 PO Component as set forth in Section 11.05.

      Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

      Original Class A-4 Notional Amount: The Original Class A-4 Notional Amount, as set forth in Section 11.07.

      Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.18.

      Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.20.

      Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.21.

      Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.22.

      Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.23.

      Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

      Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

      Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

      Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

      Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

      Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

      Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

      Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

      Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

      Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.19.

      Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.12.

      Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.10.

      Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

      Original Component Principal Balance: Any of the Original Component Principal Balances, as set forth in Section 11.08.

      Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.11.

      Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

      Other Servicer: Any of the Servicers other than Norwest Mortgage.

      Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

      Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

      Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

      PAC Certificates: The Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates.

      PAC Principal Amount: As defined in Section 4.01(b).

      Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

      Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

      Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

      Payment Account: The account maintained pursuant to Section 4.03(b).

      Percentage Interest: With respect to a Class A Certificate (other than the Class A-4 or Class A-WIO Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to a Class A-4 Certificate, the undivided percentage interest obtained by dividing the Original Class A-4 Notional Amount evidenced by such Certificate by the aggregate Original Class A-4 Notional Amount. With respect to a Class A-WIO Certificate, the percentage interest specified on the face of such Certificate. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

      Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or the Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

      Person:   Any  individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

      Plan:  As defined in Section 5.02(c).

      PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

      Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

      Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

      Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

           (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

           (b) the portion of Net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

           (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

           (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

           (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

           (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

           (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

           (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

           (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

           (j) Net Foreclosure Profits;

           (k) Month End Interest; and

           (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of Class A or Class B Certificates or the Class M Certificates pursuant to Section
      4.02  other  than  Recoveries  covered  by the last  sentence  of  Section
      4.02(d).

      Pool  Scheduled  Principal  Balance:  As to  any  Distribution  Date,  the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

      Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 7.250% or greater.

      Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

      Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

      Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                       Prepayment Shift Percentage

November 1997 through October 2002................                 0%
November 2002 through October 2003................                30%
November 2003 through October 2004................                40%
November 2004 through October 2005................                60%
November 2005 through October 2006................                80%
November 2006 and thereafter......................               100%

      Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class or Subclass.

      Principal Balance: Each of the Class A Subclass Principal Balances, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance.

      Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

      Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

      Priority Amount: For any Distribution Date, the lesser of (i) the sum of the Class A Subclass Principal Balances of the Class A-10, Class A-11 and Class A-12 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and
(3) the Unscheduled Principal Amount.

      Priority Percentage: The sum of the Class A Subclass Principal Balances of the Class A-10, Class A-11 and Class A-12 Certificates divided by the Pool Balance (Non-PO Portion).

      Prohibited  Transaction  Tax:  Any tax imposed  under  Section 860F of the
Code.

      Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

      Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are DCR and Moody's. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of DCR, Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

      Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

      Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

      Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

      Reduction Amount: As defined in Section 4.01(b).

      Relevant Anniversary:  See "Bankruptcy Loss Amount."

      REMIC:  A "real  estate  mortgage  investment  conduit" as defined in Code
Section 860D.

      REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or, with respect to proposed regulations, are proposed to be in effect) from time to time.

      Remittance Date: As defined in each of the Servicing Agreements.

      REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

      REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

      Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

      Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

      Scheduled Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

      Scheduled   Certificates:   The  Class   A-5,   Class  A-6  or  Class  A-7
Certificates.

      Scheduled Component: The Class A-8 Scheduled Accrual Component.

      Schedule I Reduction Amount: As defined in Section 4.01(b).

      Schedule II Reduction Amount: As defined in Section 4.01(b).

      Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

      Seller:  Norwest  Asset  Securities  Corporation,   or  its  successor  in
interest.

      Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

      Servicer  Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

      Servicers: Each of FT Mortgage Companies, Countrywide Home Loans, Inc., The Huntington Mortgage Company, National City Mortgage Company, Norwest Mortgage Inc., First Bank National Association, Citicorp Mortgage, Inc. and Suntrust Mortgage Inc. as Servicer under the related Servicing Agreement.

      Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

      Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

      Servicing  Fee Rate:  With  respect  to a Mortgage  Loan,  as set forth in
Section 11.28.

      Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

      Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                         Shift Percentage

November 1997 through October 2002..........                    0%
November 2002 and thereafter................                  100%

      Similar Law:  As defined in Section 5.02(e).

      Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.27.

      Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

      (1)  normal wear and tear;

      (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

      (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

      Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $4,937,917.43 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of
(A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the
Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

      Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

      Startup Day:  As defined in Section 2.05.

      Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-PO, Class A-WIO, Class A-R and Class A-LR and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

      Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

      Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

      Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

      Substitute Mortgage Loan:  As defined in Section 2.02

      Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

      T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

      Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, and the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

      Trustee: First Union National Bank, a national banking association, with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

      Uncertificated Lower-Tier Interests: Any of the Class A-L1, Class A-L5, Class A-L8PO, Class A-L8, Class A-L9, Class A-L10, Class A-LPO, Class A-LWIO, Class A-LUR, Class M-L, Class B-L1, Class B-L2, Class B-L3, Class B-L4 and Class B-L5 Interests.

      Unpaid Interest Shortfalls: Each of the Class A Subclass Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall and the Class B-5 Unpaid Interest Shortfall.

      Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

      Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

      Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

      Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate), the Class M Certificates and the Class B Certificates.

      Upper-Tier   Certificate   Account:  The  trust  account  established  and
maintained pursuant to Section 4.01(e).

      Upper-Tier  REMIC:  One of the two separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

      Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1997-17 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class A-4, Class A-PO and Class A-WIO Certificates) on any date will be equal to the product of (a) 98% of the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Class A Subclass by the Class A Non-PO Principal Balance on such date. The aggregate Voting Interests of the Class A-PO Certificates on any date will be equal to the Class A Voting Interest represented by clause (B) of the definition thereof. With respect to the Class A-4 and Class A-WIO Certificates, the aggregate Voting Interest of each such Subclass will be 1% of the amount of the Class A Voting interest on such date represented by clause (A) of the definition of Class A Voting Interest. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass's pro rata portion of the Voting Interest allocated to the Class B Certificates based on such Subclass's outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

      Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.     Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.     Effect of Headings and Table of Contents.

      The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.     Benefits of Agreement.

      Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans.

      The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

      In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

      In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.     Acceptance by Trustee.

      The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or
(ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

      In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

      The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

      (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

                   (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

                 (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                   (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

      It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

      (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                   (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                 (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                  (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

                   (v) All taxes, governmental assessments,  insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                 (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

                (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                   (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                 (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                 (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged
         Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                 (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
         Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
         (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code;

                (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                 (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
         (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;
         (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

      Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

      It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

      (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.     Execution and Delivery of Certificates.

      The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

      The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-8, Class A-R and Class A-LR Certificates), the Class M Certificates, the Subclasses of Class B Certificates and each Class A-8 Component as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class AL-1 Interest, Class A-L5 Interest, Class A-L8PO Interest, Class A-L8 Interest, Class A-L9 Interest, Class A-L10, Class A-LPO Interest, Class A-LWIO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and
Class M-L Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is November 25, 2027 for purposes of Code Section 860G(a)(1).

                                  ARTICLE III

                 ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                             OF THE MORTGAGE LOANS

Section 3.01.     Certificate Account.

      (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

      (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                  (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any; and

                  (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

      (c) The Master Servicer shall cause the funds in the  Certificate  Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

Section 3.02.     Permitted Withdrawals from the Certificate Account.

      (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                   (i) to  reimburse  the Master  Servicer,  the  Trustee or any
         Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

                 (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                   (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                 (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                  (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                   (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

                   (xi) to clear and terminate the Certificate Account pursuant to Section 9.01.

      (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.     Advances by Master Servicer and Trustee.

      (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

      (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

      (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

      (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.     Trustee to Cooperate;
                  Release of Owner Mortgage Loan Files.

      Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

      From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

      Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05.     Reports to the Trustee; Annual Compliance Statements.

      (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

      (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

Section 3.06.     Title, Management and Disposition of Any REO Mortgage Loan.

      The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07.     Amendments to Servicing Agreements,
                  Modification of Standard Provisions.

      (a)  Subject to the prior  written  consent  of the  Trustee  pursuant  to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

      (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any
Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

      (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

      (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.     Oversight of Servicing.

      The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

      For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

      During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

      The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

      The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

      In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

      The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

      The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.     Termination and Substitution of Servicing Agreements.

      Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.     1934 Act Reports.

      The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-8 Certificates), the Class M Certificates and the Class B-1 and Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

    DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01.     Distributions.

      (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

      first, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date; provided that (i) prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component pursuant to this provision will be distributed in reduction of the Component Principal Balance thereof and the Class A Subclass Principal Balances of the Scheduled Certificates, and (ii) prior to the Class A-9 Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-9 Certificates pursuant to this provision will instead be distributed in reduction of the Class A Subclass Principal Balance thereof, the Class A Subclass Principal Balances of the Scheduled Certificates and the Component Principal Balance of the Class A-8 Scheduled Accrual Component, in each case in accordance with Section 4.01(b);

      second, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Unpaid Interest Shortfall, in an aggregate amount up to the sum of the Class A Subclass Unpaid Interest Shortfalls; provided that (i) prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to the Class A-8 Certificates with respect to the Class A-8 Scheduled Accrual Component pursuant to this provision will be distributed in reduction of the Component Principal Balance thereof and the Class A Subclass Principal Balances of the Scheduled Certificates and (ii) prior to the Class A-9 Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest shortfalls to the Class A-9 Certificates pursuant to this provision will instead be distributed in reduction of the Class A Subclass Principal Balance thereof, the Class A Subclass Principal Balances of the Scheduled Certificates and the Component Principal Balance of the Class A-8 Scheduled Accrual Component, in each case in accordance with Section 4.01(b);

      third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Subclasses of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

      fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class M Certificates pursuant to Paragraph seventh below;

      fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

      sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

      seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

      eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

      ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

      tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

      eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

      twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

      thirteenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

      fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

      fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

      sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

      seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

      eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

      nineteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

      twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

      twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

      twenty-second, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

      twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

      Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class or Subclass (other than the Class A-8, Class A-R or Class A-LR Certificates) has been reduced to zero or, in the case of the Class A-8 Certificates, after the latter to occur of (i) the Class A Subclass Principal Balance of such Subclass has been reduced to zero or (ii) the Class A-8 IO A Component Notional Amount, Class A-8 IO B Component Notional Amount and Class A-8 IO C Component Notional Amount have been reduced to zero, such Class or Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

      In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

      With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A Certificates (other than the Class A-PO Certificates), the Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata based on the Class A Subclass Principal Balances.

      (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest (or, in the case of the Class A-L8 Interest and Class A-L9 Interest, as described below shall have such amounts added to their principal balances) in an amount equal to (i) Class A Subclass Interest Accrual Amount and Class A Subclass Unpaid Interest Shortfall, (ii) Component Interest Accrual Amount and Component Unpaid Interest Shortfall, (iii) Class M Interest Accrual Amount and Class M Unpaid Interest Shortfall or (iv) Class B Subclass Interest Accrual Amount and Class B Subclass Unpaid Interest Shortfall, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed (or, in the case of the Class A-8 Scheduled Accrual Component and the Class A-9 Certificates, added to their Component Principal Balance or Class A Subclass Principal Balance) thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

      As of any date, the principal balance of each Uncertificated Lower-Tier Interest (other than the Class A-LWIO Interest) equals the Class A Subclass Principal Balances, Component Principal Balances, Class M Principal Balance or Class B Subclass Principal Balance, as the case may be, of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The Class A-LWIO Interest has no principal balance. The notional amount of the Class A-LWIO Interest equals the notional amounts of its Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest (other than the Class A-LWIO Interest) equals the Original Class A Subclass Principal Balances, Original Component Principal Balances, Original Class M Principal Balance, Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance or Original Class B-5 Principal Balance as the case may be, of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial notional amount of the Class A-LWIO Interest equals the initial notional amounts of its Corresponding Upper-Tier Class, Classes, Component or Components.

      The pass-through rate with respect to the Class A-L10 Interest and Class A-LUR Interest shall be 7.250% per annum. The pass-through rate with respect to the Class A-L1 Interest, Class A-L5 Interest, Class A-L8 Interest and Class A-L9 Interest shall be 7.500% per annum. Prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, interest will accrue in respect of the Class A-L8 Interest and will be added to the principal balance thereof to the same extent that interest accrues and is added to the Component Principal Balance of the Class A-8 Scheduled Accrual Component. Prior to the Class A-9 Accretion Termination Date, interest will accrue in respect of the Class A-L9 Interest and will be added to the principal balance thereof to the same extent that interest accrues and is added to the Class A Subclass Principal Balance of the Class A-9 Certificates. The pass-through rate with respect to the Class A-LWIO Interest shall be the Class A-WIO Pass-Through Rate. The Class A-8LPO Interest is a principal-only interest and is not entitled to distributions of interest. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

      (b)  The  Class  A-4  and  Class  A-WIO   Certificates  are  interest-only
Certificates and are not entitled to distributions in respect of principal.

      On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates (other than the Class A Subclass Principal Balance of the Class A-PO Certificates) in the following order from the designated amounts:

I.  The Class A Non-PO Principal Amount, as follows:

      first, concurrently, to the Class A-10, Class A-11 and Class A-12 Certificates, pro rata, up to the Priority Amount;

      second, concurrently, until all amounts required to be paid on such Distribution Date under (ii)(a), (b) and (c) below have been made, as follows:

      (i) 3.3336452971% to the Class A-8 PO Component, until the Component Principal Balance thereof has been reduced to zero; and

      (ii)    96.6663547029%, sequentially, as follows:

              (a) concurrently, 50.8663893347% sequentially, to the Class A-1 and Class A-2 Certificates, in that order, and 49.1336106653% to the Class A-3 Certificates, up to their respective PAC Principal Amounts for such Distribution Date;

              (b)  concurrently,  to the  Class  A-5,  Class  A-6 and  Class A-7
              Certificates,   pro  rata,  up  to  their  respective  Schedule  I
              Reduction Amounts for such Distribution Date;

              (c) to the Class A-8 Scheduled Accrual Component, up to its Reduction Amount for such Distribution Date;

II. On each Distribution Date occurring prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, an amount equal to the Class A-8 Scheduled Accrual Component Distribution Amount, if any, for such Distribution Date, as follows:

      third, concurrently, as follows:

      (i)     65%, sequentially, as follows:

              (a)  concurrently,  to the  Class  A-5,  Class  A-6 and  Class A-7
              Certificates,   pro  rata,  up  to  their  respective  Schedule  I
              Reduction Amounts for such Distribution Date;

              (b) to the Class A-8 Scheduled Accrual Component, without regard to its Reduction Amount, until the Component Principal Balance thereof has been reduced to zero;

      (ii)    35%, sequentially, as follows:

              (a)  concurrently,  to the  Class  A-5,  Class  A-6 and  Class A-7
              Certificates, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

              (b) to the Class A-8 Scheduled Accrual Component, without regard to its Reduction Amount, until the Component Principal Balance thereof has been reduced to zero;


III. On each Distribution Date occurring prior to the Class A-9 Accretion Termination Date, an amount equal to the Class A-9 Accrual Distribution Amount, if any, for such Distribution Date, as follows:

      fourth, sequentially, as follows:

      (i)     concurrently,   to  the  Class  A-5,   Class  A-6  and  Class  A-7
              Certificates,   pro  rata,  up  to  their  respective  Schedule  I
              Reduction Amounts for such Distribution Date;

      (ii) to the Class A-8 Scheduled Accrual Component, up to its Reduction Amount for such Distribution Date;

      (iii) to the Class A-9 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

IV.   The remaining Class A Non-PO Principal Amount, as follows:

      fifth, concurrently,

      (i) 3.3336452971% to the Class A-8 PO Component, until the Component Principal Balance thereof has been reduced to zero; and

      (ii)    96.6663547029%, sequentially as follows:

              (a) to the Class A-9 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

              (b) concurrently, to the Class A-5, Class A-6 and Class A-7 Certificates, pro rata, without regard to their Schedule I or
              Schedule II Reduction Amounts, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

              (c) to the Class A-8 Scheduled Accrual Component, without regard to its Reduction Amount, until the Component Principal Balance thereof has been reduced to zero;

              (d) concurrently, as follows:

                  (A) 50.8663893347%, sequentially, to the Class A-1 and Class A-2 Certificates, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

                  (B) 49.1336106653% to the Class A-3 Certificates, without regard to their PAC Principal Amount for such Distribution Date, until the Class A Subclass Principal Balance thereof has been reduced to zero;

      sixth, sequentially, to the Class A-R and Class A-LR Certificates, in that order, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

      seventh, concurrently, to the Class A-10, Class A-11 and Class A-12 Certificates, pro rata, without regard to the Priority Amount, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero.

      As used above, the "PAC Principal Amount" for any Distribution Date and any of the PAC Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its Original Class A Subclass Principal Balance shown in the tables set forth below with respect to such Distribution Date.

      As used above, the "Schedule I Reduction Amount" for any Distribution Date and for any Subclass of Scheduled Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its Original Class A Subclass Principal Balance shown in the
Schedule I tables with respect to such Distribution Date.

      As used above, the "Schedule II Reduction Amount" for any Distribution Date and for any Subclass of Scheduled Certificates means the amount, if any, that would reduce the Class A Subclass Principal Balance of such Subclass to the percentage of its Original Class A Subclass Principal Balance shown in the
Schedule II tables with respect to such Distribution Date.

      As used above, the "Reduction Amount" for any Distribution Date and for the Class A-8 Scheduled Accrual Component means the amount, if any, that would reduce the Component Principal Balance of such Component to the percentage of its Initial Component Principal Balance shown in the table with respect to such Distribution Date.

      The following tables set forth for each Distribution Date the planned Class A Subclass Principal Balances for the PAC Certificates and the scheduled
Class A Subclass Principal Balances and Component Principal Balance for the Scheduled Certificates and Scheduled Component, expressed as a percentage of the Original Class A Subclass Principal Balance or Original Component Principal Balance of such Subclass or Component.

                   Planned Class A Subclass Principal Balances as Percentages of Initial ClassA Subclas Principal Balance

                             Class A-1 Certificates

                         Percentage of                          Percentage of
                        Initial Class A                        Initial Class A
                           Subclass                               Subclass
Distribution Date      Principal Balance   Distribution Date   Principal Balance
---------------------  -----------------   -----------------   -----------------
Up to and including
September 1998.......     100.00000000     November 1999.....      68.03197557
October 1998.........      98.29367393     December 1999.....      65.13125730
November 1998........      96.49440853     January 2000......      62.15856247
December 1998........      94.60298743     February 2000.....      59.12116663
January 1999.........      92.62018017     March 2000........      56.04281110
February 1999........      90.54687583     April 2000........      52.96705687
March 1999...........      88.38416210     May 2000..........      49.90673187
April 1999...........      86.13323077     June 2000.........      46.86175740
May 1999.............      83.79536843     July 2000.........      43.83205510
June 1999............      81.37229230     August 2000.......      40.81754713
July 1999............      78.86532407     September 2000....      37.81815600
August 1999..........      76.27587990     October 2000......      34.83380467
September 1999.......      73.60606117     November 2000.....      31.86441643
October 1999.........      70.85751770     December 2000.....      28.90991507




                                 Percentage of
                                Initial Class A
                                   Subclass
   Distribution Date           Principal Balance
-------------------------      -----------------
January 2001..........             25.97022470
February 2001.........             23.04526990
March 2001............             20.13497553
April 2001............             17.23926700
May 2001..............             14.35807003
June 2001.............             11.49131070
July 2001.............              8.63891553
August 2001...........              5.80081147
September 2001........              2.97692573
October 2001..........              0.16718603
November 2001.........
and thereafter........              0.00000000

                             Class A-2 Certificates

                        Percentage of                          Percentage of
                        Initial Class A                       Initial Class A
                           Subclass                               Subclass
Distribution Date     Principal Balance   Distribution Date   Principal Balance
-------------------   -----------------   -----------------   -----------------
Up to and including
October 2001.......      100.00000000      June 2002........     60.55339211
November 2001......       95.24601272      July 2002........     55.69606155
December 2001......       90.21497070      August 2002......     50.86304534
January 2002.......       85.20912546      September 2002...     46.05422005
February 2002......       80.22834895      October 2002.....     41.26946295
March 2002.........       75.27251378      November 2002....     37.10076421
April 2002.........       70.34149316      December 2002....     32.95594062
May 2002...........       65.43516109      January 2003.....     28.83487557



                                  Percentage of
                                 Initial Class A
                                     Subclass
   Distribution Date            Principal Balance
-------------------------       -----------------
February 2003.........              24.73745307
March 2003............              20.66355791
April 2003............              16.61307548
May 2003..............              12.58589178
June 2003.............               8.58189341
July 2003.............               4.60096769
August 2003...........               0.64300253
September 2003
and thereafter........               0.00000000

                   Planned Class A Subclass Principal Balances as Percentages of Initial ClassA Subclas Principal Balance

                             Class A-3 Certificates

                          Percentage of                         Percentage of
                         Initial Class A                       Initial Class A
                            Subclass                              Subclass
 Distribution Date     Principal Balance   Distribution Date   Principal Balance
--------------------   -----------------   -----------------   -----------------
Up to and including
September 1998......    100.00000000       May 2000.........    67.74211596
October 1998........     98.90120029       June 2000........    65.78128493
November 1998.......     97.74255171       July 2000........    63.83028856
December 1998.......     96.52455884       August 2000......    61.88907664
January 1999........     95.24771727       September 2000...    59.95759933
February 1999.......     93.91259953       October 2000.....    58.03580700
March 1999..........     92.51990604       November 2000....    56.12365024
April 1999..........     91.07040427       December 2000....    54.22107998
May 1999............     89.56492269       January 2001.....    52.32804733
June 1999...........     88.00456713       February 2001....    50.44450376
July 1999...........     86.39018871       March 2001.......    48.57040089
August 1999.........     84.72269940       April 2001.......    46.70569064
September 1999......     83.00345236       May 2001.........    44.85032522
October 1999........     81.23351002       June 2001........    43.00425700
November 1999.......     79.41398389       July 2001........    41.16743869
December 1999.......     77.54604758       August 2001......    39.33982322
January 2000........     75.63176151       September 2001...    37.52136373
February 2000.......     73.67581082       October 2001.....    35.71201369
March 2000..........     71.69348387       November 2001....    33.91172671
April 2000..........     69.71283204       December 2001....    32.12045676




                               Percentage of
                              Initial Class A
 Distribution Date                Subclass
                             Principal Balance
---------------------        -----------------
January 2002........              30.33815793
February 2002.......              28.56478469
March 2002..........              26.80029162
April 2002..........              25.04463362
May 2002............              23.29776582
June 2002...........              21.55964358
July 2002...........              19.83022244
August 2002.........              18.10945829
September 2002......              16.39730716
October 2002........              14.69372533
November 2002.......              13.20948711
December 2002.......              11.73374949
January 2003........              10.26647091
February 2003.......               8.80761016
March 2003..........               7.35712613
April 2003..........               5.91497807
May 2003............               4.48112536
June 2003...........               3.05552762
July 2003...........               1.63814478
August 2003.........               0.22893689
September 2003
and thereafter......               0.00000000

     Scheduled Class A Subclass Principal Balances as Percentages of Initial
                       Class A Subclass Principal Balance

                 Class A-5, Class A-6 and Class A-7 Certificates

                                   Schedule I


                         Percentage of                           Percentage of
                        Initial Class A                        Initial Class A
                           Subclass                                 Subclass
Distribution Date     Principal Balance    Distribution Date   Principal Balance
-------------------   -----------------    -----------------   -----------------
November 1997......     99.34157393         March 2000......     62.58925106
December 1997......     98.57568595         April 2000......     60.98678990
January 1998.......     97.70252032         May 2000........     59.41202095
February 1998......     96.72238319         June 2000.......     57.86453848
March 1998.........     95.63570301         July 2000.......     56.34394192
April 1998.........     94.44303061         August 2000.....     54.84983569
May 1998...........     93.14511309         September 2000..     53.38182920
June 1998..........     91.74274293         October 2000....     51.93953676
July 1998..........     90.23683387         November 2000...     50.52257752
August 1998........     88.62842014         December 2000...     49.13057540
September 1998.....     86.91865546         January 2001....     47.76315909
October 1998.......     85.94510142         February 2001...     46.41996191
November 1998......     84.91840732         March 2001......     45.10062180
December 1998......     83.83976007         April 2001......     43.80478125
January 1999.......     82.71039644         May 2001........     42.53208726
February 1999......     81.53168491         June 2001.......     41.28219125
March 1999.........     80.30516982         July 2001.......     40.05474903
April 1999.........     79.03250829         August 2001.....     38.84942074
May 1999...........     77.71546056         September 2001..     37.66587080
June 1999..........     76.35608786         October 2001....     36.50376784
July 1999..........     74.95624696         November 2001...     35.36278468
August 1999........     73.51788952         December 2001...     34.24259823
September 1999.....     72.04340792         January 2002....     33.14288951
October 1999.......     70.53494592         February 2002...     32.06334350
November 1999......     68.99471761         March 2002......     31.00364917
December 1999......     67.42501523         April 2002......     29.96349944
January 2000.......     65.82895562         May 2002........     28.94259105
February 2000......     64.21202801         June 2002.......     27.94062456


                                 Percentage of
                                Initial Class A
                                   Subclass
  Distribution Date            Principal Balance
-----------------------        -----------------
July 2002.............            26.95730434
August 2002...........            25.99233844
September 2002........            25.04543863
October 2002..........            24.11632027
November 2002.........            23.33970523
December 2002.........            22.57932258
January 2003..........            21.83490050
February 2003.........            21.10617062
March 2003............            20.39286796
April 2003............            19.69473090
May 2003..............            19.01150109
June 2003.............            18.34292348
July 2003.............            17.68874624
August 2003...........            17.04872068
September 2003........            15.53049594
October 2003..........            13.85785417
November 2003.........            12.27909459
December 2003.........            10.71882198
January 2004..........             9.17677793
February 2004.........             7.65270712
March 2004............             6.14635729
April 2004............             4.65747919
May 2004..............             3.18582653
June 2004.............             1.73115598
July 2004.............             0.29322709
August 2004
and thereafter........             0.00000000

     Scheduled Class A Subclass Principal Balances as Percentages of Initial
                       Class A Subclass Principal Balance

                 Class A-5, Class A-6 and Class A-7 Certificates

                                   Schedule II

                        Percentage of                           Percentage of
                       Initial Class A                         Initial Class A
                          Subclass                                 Subclass
Distribution Date     Principal Balance    Distribution Date   Principal Balance
-------------------   -----------------    -----------------   -----------------
November 1997          99.37480004          June 2000           63.70203155
December 1997          98.65392794          July 2000           62.42343786
January 1998           97.83754949          August 2000         61.16453674
February 1998          96.92592700          September 2000      59.92506147
March 1998             95.91941953          October 2000        58.70474832
April 1998             94.81848296          November 2000       57.50333647
May 1998               93.62373504          December 2000       56.32056805
June 1998              92.33582271          January 2001        55.15618803
July 1998              90.95548881          February 2001       54.00994425
August 1998            89.48357147          March 2001          52.88158734
September 1998         87.92100337          April 2001          51.77087072
October 1998           87.10510062          May 2001            50.67755058
November 1998          86.24624278          June 2001           49.60138579
December 1998          85.34531586          July 2001           48.54213794
January 1999           84.40324066          August 2001         47.49957128
February 1999          83.42103840          September 2001      46.47345267
March 1999             82.39986647          October 2001        45.46355160
April 1999             81.34096850          November 2001       44.46964008
May 1999               80.24566718          December 2001       43.49149272
June 1999              79.11552326          January 2002        42.52888660
July 1999              77.95193135          February 2002       41.58160132
August 1999            76.75635952          March 2002          40.64941893
September 1999         75.53062745          April 2002          39.73212387
October 1999           74.27635459          May 2002            38.82950305
November 1999          72.99521577          June 2002           37.94134571
December 1999          71.68894795          July 2002           37.06744344
January 2000           70.35995075          August 2002         36.20759020
February 2000          69.01253400          September 2002      35.36158218
March 2000             67.65868050          October 2002        34.52921790
April 2000             66.31937857          November 2002       33.81746406
May 2000               65.00058753          December 2002       33.11821685



                               Percentage of
                              Initial Class A
                                  Subclass
Distribution Date            Principal Balance
--------------------         -----------------
January 2003                      32.43128264
February 2003                     31.75646995
March 2003                        31.09358943
April 2003                        30.44245388
May 2003                          29.80287813
June 2003                         29.17467911
July 2003                         28.55767577
August 2003                       27.95168910
September 2003                    26.46443666
October 2003                      24.81976799
November 2003                     23.25762058
December 2003                     21.71124864
January 2004                      20.18045629
February 2004                     18.66504969
March 2004                        17.16483699
April 2004                        15.67962837
May 2004                          14.20923595
June 2004                         12.75347377
July 2004                         11.31215783
August 2004                        9.88510602
September 2004                     8.47213810
October 2004                       7.07307570
November 2004                      5.81111189
December 2004                      4.56107041
January 2005                       3.32279084
February 2005                      2.09611447
March 2005                         0.88088421
April 2005
and thereafter                     0.00000000

                  Scheduled Class A Subclass Principal Balance as Percentages of Initial Class A Subclass Principal Balance

                      Class A-8 Scheduled Accrual Component

                       Percentage of                             Percentage of
                      Initial Class A                           Initial Class A
                        Subclass                                   Subclass
Distribution Date    Principal Balance   Distribution Date     Principal Balance
-----------------    -----------------   -----------------     -----------------
November 1997.....     100.40625000      November 2001...       121.97662550
December 1997.....     100.81415040      December 2001...       122.47215550
January 1998......     101.22370790      January 2002....       122.96969870
February 1998.....     101.63492920      February 2002...       123.46926310
March 1998........     102.04782110      March 2002......       123.97085700
April 1998........     102.46239040      April 2002......       124.47448860
May 1998..........     102.87864380      May 2002........       124.98016620
June 1998.........     103.29658830      June 2002.......       125.48789810
July 1998.........     103.71623070      July 2002.......       125.99769270
August 1998.......     104.13757790      August 2002.....       126.50955830
September 1998....     104.56063680      September 2002..       127.02350340
October 1998......     104.98541440      October 2002....       127.53953640
November 1998.....     105.41191760      November 2002...       128.05766570
December 1998.....     105.84015350      December 2002...       128.57790000
January 1999......     106.27012920      January 2003....       129.10024770
February 1999.....     106.70185160      February 2003...       129.62471750
March 1999........     107.13532790      March 2003......       130.15131790
April 1999........     107.57056510      April 2003......       130.68005760
May 1999..........     108.00757050      May 2003........       131.21094530
June 1999.........     108.44635130      June 2003.......       131.74398980
July 1999.........     108.88691460      July 2003.......       132.27919980
August 1999.......     109.32926770      August 2003.....       132.81658400
September 1999....     109.77341780      September 2003..       133.35615140
October 1999......     110.21937230      October 2003....       133.89791080
November 1999.....     110.66713860      November 2003...       134.44187100
December 1999.....     111.11672380      December 2003...       134.98804110
January 2000......     111.56813550      January 2004....       135.53643000
February 2000.....     112.02138100      February 2004...       136.08704680
March 2000........     112.47646790      March 2004......       136.63990040
April 2000........     112.93340360      April 2004......       137.19500000
May 2000..........     113.39219550      May 2004........       137.75235470
June 2000.........     113.85285130      June 2004.......       138.31197360
July 2000.........     114.31537850      July 2004.......       138.87386600
August 2000.......     114.77978470      August 2004.....       135.69771000
September 2000....     115.24607760      September 2004..       131.60564370
October 2000......     115.71426480      October 2004....       127.56904770
November 2000.....     116.18435400      November 2004...       124.04535040
December 2000.....     116.65635290      December 2004...       120.56892260
January 2001......     117.13026940      January 2005....       117.13909210
February 2001.....     117.60611110      February 2005...       113.75519480
March 2001........     118.08388590      March 2005......       110.41657500
April 2001........     118.56360170      April 2005......       107.12258530
May 2001..........     119.04526630      May 2005........       103.87258600
June 2001.........     119.52888770      June 2005.......       100.66594580
July 2001.........     120.01447380      July 2005.......        97.50204077
August 2001.......     120.50203260      August 2005.....        94.38025509
September 2001....     120.99157210      September 2005..        91.29998041
October 2001......     121.48310040      October 2005....        88.26061600


                                  Percentage of
                                 Initial Class A
                                    Subclass
   Distribution Date            Principal Balance
-------------------------       -----------------
November 2005.........               85.67473673
December 2005.........               83.12044739
January 2006..........               80.59727597
February 2006.........               78.10475640
March 2006............               75.64242849
April 2006............               73.20983787
May 2006..............               70.80653588
June 2006.............               68.43207954
July 2006.............               66.08603138
August 2006...........               63.76795956
September 2006........               61.47743758
October 2006..........               59.21404430
November 2006.........               57.33865970
December 2006.........               55.48061873
January 2007..........               53.63966917
February 2007.........               51.81556159
March 2007............               50.00804932
April 2007............               48.21688845
May 2007..............               46.44183778
June 2007.............               44.68265884
July 2007.............               42.93911571
August 2007...........               41.21097515
September 2007........               39.49800653
October 2007..........               37.79998168
November 2007.........               36.11667499
December 2007.........               34.44786332
January 2008..........               32.79332600
February 2008.........               31.15284478
March 2008............               29.52620379
April 2008............               27.91318949
May 2008..............               26.31359071
June 2008.............               24.72719856
July 2008.............               23.15380640
August 2008...........               21.59320988
September 2008........               20.04520679
October 2008..........               18.50959721
November 2008.........               16.98618324
December 2008.........               15.47476921
January 2009..........               13.97516147
February 2009.........               12.48716855
March 2009............               11.01060093
April 2009............                9.54527115
May 2009..............                8.09099372
June 2009.............                6.64758512
July 2009.............                5.21486379
August 2009...........                3.79265011
September 2009........                2.38076626
October 2009..........                0.97903639
November 2009.........
and thereafter........                0.00000000

      (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

      (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

      (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the
Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B
Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

      (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Subclass Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

      (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.26, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on, with respect to each Class or Subclass, the aggregate of the Percentage Interests represented by Certificates of the applicable Class or Subclass of Certificates held by such Holder of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

      In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-4 Class A-8,Class A-WIO, Class A-R or A-LR Certificates), the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero or (i) in the case of the Class A-8 Certificates, upon the later of (a) the Class A Subclass Principal Balance being reduced to zero or (b) the Class A-8 IO A Component Notional Amount, Class A-8 IO B Component Notional Amount and Class A-8 IO C Component Notional Amount being reduced to zero, (ii) in the case of the Class A-4 Certificates, the Class A-4 Notional Amount would be reduced to zero, or (iii) in the case of the Class A-WIO Certificates, the Class A-WIO Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

      (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02.    Allocation of Realized Losses.

      (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

      first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

      second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

      third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

      fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

      fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

      sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

      seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

      This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

      (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates based on the Class A Non-PO Principal Balance, Class M Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates (other than the Class A-8 Certificates) and the Class A-8 Scheduled Accrual Component and Class A-8 PO Component in accordance with the Class A Subclass Loss Percentage and Component Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

      (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

      (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class and Subclass of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class or Subclass would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

      (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, Class M Certificates and Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-8 Certificates) and the Class A-8 Components based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates (other than the Class A-8 Certificates) and the Class A-8 Components based on their Class A Subclass Interest Percentages and Component Interest Percentages, as the case may be.

      (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

      (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

      With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03.   Paying Agent.

      (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

      The Master Servicer may, at any time, remove or replace the Paying Agent.

      The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

                   (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

                 (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

      (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

Section 4.04.     Statements to Certificateholders;
                  Report to the Trustee and the Seller.

      Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                   (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

                 (iii) the amount of such distribution to Holders of the Class M Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (iv) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and
         (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

                   (v) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (vi) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported
         Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

                 (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

                (viii) the number of Mortgage Loans outstanding as of the preceding Determination Date;

                  (ix) the Class A Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Component Principal Balance of each Component, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                   (x) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  (xi)  the  aggregate   Scheduled  Principal  Balances  of  the
         Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

                 (xii) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                (xiii)  the  Class A  Prepayment  Percentage  for the  following
         Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                 (xiv) the Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  (xv)  the  Class M  Prepayment  Percentage  for the  following
         Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                 (xvi) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                (xvii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current
         Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xviii) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

                 (xix) the number  and  aggregate   principal   balances  of the
         Mortgage Loans in foreclosure as of the preceding Determination Date;

                  (xx) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                 (xxi) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

                (xxii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xxiii) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

                (xxiv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                 (xxv) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                (xxvi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

              (xxviii) in the case of the Class A-8 Certificates, the Class A-8 IO A Component Notional Amount, Class A-8 IO B Component Notional Amount and Class A-8 IO C Component Notional Amount;

                (xxix) in the case of the Class A-4 Certificates, the Class A-4 Notional Amount;

                 (xxx) in the case of the Class A-WIO Certificate, the Class A-WIO Notional Amount;

                (xxxi) the Class A-PO Deferred Amount, if any; and

               (xxxii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

      In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i) and (ii) above, with the Class M
Certificates pursuant to clauses (iii) and (iv) above and with respect to a Class B Subclass pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class A-R, Class A-LR and Class A-WIO Certificates) with a $1,000 Denomination, as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination and as a dollar amount per Class A-WIO Certificate with a 1% Denomination.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information set forth in clauses (iii) and (iv)(a) above in the case of a Class M Certificateholder and the information contained in clauses (v) and (vi)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

      Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

      In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-7, Class B-3, Class B-4 or Class B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05.     Reports to Mortgagors and the Internal Revenue Service.

      The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

      The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.     The Certificates.

      (a) Except as set forth in the next sentence, the Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof or, in the case of the Class A-WIO Certificates, 1% Percentage Interest in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-WIO, Class A-R or Class A-LR Certificate) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance (or Original Class A-4 Notional Amount in the case of the Class A-4 Certificates), Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-PO,
A-WIO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, C, and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

      "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

      (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

                   (i) the provisions of this Section 5.01(b) shall be in full force and effect;

                  (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                 (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

                   (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

      Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02.     Registration of Transfer and Exchange of Certificates.

      (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

      Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

      At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

      (b) No transfer of a Class A-8, Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-8, Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-8, Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-8, Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

      (c) No transfer of a Class A-PO, Class A-WIO (other than to an affiliate of the Seller on the Closing Date), Class M or Class B Certificate shall be made unless the Trustee and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class B-1 or Class B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, or subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class M, Class B-1 and Class B-2 Certificates only, if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class A-PO, Class A-WIO, Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO, Class A-WIO, Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO, Class A-WIO, Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

      (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person investing the assets of a Plan (such plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

      The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

      Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

      (e) No transfer of a Class A-8 Certificate shall be made unless the Trustee shall have received a representation letter in the form of Exhibit J hereto to the effect that if the transferee is a Plan or a person acting on behalf of or using the assets of a Plan such transferee is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer.

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

      If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04.     Persons Deemed Owners.

      Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05.     Access to List of Certificateholders' Names and Addresses.

      (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

      (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

      (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06.     Maintenance of Office or Agency.

      The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07.     Definitive Certificates.

      If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.     Notices to Clearing Agency.

      Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.     Liability of the Seller and the Master Servicer.

      The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.     Merger or Consolidation of the Seller or the Master Servicer.

      Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

      Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class M and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

Section 6.04.     Resignation of the Master Servicer.

      The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.     Compensation to the Master Servicer.

      The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06.     Assignment or Delegation of Duties by Master Servicer.

      The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07.     Indemnification of Trustee and Seller by Master Servicer.

      The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                    DEFAULT

Section 7.01.     Events of Default.

      In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                   (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                 (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                   (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

                 (vii) the Master Servicer and any  subservicer  appointed by it
         becomes   ineligible  to  service  for  both  FNMA  and  FHMLC,   which
         ineligibility continues unremedied for a period of 90 days.



then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02.     Other Remedies of Trustee.

      During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03.     Directions by Certificateholders and
Duties of Trustee During Event of Default.

      During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04.     Action upon Certain Failures of the
Master Servicer and upon Event of Default.

      In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.     Trustee to Act; Appointment of Successor.

      When the  Master  Servicer  receives  notice of  termination  pursuant  to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.     Notification to Certificateholders.

      Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.     Duties of Trustee.

      The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

      The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

      No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                   (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

                 (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

      None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.     Certain Matters Affecting the Trustee.

      Except as otherwise provided in Section 8.01:

                   (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                 (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

                  (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03.     Trustee not Required to Make Investigation.

      Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04.     Trustee not Liable for Certificates or Mortgage Loans.

      The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05.     Trustee May Own Certificates.

      The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent.

Section 8.06.     The Master Servicer to Pay Fees and Expenses.

      The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07.     Eligibility Requirements.

      The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in Section 8.08.

Section 8.08.     Resignation and Removal.

      The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

      The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

      Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.     Successor.

      Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

      Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.     Merger or Consolidation.

      Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11.     Authenticating Agent.

      The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

      Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the
Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of
resignation  or  upon  such  a   termination,   or  in  case  at  any  time  the
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

      The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.     Separate Trustees and Co-Trustees.

      The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                   (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                 (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

      Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

      No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

      The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

      The  Master  Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.     Appointment of Custodians.

      The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14.     Tax Matters; Compliance with REMIC Provisions.

                  (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-8 Scheduled Accrual Component, Class A-8 PO Component, Class A-8 IO A Component, Class A-8 IO B Component and Class A-8 IO C Component, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-PO, Class A-WIO and Class A-R Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L5, Class A-L8PO, Class A-L8, Class A-L9, Clas A-L10, Class A-LPO, A-LWIO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class M-L Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master
Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence. In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The
Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller and the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

      (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15.     Monthly Advances.

      In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                  TERMINATION

Section 9.01.     Termination upon Purchase by the
                  Seller or Liquidation of All Mortgage Loans.

      Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the
Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

      The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.25. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

      Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

      Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iii) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (iv) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class, Classes, Component or Components in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

      In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.     Additional Termination Requirements.

      In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

                   (i) The notice  given by the Master  Servicer  under  Section
         9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment.

      (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

      This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

      Notwithstanding any contrary provision of this Agreement the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

      Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

      It shall not be necessary for the consent of Certificateholders under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

      (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

      (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

      A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

Section 10.02.    Recordation of Agreement.

      This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.    Limitation on Rights of Certificateholders.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.    Governing Law; Jurisdiction.

      This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.    Notices.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

      For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

Section 10.06.    Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.    Special Notices to Rating Agencies.

      (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

           (i) any amendment to this Agreement pursuant to Section 10.01(a);

           (ii) any sale or  transfer  of the Class B  Certificates  pursuant to
      Section 5.02 to an affiliate of the Seller;

           (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

           (iv) any resignation of the Master Servicer pursuant to Section 6.04;

           (v) the  occurrence  of any of the  Events of  Default  described  in
      Section 7.01;

           (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

           (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

           (viii) the making of a final payment pursuant to Section 9.01.

      (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

           (i) the appointment of a Custodian pursuant to Section 2.02;

           (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

           (iii) the appointment of a successor trustee pursuant to Section 8.09; or

           (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

      (c)  The Master Servicer shall deliver to each Rating Agency:

           (i) reports prepared pursuant to Section 3.05; and

           (ii) statements prepared pursuant to Section 4.04.

Section 10.08.    Covenant of Seller.

      The  Seller  shall  not  amend  Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.    Recharacterization.

      The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.    Class A Fixed Pass-Through Rate.

      The Class A Fixed Pass-Through Rate is 7.250% per annum.

Section 11.02.    Cut-Off Date.

      The Cut-Off Date for the Certificates is October 1, 1997.

Section 11.03.    Cut-Off Date Aggregate Principal Balance.

      The Cut-Off Date Aggregate Principal Balance is $350,005,093.03.

Section 11.04.    Original Class A Percentage.

      The Original Class A Percentage is 95.84382243%.

Section 11.05.    Original Class A Subclass Principal Balances.

      As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                                   Original Class A
     Class A Subclass                        Subclass Principal Balance
       Class A-1                                 $      30,000,000.00
       Class A-2                                 $      16,587,000.00
       Class A-3                                 $      45,000,000.00
       Class A-5                                 $      63,670,000.00
       Class A-6                                 $      50,000,000.00
       Class A-7                                 $       6,666,000.00
       Class A-8                                 $      45,202,000.00
       Class A-9                                 $      10,000,000.00
       Class A-10                                $      45,193,000.00
       Class A-11                                $      19,985,300.00
       Class A-12                                $       2,664,700.00
       Class A-PO                                $         511,310.84
       Class A-LR                                $             100.00
       Class A-R                                 $             100.00

Section 11.06.    Original Class A Non-PO Principal Balance.

      The Original Class A Non-PO Principal Balance is $334,968,200.00.

Section 11.07.    Original Class A-4 Notional Amount.

      The Original Class A-4 Notional Amount is $8,517,591.00.

Section 11.08.  Original Component Principal Balance.

      As to the following Class A-8 Component, the Component Principal Balance of such Component as of the Cut-Off Date, as follows:

                                                            Original Component
             Class A-8 Component                            Principal Balance
             Class A-8 PO Component                          $   8,905,000.00
             Class A-8 Scheduled Accrual Component           $  36,297,000.00


Section 11.09.    Original Subordinated Percentage.

      The Original Subordinated Percentage is 4.15617757%.

Section 11.10.    Original Class M Percentage.

      The Original Class M Percentage is 1.40202780%.

Section 11.11.    Original Class M Principal Balance.

      The Original Class M Principal Balance is $4,900,000.00.

Section 11.12.    Original Class M Fractional Interest.

      The Original Class M Fractional Interest is 2.75414976%.

Section 11.13.    Original Class B-1 Percentage.

      The Original Class B-1 Percentage is 1.35195538%.

Section 11.14.    Original Class B-2 Percentage.

      The Original Class B-2 Percentage is 0.55079664%.

Section 11.15.    Original Class B-3 Percentage.

      The Original Class B-3 Percentage is 0.30043453%.

Section 11.16.    Original Class B-4 Percentage.

      The Original Class B-4 Percentage is 0.25036211%.

Section 11.17.    Original Class B-5 Percentage.

      The Original Class B-5 Percentage is 0.30060111%.

Section 11.18.    Original Class B Principal Balance.

      The Original Class B Principal Balance is $9,625,582.19.

Section 11.19.    Original Class B Subclass Principal Balances.

      As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                                    Original Class B
       Class B Subclass                        Subclass Principal Balance
         Class B-1                                 $       4,725,000.00
         Class B-2                                 $       1,925,000.00
         Class B-3                                 $       1,050,000.00
         Class B-4                                 $         875,000.00
         Class B-5                                 $       1,050,582.19

Section 11.20.    Original Class B-1 Fractional Interest.

      The Original Class B-1 Fractional Interest is 1.40219438%.

Section 11.21.    Original Class B-2 Fractional Interest.

      The Original Class B-2 Fractional Interest is 0.85139774%.

Section 11.22.    Original Class B-3 Fractional Interest.

      The Original Class B-3 Fractional Interest is 0.55096321%.

Section 11.23.    Original Class B-4 Fractional Interest.

      The Original Class B-4 Fractional Interest is 0.30060111%.

Section 11.24.    Closing Date.

      The Closing Date is October 30, 1997.

Section 11.25.    Right to Purchase.

      The right of the Seller to purchase all of the Mortgage  Loans pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $35,000,509.30 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.26.    Wire Transfer Eligibility.

      With respect to the Class A (other than the Class A-4, Class A-WIO, Class A-R and Class A-LR Certificates), the Class M and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-4 and Class A-WIO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

Section 11.27.    Single Certificate.

      A Single Certificate for each Subclass of Class A Certificates (other than the Class A-4, Class A-WIO, Class A-R and Class A-LR Certificates), the Class M Certificates and the Class B Certificates (other than the Class B-3, Class B-4, and Class B-5 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-4 Certificates represents a $2,839,000 Denomination. A Single Certificate for the Class A-WIO Certificates represents 25% Percentage Interest. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-3, Class B-4 and Class B-5 Certificates represents a $250,000 Denomination.

Section 11.28.    Servicing Fee Rate.

      The rate used to calculate the Servicing Fee is equal to 0.250% per annum or such other amount set forth on the Mortgage Loan Schedule.

Section 11.29.    Master Servicing Fee Rate.

      The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

      IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST ASSET SECURITIES CORPORATION
                                      as Seller

                                    By:
                                        Name:
                                        Title:

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                       as Master Servicer

                                    By:
                                        Name:
                                        Title:

                                    FIRST UNION NATIONAL BANK
                                      as Trustee

                                    By:
                                        Name:
                                        Title:

Attest:
By:
Name:
Title:

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

      On this 30th day of October, 1997, before me, a notary public in and for the State of New York, personally Patrick Greene, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

      On this 30th day of October, 1997, before me, a notary public in and for the State of New York, personally appeared Richard Poska, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA   )
                             ss.:
COUNTY OF                 )

      On this 30th day of October, 1997, before me, a notary public in and for the State of North Carolina, personally appeared -------------------, known to me who, being by me duly sworn, did depose and say that s/he resides at -----------------, North Carolina; that s/he is a -------------------- of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA     )
                              ss.:
COUNTY OF                   )

      On this 30th day of October, 1997, before me, a notary public in and for the State of North Carolina, personally appeared --------------------, known to me who, being by me duly sworn, did depose and say that he resides at ------------------, North Carolina; that he is a --------------------- of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
         Series 1997-17 Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled       Partial Unscheduled
Servicer                              Principal Receipts     Principal Receipts

Countrywide Home Loans, Inc.          Prior Month            Prior Month

First Bank National Association       Prior Month            Prior Month

The Huntington Mortgage Company       Prior Month            Prior Month

National City Mortgage Company        Prior Month            Prior Month

Norwest Mortgage, Inc. (Exhibit F-1)  Prior Month            Prior Month

Norwest Mortgage, Inc. (Exhibit F-2)  Mid-Month              Mid-Month

FT Mortgage Companies                 Mid-Month              Prior-Month

Citicorp Mortgage Inc.                Prior-Month            Prior-Month

Suntrust Mortgage, Inc.               Prior Month            Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
 AUTHORIZED  REPRESENTATIVE  OF THE DEPOSITORY  TRUST COMPANY AND ANY PAYMENT IS
    MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
      OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   October 1, 1997

CUSIP No.:                            First Distribution Date: November 25, 1997

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trustee

                                        By-------------------------------
                                               Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By -----------------------
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
        REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
        MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
          VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
                      REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   October 1, 1997

CUSIP No.:                            First Distribution Date: November 25, 1997

Percentage Interest evidenced         Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trustee

                                       By----------------------------
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
        CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                       Trustee

                                     By----------------------------
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $  (initial Class A-4
by this Certificate: %                                  Notional Amount)

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-4 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-4 Certificates each month in an amount equal to the product of (i) 1/12th of 7.500% and (ii) the Class A-4 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, at an issue price of 19.93017% of the initial Class A-4 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-4 Notional Amount is approximately 5.76419739%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.55%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial Class A-4 Notional Amount, calculated using the exact method, is approximately 0.18742127%.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                        Trustee

                                      By----------------------------
                                           Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
    MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1997

CUSIP No.:                         First Distribution Date:  November 25, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                        Trustee

                                      By----------------------------
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR
  REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
    AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
         IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
                    THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.150% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                        Trustee

                                      By----------------------------
                                              Authorized Officer


Countersigned:

First Union National Bank,
  Trustee
By ------------------------
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR
    REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
     IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
     BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY
          PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
            USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
             WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trustee

                                     By----------------------------
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
     Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT
FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      A PURCHASER OF THIS CERTIFICATE THAT IS A PLAN (AS DEFINED IN SECTION 5.02(c) OF THE POOLING AND SERVICING AGREEMENT) OR PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN WILL BE REQUIRED TO REPRESENT THAT IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1) OF REGULATION D UNDER THE ACT.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      UNTIL THE CLASS A-8 SCHEDULED ACCRUAL COMPONENT ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of principal balance, the Class A-8 Certificates consist of five components (each, a "Component" and individually, the "Class A-8 Scheduled Accrual Component," "Class A-8 PO Component," "Class A-8 IO A Component," the "Class A-8 IO B Component" and the "Class A-8 IO C Component"). The amount of interest which accrues on the Class A-8 Certificates in any month will equal the sum of the interest which accrues on the Class A-8 Components (other than the Class A-8 PO Component). The component rate (the "Component Rate") on (i) the Class A-8 Scheduled Accrual Component applicable to each Distribution Date will be 7.500% per annum, (ii) the Class A-8 IO A Component applicable to each Distribution Date will be 7.500% per annum, (iii) the Class A-8 IO B Component applicable to each Distribution Date will be equal to the the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans on the first day of such month minus 7.250% and (iv) the Class A-8 IO C
Component applicable to each Distribution Date will be 7.500% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Component Principal Balance in the case of the Class A-8 Scheduled Accrual Component or the outstanding notional amount in the case of the Class A-8 IO A Component, Class A-8 IO B Component or Class A-8 IO C Component. Prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, no distribution of interest on this Certificate with respect to its Class A-8 Scheduled Accrual Component will be made. Prior to the Class A-8 Scheduled Accrual Component Accretion Termination Date, interest otherwise available for distribution on this Certificate with respect to its Class A-8 Scheduled Accrual Component will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates with respect to their Components. The Class A-8 Certificates are not entitled to distributions of interest with respect to the Class A-8 PO Component.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class A-8 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with the Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Act, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Act and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In connection with any such transfer, the Trustee and the Seller will also require if the transferee is a Plan or a person acting on behalf of or investing the assets of a Plan, a representation letter, in the form as described in the Agreement, stating that such transferee is an "accredited investor" as defined in Rule 501(a)(1) of the Act.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, at an issue price of 100.63297%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 77.10938950%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.69%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.53704483%.

      Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                       Trustee

                                     By----------------------------
                                           Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
         IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
                    THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      UNTIL THE CLASS A-9 ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY

Certificate No.                     Cut-Off Date:   October 1, 1997

CUSIP No.:                          First Distribution Date:  November 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.500% per annum. Prior to the Class A-9 Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Class A-9 Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Class A Subclass Principal Balance of the Class A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, at an issue price of 98.04167%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 237.65451943%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.63%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.51954594%.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trustee

                                       By----------------------------
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
      NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
        IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
                    THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1997

CUSIP No.:                          First Distribution Date:  November 25, 1997


Percentage Interest evidenced       Denomination: $
by this Certificate:  %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                        Trustee

                                      By----------------------------
                                            Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By -------------------------
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
            IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE
                HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
                 IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997


Percentage Interest evidenced        Denomination: $
by this Certificate:  %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.150% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trustee

                                   By----------------------------
                                           Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
        IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF
          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE
                    THE REGISTERED OWNER HEREOF, CEDE & CO.,
                            HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997


Percentage Interest evidenced        Denomination: $
by this Certificate:  %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 8.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trustee

                                   By---------------------------
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-17, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage loans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   October 1, 1997

CUSIP No.:                         First Distribution Date:  November 25, 1997

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ----------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee and the Seller will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, at an issue price of 58.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 42.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.15%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.36841194%.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                        Trustee

                                      By---------------------------
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ------------------------
   Authorized Officer

                                  EXHIBIT A-WIO
                    [FORM OF FACE OF CLASS A-WIO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-17 CLASS A-WIO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced
by this Certificate:      %

      THIS CERTIFIES THAT --------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-WIO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-WIO Certificates required to be distributed to Holders of Class A-WIO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-WIO Certificates will not be entitled to distributions in respect of principal. Interest will accrue on the Class A-WIO Certificates during each month in an amount equal to the product of (A) 1/12th of (i) the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans on the first day of such month minus (ii) 7.250% and (B) the Class A-WIO Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-WIO Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class A-WIO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee and the Seller will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, at an issue price of 1.06919% of the initial Class A-WIO Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this Certificate and (b) that the Pass-Through Rate on this Certificate changes in accordance with the Prepayment Assumption: (i) the amount of OID as a percentage of the initial Class A-WIO Notional Amount is approximately 1.06926426%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 16.33%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial Class A-WIO Notional Amount, calculated using the exact method, is approximately 0.01210766%.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                       Trustee

                                     By----------------------------
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1997

CUSIP No.:                          First Distribution Date:  November 25, 1997

Percentage Interest evidenced       Denomination:  $100.00
by this Certificate: 100%

      THIS CERTIFIES THAT -------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                        Trustee


                                      By----------------------------
                                          Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-17, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1997

CUSIP No.:                          First Distribution Date:  November 25, 1997

Percentage Interest evidenced       Denomination:  $100.00
by this Certificate: 100%

      THIS CERTIFIES THAT -------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-LR Certificate required to be distributed to the Holders of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trustee


                                       By----------------------------
                                             Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ------------------------
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17, CLASS B-1

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
              one- to four-family residential mortgage lans, which
                  may include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   October 1, 1997

CUSIP No.:                          First Distribution Date:  November 25, 1997

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and the Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee and the Seller (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of a Plan or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                       Trustee

                                     By----------------------------
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ------------------------
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   October 1, 1997

CUSIP No.:                        First Distribution Date:  November 25, 1997

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee and the Seller (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of a Plan or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trustee

                                    By----------------------------
                                           Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By -------------------------
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17, CLASS B-3

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of a Plan or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, and based on its issue price of 89.14203%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.95866667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.85%; and
(iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04383251%.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trustee

                                    By----------------------------
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ------------------------
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of a Plan or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, and based on its issue price of 69.16603%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.93466667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.67%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.10466954%.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                          First Union National Bank,
                                            Trustee

                                          By----------------------------
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ------------------------
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-17, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage lans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ---------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of a Plan or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on October 30, 1997, and based on its issue price of 33.83403%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the Pass-Through Rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 225% SPA (as defined in the Prospectus Supplement dated October 22, 1997 with respect to the offering of the Class A-1, A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R, Class A-LR, Class M, Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 66.26666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 26.98%; and (iii) the amount of OID allocable to the short first accrual period (October 30, 1997 to November 25, 1997) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12915336%.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                         First Union National Bank,
                                           Trustee

                                          By----------------------------
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ------------------------
   Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-17, CLASS M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

      THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

      DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1997

CUSIP No.:                           First Distribution Date:  November 25, 1997

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

      THIS CERTIFIES THAT ------------------------------- is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

      Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

      No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of a Plan or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

      Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                          First Union National Bank,
                                            Trustee

                                          By----------------------------
                                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By -------------------------
   Authorized Officer

                                    EXHIBIT D


                [Form of Reverse of Series 1997-17 Certificates]


                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-17

      This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

      The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

      As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

      The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

      The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



      (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

      I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of assignor


                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to --------------------------------------- for the
account  of  -------------------------------------------------   account  number
---------  or,  if  mailed by check,  to  -----------------------.    Applicable
statements   should  be   mailed   to   ----------------------------------------
----------------------------------------------------------------.

                  This information is provided by ----------------------, the assignee named above, or -----------------------------------, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

      THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of -------------, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                         W I T N E S S E T H   T H A T

      WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of October 30, 1997 relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-17 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

      WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

      Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

      Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

      Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

      Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

      Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

      Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

      From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

      Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

      Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

      Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

      Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

      Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

      The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

      Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

      Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

      Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

      Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

      Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

      Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                             FIRST UNION NATIONAL BANK

230 South Tryon Street                               By:
Charlotte, North Carolina,  28288                    Name:
                                                     Title:



Address:                                             NORWEST ASSET SECURITIES
                                                       CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                           By:
                                                     Name:
                                                     Title:



Address:                                             NORWEST BANK MINNESOTA,
                                                        NATIONAL ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                           By:
                                                     Name:
                                                     Title:


Address:                                             [CUSTODIAN]

                                                     By:
                                                     Name:
                                                     Title:

STATE OF            )
                    :  ss.:
COUNTY OF           )

      On this ---- day of ---------, 19--, before me, a notary public in and for the State of ------------, personally appeared ---------------, known to me who, being by me duly sworn, did depose and say that he resides at --------------------------; that he is the ------------ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                             Notary Public



[NOTARIAL SEAL]

STATE OF             )
                     :  ss.:
COUNTY OF            )

      On this ---- day of ---------, 19--, before me, a notary public in and for the State of ------------, personally appeared ---------------, known to me who, being by me duly sworn, did depose and say that he resides at --------------------------; that he is the ---------- of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                                               Notary Public



[NOTARIAL SEAL]

STATE OF             )
                     :  ss.:
COUNTY OF            )

      On this --- day of --------, 19--, before me, a notary public in and for the State of ------------, personally appeared --------------------, known to me who, being by me duly sworn, did depose and say that he resides at --------------------------; that he is the -------------------- of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                        Notary Public




[NOTARIAL SEAL]

STATE OF             )
                     :  ss.:
COUNTY OF            )

      On this ---- day of --------, 19 , before me, a notary public in and for the State of ----------, personally appeared ---------------------, known to me who, being by me duly sworn, did depose and say that he resides at --------------------------; that he is the --------------------------- of
----------------------,  a  -------------------------,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                                                Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1



            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]



                                     NASCOR
                           NMI / 1997-17 Exhibit F-1
                  20 & 30 YEAR FIXED RATE NON-RELOCATION LOANS




                                                                                    NET
MORTGAGE                                                              MORTGAGE    MORTGAGE    CURRENT       ORIGINAL       SCHEDULED
LOAN                                                 ZIP    PROPERTY  INTEREST    INTEREST    MONTHLY        TERM TO       MATURITY
NUMBER           CITY                      STATE    CODE     TYPE       RATE        RATE      PAYMENT       MATURITY         DATE
------           ----                      -----    ----     ----       ----        ----      -------       --------         ----

6112955          BLAIR                       NE     68008     SFD      7.875       7.609     $1,690.14         360         1-Aug-27
6288002          FOLSOM                      CA     95630     SFD      8.500       8.234     $2,034.55         360         1-Jun-27
6289269          SAN JOSE                    CA     95138     SFD      8.000       7.734     $3,854.47         360         1-Sep-27
6291189          SAN JOSE                    CA     95138     PUD      7.750       7.484     $1,973.00         360         1-Sep-27
6291236          SAN JOSE                    CA     95138     SFD      7.125       6.859     $2,021.16         360         1-Aug-27
6294797          LOVELAND                    CO     80537     SFD      7.750       7.484     $2,471.62         360         1-Sep-27
6297430          RARITAN TOWNSHIP            NJ     08822     SFD      8.375       8.109     $2,093.24         360         1-Jul-27
6301745          MEMPHIS                     TN     38119     SFD      8.375       8.109     $1,854.58         360         1-Aug-27
6307823          PHOENIX                     AZ     85028     PUD      8.125       7.859     $1,787.56         360         1-Jun-27
6309620          FRESNO                      CA     93720     SFD      8.500       8.234     $2,044.54         360         1-Jul-27
6309903          ALPHARETTA                  GA     30202     SFD      8.125       7.859     $1,681.64         360         1-Aug-27
6311368          CAMPBELL                    CA     95008     SFD      8.000       7.734     $2,113.24         360         1-Aug-27
6312601          BENICIA                     CA     94510     SFD      7.875       7.609     $1,773.82         360         1-Sep-27
6316084          GROVELAND                   MA     01834     SFD      7.750       7.484     $1,633.42         360         1-Aug-27
6317201          EVERETT                     WA     98208     SFD      8.250       7.984     $1,712.51         360         1-Aug-27
6319704          SANDY                       UT     84092     SFD      7.750       7.484     $1,928.03         360         1-Sep-27
6320482          MOUNTAINSIDE                NJ     07092     SFD      8.000       7.734     $1,717.01         360         1-Aug-27
6322061          SANTA CLARA                 CA     95054     SFD      7.875       7.609     $1,735.82         360         1-Sep-27
6324288          SAN JOSE                    CA     95138     SFD      7.500       7.234     $1,664.83         360         1-Sep-27
6325669          AMES                        IA     50014     SFD      7.875       7.609     $1,827.17         360         1-Jun-27
6325704          BEDFORD                     NH     03110     SFD      8.125       7.859     $1,766.51         360         1-Sep-27
6329653          WEST CALDWELL               NJ     07006     SFD      8.500       8.234      $909.62          360         1-Aug-27
6333113          RENO                        NV     89511     SFD      8.125       7.859     $2,375.99         360         1-Aug-27
6336441          ARROYO GRANDE               CA     93420     SFD      8.250       7.984     $1,689.60         360         1-Sep-27
6337451          MINNETONKA                  MN     55391     SFD      7.875       7.609     $2,691.82         360         1-Aug-27
6337852          KINGWOOD                    TX     77345     SFD      7.875       7.609     $1,663.16         360         1-Sep-27
6338970          CHELMSFORD                  MA     01824     SFD      7.500       7.234     $1,608.19         360         1-Oct-27
6339729          SAN DIEGO                   CA     92130     SFD      8.250       7.984     $2,871.34         360         1-Aug-27
6340137          EL DORADO HILLS             CA     95762     SFD      8.375       8.109     $2,655.94         360         1-Sep-27
6340224          DENVER                      CO     80231     SFD      7.750       7.484     $1,960.10         360         1-Sep-27
6340378          SAN JOSE                    CA     95132     SFD      7.750       7.484     $2,328.34         360         1-Aug-27
6340597          CORONA                      CA     91719     SFD      8.250       7.984     $1,848.12         360         1-Jul-27
6341219          LAS FLORES AREA             CA     92688     PUD      7.750       7.484     $1,668.52         360         1-Sep-27
6341253          SAN JOSE                    CA     95138     SFD      7.500       7.234     $2,552.13         360         1-Aug-27
6342951          MORRIS TWP                  NJ     07960     SFD      8.500       8.234     $2,645.06         360         1-Sep-27
6344408          SAN MATEO                   CA     94401     HCO      7.750       7.484     $1,755.21         360         1-Aug-27
6344466          GLADWYNE                    PA     19035     SFD      7.875       7.609     $1,649.53         360         1-Aug-27
6345093          CASTLE ROCK                 CO     80104     SFD      7.500       7.234     $1,874.78         360         1-Jul-27
6349535          BLAINE                      MN     55449     SFD      8.125       7.859     $1,669.95         360         1-Aug-27
6349876          ROCHESTER                   MN     55902     SFD      7.875       7.609     $1,664.76         360         1-Aug-27
6350762          ST LOUIS PARK               MN     55416     SFD      8.125       7.859     $1,637.21         360         1-Aug-27
6352165          SANTA CRUZ                  CA     95060     SFD      7.875       7.609     $2,320.22         360         1-Sep-27
6353074          WESTFIELD                   NJ     07090     SFD      8.500       8.234     $1,778.50         360         1-Aug-27
6353348          VALENCIA                    CA     91354     SFD      8.000       7.734     $1,682.52         360         1-Sep-27
6353964          PARAMUS                     NJ     07652     SFD      7.500       7.234     $1,784.40         360         1-Aug-27
6355371          REDDING                     CT     06896     SFD      7.750       7.484     $1,611.93         360         1-Aug-27
6355460          DULUTH                      MN     55803     SFD      8.125       7.859     $1,663.19         360         1-Oct-27
6357229          WAYNE                       NJ     07470     SFD      8.500       8.234     $1,799.26         360         1-Aug-27
6358368          MADISON                     WI     53705     SFD      8.250       7.984     $1,953.29         360         1-Aug-27
6360563          CRANBURY                    NJ     08512     SFD      7.500       7.234     $1,633.37         360         1-Aug-27
6361445          CLARK                       NJ     07066     SFD      8.375       8.109      $912.09          360         1-Aug-27
6363928          PLYMOUTH                    MN     55446     SFD      7.625       7.359     $1,840.26         360         1-Aug-27
6366130          NEWBURYPORT                 MA     01950     SFD      8.750       8.484     $1,812.56         360         1-Jul-27
6366332          HAMILTON                    VA     20158     SFD      7.875       7.609     $1,625.61         360         1-Aug-27
6366565          SHREWSBURY                  MA     01545     SFD      8.000       7.734     $1,752.23         360         1-Aug-27
6366638          WOODINVILLE                 WA     98072     SFD      8.125       7.859     $1,685.47         360         1-Aug-27
6368015          SAN JOSE                    CA     95132     SFD      8.000       7.734     $1,680.32         360         1-Jul-27
6368148          BELLINGHAM                  WA     98226     SFD      7.750       7.484     $1,719.39         360         1-Aug-27
6369611          MEDFIELD                    MA     02052     SFD      7.625       7.359     $1,592.54         360         1-Aug-27
6370318          MEREDIAN                    ID     83642     PUD      8.125       7.859     $2,201.50         360         1-Aug-27
6370484          HANOVER                     MA     01923     SFD      8.250       7.984     $2,141.11         360         1-Aug-27
6371114          COLORADO SPRINGS            CO     80906     SFD      8.125       7.859     $2,413.12         360         1-Aug-27
6371494          ENGLEWOOD                   NJ     07631     SFD      8.250       7.984     $4,666.87         360         1-Sep-27
6372389          MIDDLETOWN TWP              NJ     07748     SFD      8.000       7.734     $1,761.04         360         1-Aug-27
6373306          OREGON CITY                 OR     97045     SFD      8.000       7.734     $1,907.79         360         1-Sep-27
6373712          BENICIA                     CA     94510     SFD      7.500       7.234     $1,734.05         360         1-Sep-27
6373749          BOISE                       ID     83703     SFD      7.875       7.609     $2,068.62         360         1-Aug-27
6374155          LONG BRANCH                 NJ     07740     SFD      8.375       8.109      $475.05          360         1-Sep-27
6375125          SHREWSBURY                  MA     01545     SFD      8.125       7.859     $2,472.52         360         1-Aug-27
6375434          SAN DIEGO                   CA     92107     SFD      7.500       7.234     $1,748.04         360         1-Sep-27
6376267          FOUNTAINVILLE               PA     18923     SFD      7.625       7.359     $1,663.32         360         1-Aug-27
6376314          WASHINGTON                  DC     20007     PUD      7.500       7.234     $2,120.02         360         1-Aug-27
6376543          MANDEVILLE                  LA     70471     SFD      7.500       7.234     $2,517.17         360         1-Sep-27
6376546          SAN JOSE                    CA     95138     SFD      7.625       7.359     $1,584.75         360         1-Sep-27
6376910          WASHINGTON                  VA     22747     SFD      8.000       7.734     $2,201.29         360         1-Sep-27
6377034          MONTCLAIR                   NJ     07042     SFD      8.250       7.984     $1,791.77         360         1-Oct-27
6378267          EXETER                      CA     93221     SFD      8.250       7.984     $2,434.10         360         1-Aug-27
6378503          BASALT                      CO     81621     SFD      7.875       7.609     $2,134.60         360         1-Sep-27
6379638          FAIRFAX STATION             VA     22039     SFD      7.875       7.609     $1,566.15         360         1-Aug-27
6380346          OCEAN CITY                  NJ     08226     LCO      8.000       7.734     $1,790.39         360         1-Jul-27
6380999          FAIRFAX STATION             VA     22039     SFD      7.625       7.359     $1,647.39         360         1-Aug-27
6381054          SAN DIEGO                   CA     92130     SFD      7.875       7.609     $2,047.96         360         1-Sep-27
6381173          SAN JOSE                    CA     95136     SFD      8.000       7.734     $1,816.07         360         1-Sep-27
6381355          WEST DES MOINES             IA     50265     SFD      8.000       7.734     $1,907.79         360         1-Aug-27
6382552          LYNNWOOD                    WA     98036     SFD      8.500       8.234     $1,750.47         360         1-Aug-27
6382688          EDISON                      NJ     08817     LCO      7.875       7.609      $543.80          360         1-Jul-27
6382955          DURANGO                     CO     81301     PUD      8.125       7.859     $1,663.19         360         1-Aug-27
6383732          ST HELENA                   CA     94574     SFD      8.250       7.984     $6,197.95         360         1-Sep-27
6384146          MONTCLAIR                   NJ     07042     SFD      7.500       7.234     $1,657.14         360         1-Sep-27
6385931          CAYUCOS                     CA     93430     SFD      8.500       8.234     $1,796.18         360         1-Aug-27
6386222          TUSTIN                      CA     92782     SFD      7.625       7.359     $3,121.41         360         1-Aug-27
6386880          GILBERT                     AZ     85234     SFD      7.875       7.609     $1,745.60         360         1-Sep-27
6386975          DEEPHAVEN                   MN     55331     SFD      8.250       7.984     $3,606.08         360         1-Aug-27
6387927          REDWOOD CITY                CA     94061     PUD      8.000       7.734     $2,439.77         360         1-Aug-27
6388379          YORK                        PA     17403     SFD      7.500       7.234     $2,097.64         360         1-Aug-27
6389188          BOULDER                     CO     80301     SFD      8.125       7.859     $1,825.53         360         1-Sep-27
6390132          CEDAREDGE                   CO     81413     SFD      8.125       7.859     $1,770.86         360         1-Sep-27
6390189          BENICIA                     CA     94510     SFD      7.750       7.484     $1,670.47         360         1-Sep-27
6390210          TUSTIN                      CA     92782     SFD      7.375       7.109     $2,490.57         360         1-Sep-27
6390583          BELL CANYON                 CA     91307     SFD      7.875       7.609     $2,175.21         360         1-Sep-27
6392086          FREELAND                    WA     98249     SFD      8.000       7.734     $2,142.59         360         1-Aug-27
6392169          SANTA CLARITA               CA     91355     SFD      7.625       7.359     $1,799.57         360         1-Aug-27
6393088          CAMARILLO                   CA     93012     SFD      8.250       7.984     $3,005.07         360         1-Aug-27
6393336          SAN DIEGO                   CA     92106     SFD      8.000       7.734     $3,301.94         360         1-Aug-27
6393926          PISMO BEACH                 CA     93449     SFD      8.250       7.984     $1,014.21         360         1-Sep-27
6394058          PARADISE VALLEY             AZ     85253     SFD      7.875       7.609     $1,993.94         360         1-Aug-27
6395787          NORTH OAKS                  MN     55127     PUD      7.500       7.234     $3,244.36         360         1-Aug-27
6397126          BEDFORD                     NH     03110     SFD      8.125       7.859     $1,722.59         360         1-Aug-27
6398277          BOTHELL                     WA     98011     SFD      8.000       7.734     $2,112.95         360         1-Aug-27
6398296          WESTERN SPRINGS             IL     60558     SFD      8.000       7.734     $2,582.85         360         1-Sep-27
6398832          SAN DIEGO                   CA     92130     SFD      8.000       7.734     $2,224.04         360         1-Aug-27
6398987          CLOSTER                     NJ     07624     SFD      8.375       8.109     $1,216.12         360         1-Aug-27
6399290          WOODBURY                    MN     55125     SFD      8.125       7.859     $2,851.19         360         1-Aug-27
6399306          BALLWIN                     MO     63011     SFD      8.000       7.734     $2,329.70         360         1-Aug-27
6399504          GEARHART                    OR     97138     SFD      8.125       7.859     $2,143.96         360         1-Aug-27
6399522          MOORESTOWN TWP              NJ     08057     SFD      8.250       7.984     $1,671.57         360         1-Sep-27
6399871          FREMONT                     CA     94536     SFD      7.750       7.484     $2,414.31         360         1-Aug-27
6399909          CENTREVILLE                 VA     20121     SFD      7.375       7.109     $1,790.23         360         1-Aug-27
6400382          SANTA CLARA                 CA     95051     PUD      7.375       7.109     $1,926.64         360         1-Aug-27
6400732          HIGHLANDS RANCH             CO     80126     SFD      7.875       7.609     $1,710.44         360         1-Aug-27
6401339          PASADENA                    CA     91105     SFD      7.625       7.359     $4,246.76         360         1-Sep-27
6401986          SAN JOSE                    CA     95133     SFD      8.250       7.984     $2,041.19         360         1-Sep-27
6402039          OCEAN CITY                  NJ     08226     SFD      7.375       7.109     $2,293.04         360         1-Sep-27
6402657          CAREFREE                    AZ     85377     SFD      7.750       7.484     $1,791.03         360         1-Aug-27
6402974          ALEXANDRIA                  VA     22307     SFD      7.500       7.234     $2,407.05         360         1-Aug-27
6403263          EDEN PRAIRIE                MN     55346     SFD      8.250       7.984     $2,163.65         360         1-Sep-27
6403313          SAN RAMON                   CA     94583     SFD      7.750       7.484     $1,755.73         360         1-Oct-27
6403466          BREMERTON                   WA     98312     SFD      8.000       7.734     $1,794.79         360         1-Sep-27
6403626          HOUSTON                     TX     77062     SFD      7.625       7.359     $1,777.98         360         1-Aug-27
6403981          ORANGE                      CA     92867     SFD      7.750       7.484     $2,579.08         360         1-Sep-27
6404605          PRINCETON                   NJ     08540     SFD      8.500       8.234     $1,738.51         360         1-Sep-27
6404964          RAMSEY                      NJ     07463     SFD      8.000       7.734     $1,878.44         360         1-Sep-27
6405308          CALABASAS                   CA     91302     SFD      7.500       7.234     $3,412.17         360         1-Sep-27
6405647          LIVERMORE                   CA     94550     SFD      7.750       7.484     $2,498.85         360         1-Aug-27
6405673          KINGSTON                    NH     03848     SFD      7.750       7.484     $1,879.87         360         1-Aug-27
6405854          INDIALANTIC                 FL     32903     SFD      8.000       7.734     $1,696.46         360         1-Aug-27
6406353          ROSWELL                     GA     30075     SFD      7.250       6.984     $1,500.79         360         1-Aug-27
6406743          WELLESLEY                   MA     02181     SFD      7.625       7.359     $2,548.06         360         1-Aug-27
6406802          LITTLETON                   CO     80122     PUD      7.750       7.484     $2,665.05         360         1-Aug-27
6408415          SANTA BARBARA               CA     93105     LCO      7.875       7.609     $1,693.76         360         1-Sep-27
6408452          SONOMA                      CA     95476     SFD      8.000       7.734     $1,907.79         360         1-Sep-27
6408673          MISSOURI CITY               TX     77459     SFD      7.750       7.484     $2,378.49         360         1-Sep-27
6408864          GILBERT                     AZ     85234     SFD      7.875       7.609     $1,827.17         360         1-Aug-27
6409210          PITTSFORD                   NY     14534     SFD      7.875       7.609     $1,617.99         360         1-Aug-27
6409832          PARK CITY                   UT     84060     LCO      7.875       7.609     $1,339.93         360         1-Sep-27
6409913          KERRVILLE                   TX     78028     SFD      7.875       7.609     $3,805.16         360         1-Sep-27
6409955          JENNER                      CA     95450     SFD      7.875       7.609     $2,392.73         360         1-Sep-27
6410373          SALT LAKE                   UT     84124     SFD      7.875       7.609     $1,827.17         360         1-Aug-27
6410421          WEST LINN                   OR     97068     SFD      8.000       7.734     $1,997.67         360         1-Aug-27
6410565          TENAFLY                     NJ     07670     SFD      8.000       7.734     $3,668.82         360         1-Sep-27
6411471          CAMPBELL                    CA     95008     SFD      7.375       7.109     $1,795.76         360         1-Aug-27
6412166          SAN JOSE                    CA     95112     SFD      7.500       7.234     $1,887.88         360         1-Sep-27
6412460          ELKINS PARK                 PA     19027     LCO      7.625       7.359      $480.59          360         1-Sep-27
6413086          LAFAYETTE                   CO     80026     SFD      8.000       7.734     $1,871.10         360         1-Aug-27
6413499          SCOTTSDALE                  AZ     85258     SFD      7.875       7.609     $1,087.60         360         1-Aug-27
6413739          SANTA CRUZ                  CA     95065     SFD      8.000       7.734     $1,966.49         360         1-Aug-27
6414210          OCEAN CITY                  NJ     08226     SFD      8.250       7.984     $2,404.05         360         1-Aug-27
6414297          KENSINGTON                  MD     20895     SFD      7.500       7.234     $1,691.23         360         1-Aug-27
6414354          NAPERVILLE                  IL     60564     SFD      7.625       7.359     $1,601.74         360         1-Sep-27
6415030          BOULDER                     CO     80304     PUD      7.625       7.359     $1,013.56         360         1-Aug-27
6415073          FLAGSTAFF                   AZ     86004     SFD      8.250       7.984      $657.36          360         1-Aug-27
6415128          DIAMOND BAR                 CA     91765     SFD      7.750       7.484     $2,568.34         360         1-Sep-27
6415433          BENICIA                     CA     94510     SFD      7.750       7.484     $1,829.01         360         1-Sep-27
6416524          CHICAGO                     IL     60641     SFD      8.125       7.859     $1,854.57         360         1-Aug-27
6416805          HESPERUS                    CO     81326     SFD      8.250       7.984     $1,521.31         360         1-Sep-27
6416889          STEAMBOAT SPRINGS           CO     80477     SFD      7.875       7.609     $1,798.17         360         1-Aug-27
6417492          NORTH POTOMAC               MD     20878     SFD      8.000       7.734     $1,660.07         360         1-Aug-27
6418633          PERRIS                      CA     92570     SFD      8.375       8.109     $2,280.22         360         1-Sep-27
6419034          DALLAS                      TX     75287     SFD      8.250       7.984     $2,764.66         360         1-Sep-27
6420077          VALENCIA                    CA     91354     PUD      7.625       7.359     $1,668.98         360         1-Aug-27
6421059          WINSLOW TOWNSHIP            NJ     08081     SFD      8.625       8.359      $521.12          360         1-Aug-27
6421450          WALNUT CREEK                CA     94596     SFD      8.000       7.734     $2,641.55         360         1-Aug-27
6421519          LEXINGTON                   MA     02173     SFD      7.500       7.234     $1,812.58         240         1-Aug-17
6421826          SCOTTSDALE                  AZ     85260     SFD      8.000       7.734     $2,788.31         360         1-Aug-27
6422635          PHOENIX                     AZ     85044     SFD      7.875       7.609     $1,972.19         360         1-Aug-27
6423167          VIENNA                      VA     22181     SFD      7.500       7.234     $1,913.05         360         1-Sep-27
6423387          WESTFIELD                   NJ     07090     SFD      8.000       7.734     $2,201.29         360         1-Aug-27
6423549          SAN JOSE                    CA     95132     SFD      8.250       7.984     $2,599.01         360         1-Sep-27
6424039          LOS ANGELES                 CA     91423     SFD      7.875       7.609     $2,719.01         360         1-Aug-27
6424508          CHINO HILLS                 CA     91709     SFD      7.875       7.609     $1,701.01         360         1-Aug-27
6424602          MONTVALE                    NJ     07645     SFD      7.875       7.609     $2,109.95         360         1-Sep-27
6425188          EDEN PRAIRIE                MN     55347     SFD      7.875       7.609     $2,175.21         360         1-Sep-27
6425434          SCOTTSDALE                  AZ     85259     PUD      7.875       7.609     $1,769.17         360         1-Sep-27
6425898          FRASER                      CO     80442     SFD      8.000       7.734     $1,849.09         360         1-Sep-27
6426396          ASPEN                       CO     81611     SFD      8.375       8.109      $621.74          360         1-Aug-27
6426483          LA VERNE                    CA     91750     SFD      8.000       7.734     $1,816.07         360         1-Sep-27
6426606          AZLE                        TX     76020     SFD      7.750       7.484     $1,973.72         360         1-Sep-27
6426834          CLEMMONS                    NC     27012     SFD      7.750       7.484     $1,564.64         360         1-Aug-27
6426884          NORTH OAKS                  MN     55127     SFD      7.750       7.484     $1,599.03         360         1-Sep-27
6426965          LA VERNE                    CA     91750     SFD      7.750       7.484     $2,507.44         360         1-Sep-27
6427078          BELL CANYON                 CA     91307     PUD      8.000       7.734     $2,916.71         360         1-Aug-27
6427647          WAYNE                       NJ     07470     SFD      7.875       7.609     $1,268.87         360         1-Sep-27
6427753          LAGUNA NIGUEL               CA     92677     PUD      8.000       7.734     $4,267.57         360         1-Sep-27
6428156          LOLO                        MT     59847     SFD      8.000       7.734     $1,907.79         360         1-Sep-27
6428173          SANTA CLARITA               CA     91354     SFD      8.375       8.109     $1,790.73         360         1-Aug-27
6428551          ROCHESTER                   MN     55902     SFD      7.875       7.609     $1,804.34         360         1-Sep-27
6428764          BETHESDA                    MD     20817     SFD      7.750       7.484     $1,799.63         360         1-Sep-27
6428963          SAN JOSE                    CA     95138     SFD      7.750       7.484     $3,137.17         360         1-Sep-27
6429263          HOUSTON                     TX     77006     PUD      7.625       7.359     $1,572.01         360         1-Aug-27
6429421          CORONA                      CA     91719     SFD      7.875       7.609     $1,709.35         360         1-Sep-27
6429806          BATTLE GROUND               WA     98604     SFD      7.500       7.234     $1,666.93         360         1-Aug-27
6439688          LINO LAKES                  MN     55038     SFD      7.875       7.609     $1,903.31         360         1-Aug-27
6455487          OAK PARK                    IL     60302     SFD      8.375       8.109     $1,787.12         360         1-Aug-27
6456252          PASADENA                    CA     91105     SFD      7.500       7.234     $2,447.25         360         1-Sep-27
6457723          EL CERRITO                  CA     94530     SFD      8.250       7.984     $2,065.98         360         1-Sep-27
6468646          PLAYA DEL REY               CA     90293     SFD      7.625       7.359     $2,229.55         360         1-Sep-27
6475182          HILLSBOROUGH                CA     94010     SFD      7.875       7.609     $7,250.69         360         1-Sep-27
6483527          WOODBURY                    MN     55125     SFD      8.125       7.859     $2,041.50         360         1-Sep-27
6496193          MOUNTAIN VIEW               CA     94040     SFD      7.875       7.609     $3,173.98         348         1-Oct-26
6992192          LEXINGTON                   MA     02173     SFD      8.375       8.109     $2,614.65         360         1-Aug-26
6992521          BURLINGAME                  CA     94010     SFD      8.375       8.109     $2,280.22         360         1-Sep-26
6993185          CORONADO                    CA     92118     SFD      8.250       7.984     $2,817.25         360         1-Nov-26
6993303          BLOOMINGTON                 MN     55438     PUD      8.250       7.984     $2,215.49         360         1-Oct-26
6993581          MOUNTAIN VILLAGE            CO     81435     SFD      8.625       8.359     $7,777.90         360         1-Nov-26
6993649          LAKE ARROWHEAD              CA     92352     SFD      8.250       7.984     $6,761.40         360         1-Nov-26
6994125          ISSAQUAH                    WA     98027     SFD      7.875       7.609      $906.34          360         1-Dec-26
6994185          MINNEAPOLIS                 MN     55416     LCO      7.875       7.609     $1,787.30         360         1-Dec-26
6994532          ENGLEWOOD                   CO     80110     SFD      7.875       7.609     $3,477.65         360         1-Dec-26
6995927          SACRAMENTO                  CA     95816     MF2      8.000       7.734     $2,696.58         360         1-Feb-27
6998129          KERRVILLE                   TX     78028     SFD      8.250       7.984     $2,079.04         240         1-May-17
6998441          LA JOLLA                    CA     92037     LCO      8.375       8.109     $4,940.47         360         1-May-27
6998578          REDMOND                     WA     98053     SFD      8.750       8.484     $1,453.82         360         1-Jun-27
6998954          ST JOSEPH                   MN     56374     SFD      8.250       7.984     $2,501.72         360         1-Jul-27
6998956          FOUNTAINVILLE               PA     18923     SFD      7.375       7.109     $2,249.53         360         1-Aug-27
6998957          CLINTON TWP                 MI     48038     SFD      7.500       7.234     $1,762.02         360         1-Sep-27
6998960          SAN JOSE                    CA     95138     SFD      8.000       7.734     $1,932.00         360         1-Aug-27
6998962          PARK CITY                   UT     84098     SFD      8.000       7.734     $2,304.02         360         1-Jul-27
6998963          SINKING SPRING              PA     19608     SFD      7.625       7.359     $1,860.08         360         1-Aug-27
6998964          LAFAYETTE                   CA     94549     SFD      8.375       8.109     $2,844.05         360         1-Oct-24
6998965          LOLO                        MT     59847     SFD      8.000       7.734     $2,028.86         360         1-Aug-27
6998967          DOVER TOWNSHIP              NJ     08753     SFD      8.000       7.734     $1,937.14         360         1-Aug-27
6998968          SAN JOSE                    CA     95138     SFD      7.250       6.984     $2,313.60         360         1-Sep-27
6998971          COLORADO SPRINGS            CO     80908     SFD      8.125       7.859     $1,791.65         360         1-Aug-27
6998973          PARKER                      CO     80134     SFD      7.875       7.609     $2,291.22         360         1-Sep-27
6998974          ALLENDALE                   NJ     07401     SFD      8.500       8.234     $2,213.86         360         1-Jul-27
6998976          CHERRY HILL                 NJ     08003     SFD      8.125       7.859     $1,856.24         360         1-Sep-27
6998978          HOMEDALE                    ID     83628     SFD      8.250       7.984     $2,005.13         360         1-Aug-27
6998981          CASTLE ROCK                 CO     80104     SFD      8.125       7.859     $1,673.96         360         1-Sep-27
6998988          ALTADENA                    CA     91001     SFD      8.000       7.734     $2,348.05         360         1-Jul-27
6998989          DANVERS                     MA     01923     SFD      8.000       7.734     $2,031.06         360         1-Aug-27
6998991          ACTON                       MA     01720     SFD      7.750       7.484     $1,824.70         360         1-Aug-27
6998995          VISALIA                     CA     93277     SFD      8.000       7.734     $2,509.47         360         1-Sep-27
6999000          PALMYRA                     VA     22963     SFD      6.625       6.359     $1,879.95         360         1-Sep-27
6999002          SAN FRANCISCO               CA     94127     LCO      7.500       7.234     $1,638.68         360         1-Aug-27
6999005          NEWBURYPORT                 MA     01950     SFD      8.000       7.734     $2,734.74         360         1-Aug-27
6999009          MINNETONKA                  MN     55345     SFD      7.750       7.484     $2,063.27         360         1-Aug-27
6999011          LAPORTE                     CO     80535     SFD      7.750       7.484     $1,708.64         360         1-Sep-27
6999017          COLORADO SPRINGS            CO     80904     PUD      7.875       7.609     $1,885.18         360         1-Aug-27
6999019          WESTERLY                    RI     02891     SFD      7.875       7.609     $1,848.93         360         1-Dec-26
6999020          ALEXANDRIA                  VA     22314     LCO      7.625       7.359     $6,440.92         360         1-Feb-27
6999021          WOODCLIFF LAKE              NJ     07675     SFD      8.250       7.984     $2,704.56         360         1-Feb-27
6999023          HEBER CITY                  UT     84032     SFD      8.750       8.484     $2,360.10         360         1-Apr-27
6999024          PARK CITY                   UT     84060     SFD      8.125       7.859     $2,283.18         360         1-Jul-27
6999029          EDEN PRAIRIE                MN     55347     SFD      7.500       7.234     $3,496.07         360         1-Aug-27
6999030          FAIRFIELD                   CT     06430     LCO      7.875       7.609     $2,577.44         360         1-Aug-27
6999031          CUMBERLAND                  RI     02864     SFD      7.750       7.484     $1,878.33         240         1-Aug-17
6999033          WALNUT                      CA     91789     SFD      7.875       7.609     $3,371.57         360         1-Aug-27
6999039          WAYLAND                     MA     01778     LCO      7.875       7.609     $2,278.75         360         1-Aug-27
6999046          SAN FRANCISCO               CA     94123     LCO      7.750       7.484     $4,388.02         360         1-Aug-27
6999048          SOUTHLAKE                   TX     76092     SFD      8.000       7.734     $2,201.29         360         1-Sep-27
6999050          OSPREY                      FL     34229     PUD      7.875       7.609     $2,537.74         360         1-Sep-27
6999051          PLYMOUTH                    MN     55441     SFD      8.000       7.734     $2,641.55         360         1-Jul-27
6999052          LANDENBERG                  PA     19350     SFD      8.125       7.859     $2,405.69         360         1-Sep-27
6999053          BERNARDS TWP                NJ     07920     SFD      7.875       7.609     $1,653.88         360         1-Sep-27
6999055          DURANGO                     CO     81301     PUD      8.375       8.109     $2,257.41         360         1-Sep-27
6999058          CARVER                      MA     02330     SFD      8.125       7.859     $1,804.27         360         1-Aug-27
6999059          HERNDON                     VA     20171     SFD      7.125       6.859     $3,202.81         360         1-Oct-27
6999062          MINNETONKA                  MN     55345     SFD      8.000       7.734     $2,922.64         360         1-Aug-27
6999066          WOODBURY                    MN     55125     SFD      8.000       7.734     $2,054.54         360         1-Apr-27
6999071          SAN JOSE                    CA     95138     SFD      7.625       7.359     $2,744.82         360         1-Sep-27
6999072          EXCELSIOR                   MN     55331     SFD      8.000       7.734     $1,937.14         360         1-Feb-27
6999074          BASALT                      CO     81621     SFD      7.750       7.484     $2,263.86         360         1-Aug-27
6999078          ARDSLEY                     NY     10502     SFD      7.625       7.359     $2,477.28         360         1-Aug-27
6999081          FT WASHINGTON               MD     20744     SFD      7.625       7.359     $1,981.82         360         1-Oct-27
6999082          DOYLESTOWN                  PA     18901     SFD      7.375       7.109     $1,933.89         360         1-Sep-27
6999083          MORGAN HILL                 CA     95037     SFD      7.875       7.609     $1,921.43         360         1-Aug-27
6999085          SAN JOSE                    CA     95138     SFD      7.750       7.484     $2,413.23         360         1-Sep-27
6999086          SAN JOSE                    CA     95138     SFD      7.750       7.484     $1,934.31         360         1-Aug-27
6999087          IJAMSVILLE                  MD     21754     SFD      7.750       7.484     $2,034.61         360         1-Aug-27
6999088          BOULDER                     CO     80304     SFD      7.500       7.234     $1,902.91         360         1-Aug-27
6999092          HUDSON                      OH     44236     SFD      8.000       7.734     $2,078.02         360         1-Sep-27
6999093          ARVADA                      CO     80005     SFD      7.875       7.609     $1,653.16         360         1-Sep-27
6999094          LAWRENCEVILLE               GA     30043     PUD      7.750       7.484     $1,573.24         360         1-Sep-27
6999095          FRASER                      CO     80442     SFD      8.000       7.734     $2,531.49         360         1-Sep-27
6999097          AUSTIN                      TX     78731     SFD      7.750       7.484     $2,316.88         360         1-Sep-27
6999098          FRANKTOWN                   CO     80116     SFD      7.875       7.609     $3,552.84         360         1-Sep-27
6999103          SAN DEIGO                   CA     92037     SFD      7.750       7.484     $2,528.94         360         1-Sep-27
6999107          WILD WOOD                   MO     63005     PUD      7.750       7.484     $1,791.03         360         1-Sep-27
6999114          RANCHO SANTA MARG           CA     92688     SFD      7.875       7.609     $1,696.30         360         1-Sep-27
6999121          STONY POINT                 NY     10980     SFD      7.750       7.484     $1,826.85         360         1-Oct-27
6999127          SOLOMONS                    MD     20688     SFD      7.500       7.234     $2,012.35         360         1-Sep-27
6999138          MONTVILLE                   NJ     07045     SFD      8.375       8.109     $2,850.27         360         1-Sep-27
6999139          RESTON                      VA     20194     SFD      7.625       7.359     $2,141.43         360         1-Sep-27


COUNT:                                 293
WAC:                                     7.919414522
WAM:                                   356.6002327
WALTV:                                  76.70781746

                 CUT-OFF
MORTGAGE           DATE                                  MORTGAGE                   T.O.P.       MASTER
LOAN            PRINCIPAL                               INSURANCE     SERVICE      MORTGAGE      SERVICE
NUMBER           BALANCE         LTV         SUBSIDY       CODE         FEE          LOAN          FEE
------           -------         ---         -------       ----         ---          ----          ---

6112955         $232,778.11     90.00                       13         0.250                      0.016
6288002         $263,951.95     90.00                       24         0.250                      0.016
6289269         $524,947.53     79.99                                  0.250                      0.016
6291189         $275,205.62     79.98                                  0.250                      0.016
6291236         $299,518.76     55.45                                  0.250                      0.016
6294797         $344,756.50     69.00                                  0.250                      0.016
6297430         $274,882.87     90.00                       33         0.250                      0.016
6301745         $243,695.62     80.00                                  0.250                      0.016
6307823         $240,113.65     75.00                                  0.250                      0.016
6309620         $265,357.99     94.96                       33         0.250                      0.016
6309903         $226,186.69     95.00                       24         0.250                      0.016
6311368         $287,612.23     80.00                                  0.250                      0.016
6312601         $244,473.64     80.00                                  0.250                      0.016
6316084         $227,677.12     80.00                                  0.250                      0.016
6317201         $227,507.27     95.00                       11         0.250                      0.016
6319704         $268,933.06     73.53                                  0.250                      0.016
6320482         $233,684.93     80.00                                  0.250                      0.016
6322061         $239,235.24     74.99                                  0.250                      0.016
6324288         $237,588.13     79.99                                  0.250                      0.016
6325669         $248,253.90     90.00                       17         0.250                      0.016
6325704         $237,759.37     89.78                       33         0.250                      0.016
6329653         $118,156.17     70.00                                  0.250                      0.016
6333113         $319,579.94     52.63                                  0.250                      0.016
6336441         $224,756.59     90.00                       17         0.250                      0.016
6337451         $370,737.34     90.00                       33         0.250                      0.016
6337852         $229,222.15     80.00                                  0.250                      0.016
6338970         $230,000.00     69.70                                  0.250                      0.016
6339729         $381,710.90     90.00                       13         0.250                      0.016
6340137         $349,214.80     80.00                                  0.250                      0.016
6340224         $273,406.90     80.00                                  0.250                      0.016
6340378         $324,539.76     77.44                                  0.250                      0.016
6340597         $245,526.15     90.00                       33         0.250                      0.016
6341219         $232,735.63     95.00                       13         0.250                      0.016
6341253         $364,456.55     63.01        FX 9YR                    0.250                      0.016
6342951         $343,791.61     80.00                                  0.250                      0.016
6344408         $244,653.04     39.84                                  0.250                      0.016
6344466         $227,185.85     70.00                                  0.250                      0.016
6345093         $267,525.28     79.41                                  0.250                      0.016
6349535         $224,614.76     90.00                       12         0.250                      0.016
6349876         $228,921.73     80.00                                  0.250                      0.016
6350762         $220,109.86     90.00                       33         0.250                      0.016
6352165         $319,779.78     53.78                                  0.250                      0.016
6353074         $231,018.75     90.00                       06         0.250                      0.016
6353348         $229,146.15     89.99                       06         0.250                      0.016
6353964         $254,820.02     80.00                                  0.250                      0.016
6355371         $224,681.36     78.95                                  0.250                      0.016
6355460         $224,000.00     80.00                                  0.250                      0.016
6357229         $233,715.48     90.00                       33         0.250                      0.016
6358368         $259,667.28     80.00                                  0.250                      0.016
6360563         $233,252.18     80.00                                  0.250                      0.016
6361445         $119,850.30     68.57                                  0.250                      0.016
6363928         $259,622.45     80.00                                  0.250                      0.016
6366130         $229,944.63     90.00                       17         0.250                      0.016
6366332         $223,890.39     95.00                       33         0.250                      0.016
6366565         $238,425.55     80.00                                  0.250                      0.016
6366638         $226,702.01     69.98                                  0.250                      0.016
6368015         $228,535.96     76.59                                  0.250                      0.016
6368148         $239,660.13     80.00                                  0.250                      0.016
6369611         $224,673.26     52.94                                  0.250                      0.016
6370318         $296,040.43     89.98                       12         0.250                      0.016
6370484         $284,635.29     95.00                       12         0.250                      0.016
6371114         $324,573.36     64.10                                  0.250                      0.016
6371494         $620,803.88     69.99                                  0.250                      0.016
6372389         $239,676.85     75.00                                  0.250                      0.016
6373306         $259,825.54     80.00                                  0.250                      0.016
6373712         $247,815.95     79.78                                  0.250                      0.016
6373749         $284,504.72     79.93                                  0.250                      0.016
6374155         $61,849.19      66.49                                  0.250                      0.016
6375125         $332,562.86     90.00                       17         0.250                      0.016
6375434         $249,814.46     65.45                                  0.250                      0.016
6376267         $234,658.74     64.38                                  0.250                      0.016
6376314         $302,745.99     80.00                                  0.250                      0.016
6376543         $359,732.83     88.89                       06         0.250                      0.016
6376546         $223,737.95     79.99                                  0.250                      0.016
6376910         $299,798.71     37.50                                  0.250                      0.016
6377034         $238,500.00     90.00                       06         0.250                      0.016
6378267         $323,585.38     90.00                       17         0.250                      0.016
6378503         $294,197.40     80.00                                  0.250                      0.016
6379638         $215,701.72     80.00                                  0.250                      0.016
6380346         $243,505.56     80.00                                  0.250                      0.016
6380999         $232,412.01     95.00                       12         0.250                      0.016
6381054         $282,255.62     89.98                       11         0.250                      0.016
6381173         $247,333.93     75.00                                  0.250                      0.016
6381355         $259,649.92     43.33                                  0.250                      0.016
6382552         $227,378.20     90.00                       06         0.250                      0.016
6382688         $74,816.60      45.18                                  0.250                      0.016
6382955         $223,705.96     80.00                                  0.250                      0.016
6383732         $824,473.93     75.00                                  0.250                      0.016
6384146         $236,824.11     74.76                                  0.250                      0.016
6385931         $233,315.97     80.00                                  0.250                      0.016
6386222         $440,364.59     88.52                                  0.250                      0.016
6386880         $240,584.32     90.00                       16         0.250                      0.016
6386975         $479,385.74     80.00                                  0.250                      0.016
6387927         $332,052.31     70.00                                  0.250                      0.016
6388379         $299,553.33     61.22                                  0.250                      0.016
6389188         $245,703.17     90.00                       33         0.250                      0.016
6390132         $238,343.98     90.00                       33         0.250                      0.016
6390189         $232,997.43     80.00                                  0.250                      0.016
6390210         $360,325.62     79.99                                  0.250                      0.016
6390583         $299,768.75     37.97                                  0.250                      0.016
6392086         $291,004.85     80.00                                  0.250                      0.016
6392169         $253,880.79     90.00                       17         0.250                      0.016
6393088         $399,488.11     78.13                                  0.250                      0.016
6393336         $449,394.11     80.00                                  0.250                      0.016
6393926         $134,913.92     42.19                                  0.250                      0.016
6394058         $274,620.26     82.09                       33         0.250                      0.016
6395787         $463,309.13     80.00                                  0.250                      0.016
6397126         $231,695.46     80.00                                  0.250                      0.016
6398277         $287,370.94     80.00                                  0.250                      0.016
6398296         $351,763.82     80.00                                  0.250                      0.016
6398832         $302,691.90     79.99                                  0.250                      0.016
6398987         $159,800.40     80.00                                  0.250                      0.016
6399290         $383,495.92     80.00                                  0.250                      0.016
6399306         $317,072.52     67.91                                  0.250                      0.016
6399504         $288,370.96     75.00                                  0.250                      0.016
6399522         $222,358.12     68.99                                  0.250                      0.016
6399871         $336,522.35     80.00                                  0.250                      0.016
6399909         $258,804.33     80.00                                  0.250                      0.016
6400382         $278,524.18     89.98                       17         0.250                      0.016
6400732         $235,574.24     79.00                                  0.250                      0.016
6401339         $599,565.74     58.25                                  0.250                      0.016
6401986         $271,526.75     95.00                       17         0.250                      0.016
6402039         $331,747.38     80.00                                  0.250                      0.016
6402657         $249,645.96     68.12                                  0.250                      0.016
6402974         $343,737.43     90.00                       33         0.250                      0.016
6403263         $287,816.35     90.00                       16         0.250                      0.016
6403313         $245,072.00     80.00                                  0.250                      0.016
6403466         $244,435.88     94.99                       06         0.250                      0.016
6403626         $250,835.22     80.00                                  0.250                      0.016
6403981         $359,745.92     64.29                                  0.250                      0.016
6404605         $225,934.82     95.00                       06         0.250                      0.016
6404964         $255,828.23     80.00                                  0.250                      0.016
6405308         $487,637.83     86.31                                  0.250                      0.016
6405647         $348,306.05     80.00                                  0.250                      0.016
6405673         $262,028.40     80.00                                  0.250                      0.016
6405854         $230,286.71     80.00                                  0.250                      0.016
6406353         $219,655.72     90.53                       24         0.250                      0.016
6406743         $356,795.15     80.00                                  0.250                      0.016
6406802         $371,473.20     80.00                                  0.250                      0.016
6408415         $233,439.24     80.00                                  0.250                      0.016
6408452         $259,825.54     89.04                       17         0.250                      0.016
6408673         $331,765.68     80.00                                  0.250                      0.016
6408864         $251,652.02     80.00                                  0.250                      0.016
6409210         $222,841.85     95.00                       17         0.250                      0.016
6409832         $184,672.82     80.00                                  0.250                      0.016
6409913         $524,122.66     74.97                                  0.250                      0.016
6409955         $329,772.90     36.67                                  0.250                      0.016
6410373         $251,652.02     80.00                                  0.250                      0.016
6410421         $271,883.44     75.00                                  0.250                      0.016
6410565         $499,664.51     55.56                                  0.250                      0.016
6411471         $259,303.10     76.36                                  0.250                      0.016
6412166         $269,799.62     60.00                                  0.250                      0.016
6412460         $67,850.86      70.00                                  0.250                      0.016
6413086         $254,656.66     79.94                                  0.250                      0.016
6413499         $149,792.88     60.61                                  0.250                      0.016
6413739         $267,639.16     47.18                                  0.250                      0.016
6414210         $319,590.50     80.00                                  0.250                      0.016
6414297         $241,514.86     75.00                                  0.250                      0.016
6414354         $226,136.21     82.29                                  0.250                      0.016
6415030         $142,992.06     80.00                                  0.250                      0.016
6415073         $87,388.02      50.00                                  0.250                      0.016
6415128         $358,246.97     84.95                       17         0.250                      0.016
6415433         $255,120.81     80.00                                  0.250                      0.016
6416524         $249,447.12     67.51                                  0.250                      0.016
6416805         $202,370.88     52.60                                  0.250                      0.016
6416889         $247,657.54     80.00                                  0.250                      0.016
6417492         $225,935.38     80.00                                  0.250                      0.016
6418633         $299,813.53     66.67                                  0.250                      0.016
6419034         $367,765.34     80.00                                  0.250                      0.016
6420077         $235,457.58     90.00                       13         0.250                      0.016
6421059         $66,714.41      67.68                                  0.250                      0.016
6421450         $358,796.00     79.12                                  0.250                      0.016
6421519         $224,184.80     71.88                                  0.250                      0.016
6421826         $379,488.34     80.00                                  0.250                      0.016
6422635         $271,624.39     80.00                                  0.250                      0.016
6423167         $273,396.95     95.00                       16         0.250                      0.016
6423387         $299,219.14     72.29                                  0.250                      0.016
6423549         $345,729.40     79.99                                  0.250                      0.016
6424039         $374,482.16     79.79                                  0.250                      0.016
6424508         $234,276.04     94.98                       33         0.250                      0.016
6424602         $290,799.74     60.00                                  0.250                      0.016
6425188         $299,793.54     55.66                                  0.250                      0.016
6425434         $243,832.08     80.00                                  0.250                      0.016
6425898         $251,830.91     80.00                                  0.250                      0.016
6426396         $81,697.96      8.18                                   0.250                      0.016
6426483         $247,333.93     82.50                       17         0.250                      0.016
6426606         $275,305.55     95.00                       33         0.250                      0.016
6426834         $216,534.27     80.00                                  0.250                      0.016
6426884         $223,042.47     80.00                                  0.250                      0.016
6426965         $349,752.98     68.03                                  0.250                      0.016
6427078         $396,880.96     66.25                                  0.250                      0.016
6427647         $174,879.57     69.58                                  0.250                      0.016
6427753         $581,209.76     80.00                                  0.250                      0.016
6428156         $259,825.54     80.00                                  0.250                      0.016
6428173         $235,306.10     95.00                       33         0.250                      0.016
6428551         $248,678.74     90.00                       16         0.250                      0.016
6428764         $251,022.70     80.00                                  0.250                      0.016
6428963         $437,590.93     79.99                                  0.250                      0.016
6429263         $221,777.48     79.99                                  0.250                      0.016
6429421         $235,587.76     89.98                       17         0.250                      0.016
6429806         $238,045.03     90.00                       17         0.250                      0.016
6439688         $262,137.51     80.00                                  0.250                      0.016
6455487         $234,831.70     95.00                       01         0.250                      0.016
6456252         $349,740.25     53.85                                  0.250                      0.016
6457723         $274,824.65     51.89                                  0.250                      0.016
6468646         $314,772.01     54.78                                  0.250                      0.016
6475182         $999,311.81     49.02                                  0.250                      0.016
6483527         $274,770.14     79.93                                  0.250                      0.016
6496193         $434,000.00     64.30                                  0.250                      0.016
6992192         $340,866.90     80.00                                  0.250                      0.016
6992521         $297,471.74     58.25                                  0.250                      0.016
6993185         $372,277.33     63.03                                  0.250                      0.016
6993303         $292,556.05     79.92                                  0.250                      0.016
6993581         $784,485.65     50.76                                  0.250                      0.016
6993649         $893,465.55     69.23                                  0.250                      0.016
6994125         $124,113.87     59.52                                  0.250                      0.016
6994185         $244,657.28     68.47                                  0.250                      0.016
6994532         $476,230.03     80.00                                  0.250                      0.016
6995927         $365,480.72     89.99                       33         0.250                      0.016
6998129         $241,964.50     78.71                                  0.250                      0.016
6998441         $647,951.55     59.63                                  0.250                      0.016
6998578         $184,370.04     70.00                                  0.250                      0.016
6998954         $332,358.59     90.00                       12         0.250                      0.016
6998956         $324,445.51     89.98                       33         0.250                      0.016
6998957         $251,812.98     70.00                                  0.250                      0.016
6998960         $262,945.49     79.98                                  0.250                      0.016
6998962         $313,363.71     73.88                                  0.250                      0.016
6998963         $262,418.39     90.00                       33         0.250                      0.016
6998964         $364,700.71     90.00                       11         0.250                      0.016
6998965         $276,127.71     79.91                                  0.250                      0.016
6998967         $263,644.54     75.00                                  0.250                      0.016
6998968         $338,885.43     69.43                                  0.250                      0.016
6998971         $240,983.23     95.00                       24         0.250                      0.016
6998973         $315,782.53     80.00                                  0.250                      0.016
6998974         $287,255.90     80.00                                  0.250                      0.016
6998976         $249,836.47     89.37                       17         0.250                      0.016
6998978         $266,558.45     79.99                                  0.250                      0.016
6998981         $225,302.52     89.75                       24         0.250                      0.016
6998988         $319,351.54     76.19                                  0.250                      0.016
6998989         $276,427.31     80.00                                  0.250                      0.016
6998991         $254,339.32     90.00                       11         0.250                      0.016
6998995         $341,770.53     90.00                       17         0.250                      0.016
6999000         $293,340.97     80.00                                  0.250                      0.016
6999002         $234,011.05     80.00                                  0.250                      0.016
6999005         $372,198.19     80.00                                  0.250                      0.016
6999009         $287,491.50     80.00                                  0.250                      0.016
6999011         $238,331.67     71.30                                  0.250                      0.016
6999017         $259,640.97     77.61                                  0.250                      0.016
6999019         $253,192.35     89.47                       33         0.250                      0.016
6999020         $904,612.30     65.00                                  0.250                      0.016
6999021         $358,118.71     77.42                                  0.250                      0.016
6999023         $298,945.33     78.95                                  0.250                      0.016
6999024         $306,892.46     75.00                                  0.250                      0.016
6999029         $499,255.54     66.67                                  0.250                      0.016
6999030         $354,984.12     90.00                       06         0.250                      0.016
6999031         $227,996.09     80.00                                  0.250                      0.016
6999033         $464,357.88     75.61                                  0.250                      0.016
6999039         $313,846.00     70.00                                  0.250                      0.016
6999046         $611,632.63     70.00                                  0.250                      0.016
6999048         $299,798.71     80.00                                  0.250                      0.016
6999050         $349,759.14     70.85                                  0.250                      0.016
6999051         $359,160.12     90.00                       24         0.250                      0.016
6999052         $323,788.06     90.00                       13         0.250                      0.016
6999053         $227,943.03     69.99                                  0.250                      0.016
6999055         $296,653.93     90.00                       24         0.250                      0.016
6999058         $242,480.33     90.00                       17         0.250                      0.016
6999059         $475,393.00     80.00                                  0.250                      0.016
6999062         $397,771.72     90.00                       33         0.250                      0.016
6999066         $278,853.80     78.20                                  0.250                      0.016
6999071         387519.33       79.99                                  0.250                      0.016
6999072         $261,372.41     68.57                                  0.250                      0.016
6999074         $315,552.50     80.00                                  0.250                      0.016
6999078         $349,491.75     68.75                                  0.250                      0.016
6999081         $280,000.00     78.68                                  0.250                      0.016
6999082         $279,786.94     78.50                                  0.250                      0.016
6999083         $264,634.07     72.43                                  0.250                      0.016
6999085         $336,612.26     79.99                                  0.250                      0.016
6999086         $269,617.65     58.42                                  0.250                      0.016
6999087         $283,597.82     87.66                       33         0.250                      0.016
6999088         $271,744.80     56.23                                  0.250                      0.016
6999092         $283,009.98     79.77                                  0.250                      0.016
6999093         $227,843.09     80.00                                  0.250                      0.016
6999094         $219,445.01     90.00                       06         0.250                      0.016
6999095         $344,768.51     70.41                                  0.250                      0.016
6999097         $323,171.74     80.00                                  0.250                      0.016
6999098         $489,662.79     70.00                                  0.250                      0.016
6999103         $352,750.85     76.74                                  0.250                      0.016
6999107         $249,823.55     53.27                                  0.250                      0.016
6999114         $233,789.00     95.00                       17         0.250                      0.016
6999121         $255,000.00     62.65                                  0.250                      0.016
6999127         $287,587.41     78.77                                  0.250                      0.016
6999138         $374,766.92     66.96                                  0.250                      0.016
6999139         $302,331.02     79.99                                  0.250                      0.016

                                   EXHIBIT F-2



            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]

                                     NASCOR
                           NMI / 1997-17 Exhibit F-2
                  20 & 30 YEAR FIXED RATE NON-RELOCATION LOANS




                                                                                     NET
 MORTGAGE                                                             MORTGAGE     MORTGAGE     CURRENT     ORIGINAL    SCHEDULED
  LOAN                                          ZIP      PROPERTY     INTEREST     INTEREST     MONTHLY      TERM TO     MATURITY
 NUMBER             CITY            STATE      CODE        TYPE         RATE         RATE       PAYMENT     MATURITY       DATE
 ------             ----            -----      ----        ----         ----         ----       -------     --------       ----

3585487   PALM BEACH GARDENS          FL       33418        SFD        8.875        8.609           $1,400.34  360       1-Sep-26
4488040   CAPE CORAL                  FL       33914        SFD        8.625        8.359           $1,941.36  360       1-Sep-26
4509818   SARASOTA                    FL       34242        HCO        8.125        7.859           $1,704.77  360       1-May-26
4532267   NORTH FALMOUTH              MA       02540        SFD        7.625        7.359           $1,939.36  360       1-Aug-27
4534661   STATEN ISLAND               NY       10314        THS        9.500        9.234           $1,109.93  360       1-Oct-26
4536069   VOORHEES                    NJ       08043        SFD        9.000        8.734           $1,996.27  360       1-Aug-26
4540376   GONZALES                    LA       70737        SFD        8.375        8.109           $2,667.86  360       1-Jul-27
4545452   MIDDLEBURG                  VA       22118        SFD        8.375        8.109           $6,960.75  360       1-Jul-27
4552821   LINDON                      UT       84042        SFD        8.000        7.734           $1,995.84  360       1-Sep-27
4553140   PARKER                      CO       80134        SFD        7.875        7.609           $2,574.73  360       1-Aug-27
4557854   SAN ANTONIO                 TX       78239        SFD        8.500        8.234             $374.85  360       1-Dec-26
4557931   DUNBARTON                   NH       03045        SFD        7.750        7.484           $2,666.13  352       1-Dec-26
4564300   AUSTIN                      TX       78733        SFD        8.000        7.734           $2,103.71  360       1-Oct-27
4565624   GEORGETOWN                  SC       29440        SFD        8.250        7.984           $2,843.17  360       1-Feb-27
4569730   LITTLETON                   CO       80123        SFD        8.000        7.734           $1,772.41  360       1-Jun-27
4569751   DELAWARE                    OH       43015        SFD        7.875        7.609           $1,310.93  360       1-Aug-27
4570407   CORTLANDT MANOR             NY       10566        SFD        8.250        7.984           $2,103.55  360       1-Jan-27
4571431   TELLURIDE                   CO       81435        SFD        8.375        8.109           $7,600.72  360       1-Sep-27
4575909   PETALUMA                    CA       94952        SFD        8.375        8.109           $2,211.18  355       1-Mar-27
4576353   TORRANCE                    CA       90503        SFD        7.625        7.359           $1,769.49  360       1-Sep-27
4577528   SKIPPACK                    PA       19474        SFD        7.750        7.484           $1,695.75  360       1-Sep-27
4577824   ATLANTA                     GA       30305        SFD        7.750        7.484           $3,582.06  360       1-Sep-27
4578129   OWINGS MILL                 MD       21117        SFD        8.000        7.734           $1,761.04  360       1-Jul-27
4579140   FLORHAM PARK                NJ       07932        SFD        8.375        8.109           $1,981.13  360       1-Oct-27
4580457   ISLANDIA                    NY       11722        SFD        8.875        8.609             $994.56  360       1-Jun-27
4581715   SOUTHLAKE                   TX       76092        SFD        8.125        7.859           $3,415.49  360       1-Jun-27
4582593   BASKING RIDGE               NJ       07920        SFD        7.875        7.609           $2,436.24  360       1-Oct-27
4583539   IRVINE                      CA       92720        SFD        8.000        7.734           $2,201.30  360       1-Jul-27
4583582   OMAHA                       NE       68007        SFD        8.125        7.859           $2,144.70  360       1-Sep-27
4584794   VIRGINIA BEACH              VA       23456        SFD        7.625        7.359           $1,696.94  360       1-Sep-27
4586337   POTOMAC                     MD       20854        SFD        7.875        7.609           $2,537.74  360       1-Sep-27
4589378   RIDGEFIELD                  CT       06877        SFD        7.875        7.609           $1,667.66  360       1-Jun-27
4589599   EL PASO                     TX       79912        SFD        8.375        8.109           $1,976.19  360       1-Jun-27
4590418   ASHBURN                     VA       20147        SFD        8.000        7.734           $1,692.79  360       1-May-27
4591101   STAMFORD                    CT       06902        SFD        8.500        8.234           $3,561.99  360       1-Jul-27
4591686   JAMAICA                     NY       11423        SFD        8.375        8.109           $2,065.88  360       1-Aug-27
4591878   NASHUA                      NH       03063        SFD        7.625        7.359           $1,608.11  360       1-Sep-27
4592665   CARMEL                      CA       93923        SFD        7.875        7.609           $2,066.45  360       1-Oct-27
4594848   GLEN ROCK                   NJ       07452        SFD        8.500        8.234           $2,179.87  360       1-Sep-27
4594939   AURORA                      CO       80015        SFD        8.250        7.984           $1,768.86  360       1-Sep-27
4595636   SOUTH SAN FRANCISCO         CA       94080        PUD        7.875        7.609           $2,610.25  360       1-Oct-27
4597057   MANCHESTER                  MA       01944        SFD        7.875        7.609           $2,864.03  360       1-Sep-27
4597971   HELLERTOWN                  PA       18055        SFD        7.875        7.609           $1,754.67  360       1-Oct-27
4599148   LOS ANGELES                 CA       90046        SFD        7.625        7.359           $2,032.79  360       1-Sep-27
4599206   CHATHAM TOWNSHIP            NJ       07928        SFD        8.250        7.984           $1,802.11  360       1-Sep-27
4599240   ATLANTA                     GA       30327        SFD        8.000        7.734           $2,304.03  360       1-Jun-27
4599364   JERICHO                     NY       11753        SFD        8.000        7.734           $2,377.40  360       1-Sep-27
4599561   NORTH MASSAPEQUA            NY       11758        SFD        8.125        7.859           $1,098.90  360       1-Sep-27
4599585   SYOSSET                     NY       11791        SFD        7.875        7.609           $3,016.29  360       1-Aug-27
4600278   ROUND ROCK                  TX       78681        SFD        8.125        7.859           $2,079.00  360       1-Jun-27
4600745   BERNANDS TOWNSHIP           NJ       07920        SFD        8.000        7.734             $876.12  360       1-Jun-27
4601129   WEST GOSHEN TOWNSHIP        PA       19380        SFD        7.250        6.984           $1,850.07  360       1-Sep-27
4601304   SOUTH KINGSTOWN             RI       02881        SFD        8.500        8.234             $853.49  360       1-Jul-27
4601378   STONYBROOK                  NY       11790        SFD        8.250        7.984           $1,878.17  360       1-Sep-27
4601392   TEANECK                     NJ       07666        SFD        8.125        7.859           $1,750.81  360       1-Sep-27
4601728   WILDWOOD                    MO       63011        SFD        8.250        7.984           $1,805.29  360       1-Jun-27
4602114   BAY HEAD                    NJ       08742        SFD        7.875        7.609           $2,650.86  360       1-Oct-27
4602680   CARMEL                      IN       46033        SFD        8.250        7.984           $2,328.93  360       1-Jul-27
4604217   READINGTON TOWNSHIP         NJ       08889        SFD        8.250        7.984           $1,798.54  360       1-Sep-27
4604458   TROY HILLS                  NJ       07950        SFD        8.000        7.734           $1,665.65  360       1-Sep-27
4604496   WARREN TOWNSHIP             NJ       07059        SFD        8.000        7.734           $2,905.71  360       1-Sep-27
4604574   LIVINGSTON TOWNSHIP         NJ       07039        SFD        7.625        7.359           $2,123.39  360       1-Sep-27
4605018   GREENSBORO                  GA       30642        SFD        8.250        7.984           $2,629.44  360       1-Jul-27
4605383   STAMFORD                    CT       06907        SFD        7.875        7.609           $2,204.22  360       1-Oct-27
4605433   GLENDALE                    CA       91206        SFD        8.625        8.359           $2,706.71  360       1-Jun-27
4605677   MYRTLE BEACH                SC       29575        SFD        8.375        8.109           $1,747.41  360       1-Jul-27
4606028   SPRINGFIELD                 VA       22150        SFD        8.750        8.484           $2,264.92  360       1-Jul-27
4606049   SAN DIEGO                   CA       92128        LCO        8.000        7.734             $786.60  360       1-Jun-27
4606263   TEWKSBURY TOWNSHIP          NJ       07830        SFD        7.875        7.609           $2,559.50  360       1-Aug-27
4607238   AMAGANSETT                  NY       11930        SFD        8.625        8.359           $1,151.13  360       1-Oct-27
4607918   NORTH ARLINGTON             NJ       07031        SFD        8.250        7.984             $683.66  360       1-Jul-27
4608143   SOMERS                      NY       10589        LCO        8.250        7.984           $1,607.71  360       1-Sep-27
4608189   PLANO                       TX       75093        SFD        8.375        8.109           $2,867.00  360       1-Jul-27
4608551   IRVINE                      CA       92620        SFD        8.250        7.984           $1,875.16  360       1-Sep-27
4608629   MOUNT VERNON                NY       10552        MF2        8.750        8.484           $2,357.74  360       1-Sep-27
4608651   GLOUCESTER                  MA       01930        SFD        7.625        7.359           $1,613.77  360       1-Sep-27
4608989   DANVILLE                    CA       94506        SFD        8.125        7.859           $2,679.31  360       1-Oct-27
4609147   WASHINGTON                  DC       20010        THS        8.375        8.109           $1,744.37  360       1-Jul-27
4609487   ELDERBURG                   MD       21784        SFD        8.750        8.484           $2,611.85  360       1-Jul-27
4609925   INVERNESS                   IL       60067        SFD        8.875        8.609           $1,776.28  360       1-Sep-27
4610018   HERNDON                     VA       22071        SFD        8.500        8.234           $1,722.37  360       1-Jun-27
4610064   ENGLEWOOD                   CO       80112        SFD        8.125        7.859           $1,678.05  360       1-Jun-27
4610268   COHASSET                    MA       02025        SFD        7.875        7.609           $1,740.17  360       1-Sep-27
4610842   BATESVILLE                  MS       38606        SFD        8.000        7.734           $1,650.97  360       1-Jul-27
4610940   WIMBERLEY                   TX       78676        SFD        8.000        7.734           $2,113.24  360       1-Aug-27
4611073   SIERRA MADRE                CA       91024        SFD        8.125        7.859           $2,257.19  360       1-Jun-27
4611525   MESA                        AZ       85215        SFD        8.000        7.734           $1,828.55  360       1-Aug-27
4611605   WESTFIELD                   NJ       07090        SFD        8.000        7.734           $1,661.24  360       1-Sep-27
4611630   WEST SHADY                  NY       12494        SFD        8.625        8.359             $738.91  360       1-Oct-27
4611814   SANDY                       UT       84093        SFD        8.000        7.734           $1,929.81  360       1-Sep-27
4612015   TULSA                       OK       74137        SFD        8.250        7.984           $1,683.59  360       1-Jul-27
4612268   CORPUS CRISTI               TX       78410        SFD        8.375        8.109             $960.54  360       1-Aug-27
4612314   LAKE GROVE                  NY       11755        SFD        8.500        8.234           $1,943.82  360       1-Sep-27
4612324   ELK GROVE VILLAGE           IL       60007        LCO        8.375        8.109             $330.64  360       1-Aug-27
4612337   TWP OF SOUTH ORANGE VILLA   NJ       07079        SFD        7.875        7.609           $2,806.02  360       1-Sep-27
4612757   KINNELON                    NJ       07405        SFD        8.125        7.859           $2,598.75  360       1-Sep-27
4612900   RANCHO MURIETA              CA       95683        SFD        8.750        8.484           $1,876.28  360       1-Jun-27
4613123   MAHWAH                      NJ       07430        SFD        7.875        7.609           $1,740.17  360       1-Sep-27
4613137   PHOENIX                     AZ       85022        SFD        8.250        7.984           $2,037.06  360       1-Aug-27
4613138   SILVER SPRING               MD       20905        SFD        7.500        7.234           $2,097.65  360       1-Oct-27
4613264   TUCSON                      AZ       85745        SFD        7.875        7.609           $1,653.16  360       1-Jun-27
4613408   MIDDLETOWN TOWNSHIP         NJ       07748        SFD        7.750        7.484           $1,862.68  360       1-Sep-27
4613536   CLINTON                     NJ       08809        LCO        7.750        7.484             $415.52  360       1-Oct-27
4613651   MONROE TOWNSHIP             NJ       08831        SFD        8.500        8.234           $1,676.24  360       1-Jul-27
4613951   MISSION VIEJO               CA       92691        SFD        8.125        7.859           $1,707.74  360       1-Jun-27
4614311   LUTHERVILLE                 MD       21093        SFD        7.875        7.609           $1,682.16  360       1-Aug-27
4614397   SHERBORN                    MA       01770        SFD        7.625        7.359           $1,946.44  360       1-Sep-27
4614428   WYCKOFF                     NJ       07481        SFD        8.000        7.734           $2,788.31  360       1-Sep-27
4614460   SAN ANSELMO                 CA       94960        SFD        8.375        8.109           $2,280.22  360       1-Jun-27
4614577   MERCER ISLAND               WA       98040        SFD        8.250        7.984           $2,141.11  360       1-Jul-27
4614914   DANA POINT                  CA       92629        SFD        8.125        7.859           $1,709.97  360       1-Aug-27
4615138   SUPERIOR                    CO       80027        SFD        7.750        7.484           $1,575.75  360       1-Aug-27
4615236   MAMARONECK                  NY       10538        SFD        7.875        7.609           $1,268.88  360       1-Sep-27
4615447   SAN RAFAEL                  CA       94901        SFD        8.250        7.984           $2,416.07  360       1-Jun-27
4615618   ARMONK                      NY       10504        SFD        8.625        8.359           $3,080.05  360       1-Aug-27
4615658   CARLSBAD                    CA       92009        SFD        7.625        7.359           $1,769.48  360       1-Aug-27
4615923   VALDOSTA                    GA       31602        SFD        7.750        7.484           $1,839.75  360       1-Sep-27
4616207   ORLANDO                     FL       32826        SFD        8.000        7.734           $3,710.72  344       1-Mar-26
4616241   PLAINVIEW                   NY       11803        SFD        8.000        7.734           $1,829.65  360       1-Sep-27
4616486   HUDSON                      OH       44236        SFD        6.875        6.609           $1,629.19  360       1-Sep-27
4616584   MT JULIET                   TN       37122        SFD        8.000        7.734           $1,761.04  360       1-Sep-27
4616985   HAMPTON BAYS                NY       11946        SFD        8.000        7.734             $931.88  360       1-Sep-27
4617212   STUDIO CITY                 CA       91604        LCO        8.250        7.984             $961.62  360       1-Aug-27
4617310   KEY WEST                    FL       33040        SFD        8.125        7.859           $3,034.96  360       1-Sep-27
4617328   DAVIDSONVILLE               MD       21035        SFD        7.875        7.609           $1,740.17  360       1-Jul-27
4617639   MOSCOW                      ID       83843        SFD        7.750        7.484           $2,077.60  360       1-Oct-27
4617685   NEW CITY                    NY       10956        SFD        7.750        7.484           $2,397.17  240       1-Oct-17
4617964   HUNTINGTON STATION          NY       11746        SFD        8.125        7.859             $831.60  360       1-Oct-27
4618151   PHOENIX                     AZ       85016        SFD        8.250        7.984           $2,629.44  360       1-Aug-27
4618172   OYSTER BAY TOWN             NY       11753        SFD        7.875        7.609           $1,960.59  360       1-Sep-27
4618467   CLARKESVILLE                GA       30523        SFD        8.000        7.734           $2,348.05  360       1-Aug-27
4618503   GREENVILLE                  DE       19807        SFD        7.875        7.609           $3,596.71  360       1-Sep-27
4618603   BREWSTER                    NY       10509        SFD        7.875        7.609           $1,696.67  360       1-Sep-27
4618627   FISHERVILLE                 TN       38028        SFD        7.875        7.609           $1,881.56  360       1-Aug-27
4618828   PRESCOTT                    AZ       86301        SFD        8.000        7.734           $4,402.59  360       1-Jul-27
4618865   FAIR HAVEN                  NJ       07704        SFD        7.750        7.484           $3,152.22  360       1-Sep-27
4618870   DEVON                       PA       19333        SFD        7.500        7.234           $1,776.01  360       1-Sep-27
4619315   POMPTON LAKES               NJ       07442        LCO        8.500        8.234             $692.03  360       1-Jul-27
4619368   OLIVE                       NY       12461        SFD        8.250        7.984             $808.36  360       1-Sep-27
4619500   LAYTON                      UT       84041        SFD        7.875        7.609           $1,624.16  360       1-Aug-27
4619678   TUSTIN                      CA       92780        SFD        8.250        7.984           $1,819.94  360       1-Jul-27
4619779   SAGAMORE BEACH              MA       02562        SFD        8.125        7.859           $2,851.19  360       1-Sep-27
4620086   ORANGE BEACH                AL       36561        SFD        7.875        7.609           $2,900.28  360       1-Sep-27
4620430   POWAY                       CA       92064        SFD        7.750        7.484           $1,705.07  360       1-Oct-27
4620770   PALATINE                    IL       60067        SFD        8.125        7.859           $2,159.19  360       1-Sep-27
4620998   WEST LINN                   OR       97068        SFD        7.875        7.609           $1,618.36  360       1-Sep-27
4621359   OSHKOSH                     WI       54901        SFD        8.000        7.734           $2,935.06  360       1-Sep-27
4621451   SEA CLIFF                   NY       11579        SFD        7.625        7.359           $2,548.06  360       1-Oct-27
4621760   AUSTIN                      TX       78727        SFD        7.875        7.609             $592.02  360       1-Sep-27
4622132   OKLAHOMA CITY               OK       73142        SFD        7.875        7.609           $2,157.81  360       1-Aug-27
4622178   OLD HICKORY                 TN       37138        SFD        7.875        7.609           $1,566.15  360       1-Sep-27
4622414   SAN MARCOS                  CA       92069        SFD        7.875        7.609           $1,740.17  360       1-Sep-27
4622658   WARREN TOWNSHIP             NJ       07059        SFD        8.000        7.734           $1,614.29  360       1-Sep-27
4622698   KEY WEST                    FL       33040        SFD        7.750        7.484           $2,206.55  360       1-Oct-27
4622709   TOWNSHIP OF SOUTH BRUNSWI   NJ       08810        SFD        8.250        7.984           $1,919.49  360       1-Sep-27
4622787   NICHOLS HILL                OK       73116        SFD        8.125        7.859           $2,120.57  360       1-Aug-27
4623134   SPRINGTOWN                  TX       76082        SFD        8.000        7.734           $2,151.40  360       1-Sep-27
4623354   NEW HYDE PARK               NY       11040        SFD        8.375        8.109           $1,282.63  360       1-Sep-27
4623371   BALD KNOB                   AR       72010        SFD        7.750        7.484           $1,719.39  360       1-Sep-27
4623477   TEANECK                     NJ       07666        SFD        8.125        7.859             $928.86  360       1-Sep-27
4623479   WOODBINE                    MD       21797        SFD        8.500        8.234           $2,748.49  360       1-Aug-27
4623543   HUNTINGTON STATION          NY       11746        SFD        7.500        7.234           $1,840.34  360       1-Oct-27
4623553   TOWNSHIP OF TEWKSBURY       NJ       08833        SFD        8.000        7.734           $1,614.29  360       1-Aug-27
4623602   GREENWOOD                   IN       46143        SFD        7.875        7.609           $2,247.72  360       1-Oct-27
4623645   LAGUNA NIGUEL               CA       92677        SFD        7.750        7.484           $1,690.73  360       1-Aug-27
4623719   HICKORY                     NC       28601        SFD        7.750        7.484           $2,507.45  360       1-Oct-27
4623725   CUPERTINO                   CA       95014        SFD        7.875        7.609           $2,936.54  360       1-Oct-27
4623766   VIENNA                      VA       22181        SFD        7.250        6.984           $1,511.70  360       1-Sep-27
4623904   COEUR D'ALENE               ID       83814        SFD        7.750        7.484           $2,865.65  360       1-Sep-27
4623955   SAN DIEGO                   CA       92131        SFD        7.875        7.609           $2,102.71  360       1-Aug-27
4624021   LITTLETON                   CO       80127        SFD        8.250        7.984             $687.41  360       1-Jul-27
4624055   VOORHEES TOWNSHIP           NJ       08043        SFD        7.875        7.609           $2,342.70  360       1-Aug-27
4624120   SLIDELL                     LA       70458        SFD        7.875        7.609           $1,844.58  360       1-Sep-27
4624146   LITTLETON                   CO       80124        PUD        7.750        7.484           $1,688.58  360       1-Oct-27
4624429   LAS VEGAS                   NV       89128        SFD        8.000        7.734           $1,687.66  360       1-Sep-27
4624936   TEANECK                     NJ       07666        SFD        8.000        7.734           $2,905.71  360       1-Oct-27
4624954   HERNDON                     VA       20170        SFD        7.625        7.359           $2,450.03  360       1-Aug-27
4624983   PASADENA                    CA       91105        SFD        7.750        7.484           $2,973.12  360       1-Oct-27
4625025   KINNELON                    NJ       07405        SFD        7.375        7.109           $2,072.03  360       1-Oct-27
4625367   MADISON                     MS       39110        SFD        7.625        7.359           $1,592.54  360       1-Sep-27
4625372   EAST BRUNSWICK              NJ       08816        SFD        8.375        8.109           $1,106.67  360       1-Oct-27
4625428   WEST DES MOINES             IA       50265        SFD        7.750        7.484           $2,320.46  360       1-Sep-27
4625445   BRIDGEWATER                 NJ       08807        SFD        7.500        7.234           $1,629.17  360       1-Sep-27
4625483   NOVATO                      CA       94949        SFD        7.750        7.484           $2,783.26  360       1-Sep-27
4625599   HUNTINGTON BEACH            CA       92649        SFD        7.625        7.359           $1,727.02  360       1-Oct-27
4625617   ALBUQUERQUE                 NM       87122        SFD        8.000        7.734           $2,837.83  360       1-Sep-27
4625768   SANTA MONICA                CA       90403        LCO        7.875        7.609           $2,117.21  360       1-Aug-27
4625887   NANTUCKET                   MA       02554        SFD        7.625        7.359           $3,185.08  360       1-Oct-27
4626062   FORT MYERS                  FL       33908        SFD        8.125        7.859           $1,863.67  360       1-Aug-27
4626189   ACCOKEEK                    MD       20607        SFD        7.500        7.234           $2,057.23  360       1-Aug-27
4626228   SAN ANTONIO                 TX       78209        SFD        7.750        7.484           $3,008.94  360       1-Oct-27
4626275   LEBANON                     NJ       08833        SFD        7.750        7.484           $2,640.34  360       1-Oct-27
4626418   NAPERVILLE                  IL       60565        SFD        7.250        6.984           $2,042.17  360       1-Oct-27
4626506   NORTH MERRICK               NY       11566        SFD        7.750        7.484             $962.86  360       1-Oct-27
4626557   CARLSBAD                    CA       92009        SFD        7.500        7.234           $2,554.93  360       1-Sep-27
4626600   HOWELL                      MI       48843        SFD        8.125        7.859           $1,670.62  360       1-Sep-27
4626664   WEST VALLEY CITY            UT       84128        SFD        8.250        7.984             $769.30  360       1-Sep-27
4626668   IRVINE                      CA       92620        SFD        7.375        7.109           $1,893.83  360       1-Sep-27
4626758   GARDEN CITY                 NY       11530        SFD        7.750        7.484           $1,755.21  360       1-Oct-27
4626787   SAN RAMON                   CA       94583        SFD        7.875        7.609           $2,236.84  360       1-Sep-27
4626790   METHUEN                     MA       01844        SFD        7.375        7.109           $1,864.82  360       1-Sep-27
4626931   SCOTTSDALE                  AZ       85255        SFD        7.750        7.484           $1,788.17  360       1-Oct-27
4627059   SANDY                       UT       84093        SFD        7.750        7.484           $1,776.70  360       1-Sep-27
4627175   NAPLES                      FL       34102        SFD        8.125        7.859           $1,805.75  360       1-Sep-27
4627294   GREAT NECK                  NY       11023        SFD        8.125        7.859           $1,767.14  360       1-Sep-27
4627324   BELMAR                      NJ       07719        SFD        8.000        7.734           $2,201.30  360       1-Oct-27
4627454   LIDO BEACH                  NY       11561        SFD        8.125        7.859           $3,062.81  360       1-Sep-27
4627457   ANNAPOLIS                   MD       21401        SFD        8.250        7.984           $2,013.40  360       1-Jul-27
4627465   STERLING                    VA       20165        SFD        7.625        7.359           $2,095.07  360       1-Jul-27
4627474   DELRAY BEACH                FL       33445        SFD        8.500        8.234           $1,322.54  360       1-Sep-27
4627638   EDMONDS                     WA       98020        SFD        7.750        7.484           $1,791.03  360       1-Sep-27
4627645   AUSTIN                      TX       78731        SFD        7.625        7.359           $2,115.25  360       1-Oct-27
4627703   NEW MILFORD                 NJ       07646        SFD        8.625        8.359           $1,396.92  360       1-Sep-27
4627812   PEACHTREE CITY              GA       30269        SFD        7.750        7.484           $1,719.39  360       1-Sep-27
4627859   ELK GROVE                   CA       95624        SFD        8.250        7.984           $1,314.72  360       1-Sep-27
4627884   WASHINGTON TOWNSHIP         NJ       08691        PUD        7.750        7.484             $541.61  360       1-Sep-27
4627969   COROLLA                     NC       27927        PUD        8.125        7.859           $1,914.91  360       1-Sep-27
4628030   COLLEYVILLE                 TX       76034        SFD        7.875        7.609           $2,015.70  360       1-Sep-27
4628217   HAWTHORNE                   NJ       07506        SFD        7.500        7.234           $1,566.24  360       1-Sep-27
4628317   THOUSAND OAKS               CA       91320        SFD        7.500        7.234           $1,608.20  360       1-Oct-27
4628353   LITTLE ELM                  TX       75068        SFD        7.875        7.609           $1,873.58  360       1-Aug-27
4628531   MIDDLE VILLAGE              NY       11379        SFD        7.625        7.359           $1,132.47  360       1-Oct-27
4628688   WATER MILL                  NY       11976        SFD        8.000        7.734           $3,668.83  360       1-Oct-27
4628702   BETHPAGE                    NY       11714        SFD        8.250        7.984           $1,036.75  360       1-Oct-27
4628919   SCARSDALE                   NY       10583        SFD        7.875        7.609           $2,587.05  360       1-Sep-27
4628956   MILLERSVILLE                MD       21108        SFD        8.625        8.359           $3,048.16  360       1-Aug-27
4628966   TUSTIN                      CA       92782        SFD        7.875        7.609           $2,107.06  360       1-Sep-27
4629264   STONY POINT                 NY       10980        SFD        8.125        7.859           $2,138.40  360       1-Sep-27
4629268   BELLEVUE                    WA       98006        SFD        8.000        7.734           $2,345.11  360       1-Oct-27
4629344   CULVER CITY                 CA       90232        SFD        7.875        7.609           $2,363.73  360       1-Sep-27
4629476   PARAMUS                     NJ       07652        SFD        8.500        8.234           $1,537.83  360       1-Oct-27
4629605   VIRGINIA BEACH              VA       23451        SFD        7.750        7.484           $1,676.41  360       1-Sep-27
4629607   NAPLES                      FL       34105        SFD        7.875        7.609           $2,146.21  360       1-Sep-27
4629625   EAST MARION                 NY       11939        SFD        7.875        7.609           $1,036.85  360       1-Oct-27
4629657   CHANDLER                    AZ       85248        SFD        7.750        7.484           $1,729.42  360       1-Sep-27
4629689   LOS ANGELES                 CA       90025        HCO        8.500        8.234           $1,968.42  360       1-Sep-27
4629720   PHOENIX                     AZ       85021        SFD        8.125        7.859           $1,653.91  360       1-Aug-27
4629989   EAST HAMPTON                NY       11937        SFD        8.375        8.109           $1,983.79  360       1-Oct-27
4630006   FAYETTEVILLE                NC       28314        SFD        7.875        7.609           $1,703.92  360       1-Oct-27
4630090   BOWIE                       MD       20715        SFD        7.750        7.484             $661.25  360       1-Aug-27
4630108   WADING RIVER                NY       11792        SFD        8.125        7.859           $1,241.46  360       1-Sep-27
4630146   LAS VEGAS                   NV       89128        SFD        7.750        7.484           $2,384.22  360       1-Sep-27
4630287   JACKSON                     WY       83001        SFD        8.000        7.734           $2,333.38  360       1-Sep-27
4630305   SIGNAL HILL                 CA       90806        SFD        8.000        7.734             $639.85  360       1-Sep-27
4630318   PHOENIX                     AZ       85045        SFD        8.125        7.859           $1,952.03  360       1-Oct-27
4630350   RYE                         NH       03870        SFD        7.625        7.359           $2,328.65  360       1-Oct-27
4630387   MINNETONKA                  MN       55305        SFD        8.125        7.859           $1,076.62  360       1-Sep-27
4630417   RANDOLPH                    NJ       07869        SFD        7.500        7.234           $1,982.28  360       1-Oct-27
4630573   NEW CITY                    NY       10956        SFD        8.125        7.859           $1,722.60  360       1-Sep-27
4630634   HICKSVILLE                  NY       11801        SFD        8.500        8.234           $1,445.56  360       1-Sep-27
4630678   OVERLAND PARK               KS       66210        SFD        7.750        7.484           $2,220.88  360       1-Oct-27
4630684   SILVER SPRING               MD       20904        SFD        8.125        7.859           $1,670.62  360       1-Sep-27
4630780   WARREN TOWNSHIP             NJ       07059        SFD        8.125        7.859           $2,840.06  360       1-Sep-27
4630833   MANORVILLE                  NY       11949        SFD        8.375        8.109           $1,276.93  360       1-Oct-27
4630834   PELHAM                      NY       10803        SFD        7.875        7.609           $2,175.21  360       1-Oct-27
4630938   PRESCOTT                    AZ       86303        SFD        8.250        7.984           $1,660.30  360       1-Aug-27
4631046   HOUSTON                     TX       77005        SFD        7.625        7.359           $2,165.85  360       1-Sep-27
4631101   WEST LINN                   OR       97068        SFD        7.875        7.609           $3,624.98  360       1-Sep-27
4631164   SOUTHAMPTON                 NY       11968        SFD        8.625        8.359           $2,607.55  360       1-Sep-27
4631208   PONTE VERDRA BEACH          FL       32082        SFD        8.000        7.734           $1,748.56  360       1-Aug-27
4631247   LENEXA                      KS       66220        SFD        7.250        6.984           $2,046.53  360       1-Sep-27
4631259   FOUNTAIN HILLS              AZ       85268        SFD        8.000        7.734           $2,247.89  360       1-Aug-27
4631335   SAN MATEO                   CA       94402        SFD        7.875        7.609           $2,088.20  360       1-Sep-27
4631480   RICHMOND                    VA       23229        SFD        7.875        7.609           $1,935.94  360       1-Aug-27
4631489   SAN DIEGO                   CA       92130        SFD        7.750        7.484           $2,579.08  360       1-Aug-27
4631494   CHICAGO                     IL       60647        SFD        7.875        7.609           $3,018.11  360       1-Sep-27
4631583   DUNKIRK                     MD       20754        SFD        7.500        7.234           $1,957.81  360       1-Oct-27
4631678   SHARON                      MA       02067        SFD        8.125        7.859           $1,730.02  360       1-Sep-27
4631716   PORT WASHINGTON             NY       11050        SFD        8.000        7.734           $2,529.29  360       1-Aug-27
4631737   FLUSHING                    NY       11358        SFD        8.125        7.859           $2,178.49  360       1-Jun-27
4631746   SOUTHAMPTON                 NY       11968        SFD        8.125        7.859           $1,308.65  360       1-Aug-27
4631760   DIX HILLS                   NY       11746        SFD        8.375        8.109           $1,900.18  360       1-Aug-27
4631766   RICHMOND                    VA       23294        SFD        8.000        7.734             $616.37  360       1-Sep-27
4631769   CENTERPORT                  NY       11721        SFD        8.125        7.859           $1,930.49  360       1-Aug-27
4631777   GLENVIEW                    IL       60025        SFD        7.625        7.359           $2,754.74  360       1-Oct-27
4631782   FT THOMAS                   KY       41075        SFD        7.875        7.609           $1,664.03  360       1-Sep-27
4631783   ST JAMES                    NY       11780        SFD        8.250        7.984           $1,976.96  360       1-Jul-27
4631848   LONG BEACH                  CA       90815        SFD        8.000        7.734           $1,555.59  360       1-Oct-27
4631923   SARATOGA                    CA       95070        SFD        7.500        7.234           $3,146.47  360       1-Oct-27
4631937   PLEASANTON                  CA       94588        SFD        7.500        7.234           $3,752.69  360       1-Oct-27
4631944   COS COB                     CT       06807        SFD        7.250        6.984           $2,899.25  360       1-Oct-27
4632033   MILLSTONE TWP               NJ       08510        SFD        8.125        7.859           $1,959.45  360       1-Sep-27
4632230   PAWLING                     NY       12564        SFD        8.125        7.859           $3,229.87  360       1-Sep-27
4632237   LOS ALAMITOS                CA       90720        SFD        8.375        8.109           $1,786.17  360       1-Sep-27
4632357   SANTA BARBARA               CA       93110        SFD        7.625        7.359           $3,715.92  360       1-Oct-27
4632405   OREFIELD                    PA       18069        SFD        8.250        7.984           $1,629.13  360       1-Sep-27
4632433   ST JOSEPH                   MO       64506        SFD        7.750        7.484           $2,149.24  360       1-Oct-27
4632462   AUSTIN                      TX       78735        SFD        7.875        7.609           $1,993.94  360       1-Sep-27
4632502   ORANGE                      CA       92867        SFD        7.750        7.484           $2,054.68  360       1-Sep-27
4632504   MYAKKA CITY                 FL       34281        SFD        8.250        7.984             $999.19  360       1-Sep-27
4632662   JAMAICA ESTATES             NY       11432        SFD        8.625        8.359           $1,788.92  360       1-Oct-26
4632752   ST JAMES                    NY       11780        SFD        8.500        8.234           $2,890.35  360       1-Nov-26
4632868   BARTLETT                    TN       38135        SFD        8.000        7.734           $1,687.66  360       1-Sep-27
4633008   CINTI                       OH       45242        SFD        7.125        6.859           $1,987.47  360       1-Oct-27
4633065   PHOENIX                     AZ       85016        SFD        7.875        7.609           $1,798.18  360       1-Oct-27
4633197   WESTON                      MO       64098        SFD        7.625        7.359           $2,123.38  360       1-Oct-27
4633234   SANTA ANA AREA              CA       92705        SFD        7.500        7.234           $5,279.07  360       1-Oct-27
4633243   PHOENIX                     AZ       85045        SFD        7.875        7.609           $2,505.11  360       1-Sep-27
4633326   MANHASSET                   NY       11030        SFD        7.875        7.609           $3,045.29  360       1-Feb-27
4633338   BAYPORT                     NY       11705        SFD        8.625        8.359           $1,684.69  360       1-Jan-27
4633692   ELK GROVE                   CA       95624        SFD        7.750        7.484             $716.42  360       1-Sep-27
4633757   MAMARONECK                  NY       10543        SFD        8.500        8.234           $1,460.94  360       1-Oct-27
4633807   BIRMINGHAM                  AL       35242        SFD        7.750        7.484           $1,787.13  360       1-Sep-27
4633968   BRONXVILLE                  NY       10708        SFD        8.375        8.109           $3,420.33  360       1-Oct-27
4633974   WESTMINSTER                 CO       80234        LCO        8.000        7.734             $524.65  360       1-Sep-27
4634007   SHORT HILLS                 NJ       07078        SFD        7.750        7.484           $2,063.27  360       1-Oct-27
4634049   FREMONT                     CA       94539        SFD        8.250        7.984           $1,652.79  360       1-Sep-27
4634243   PARK CITY                   UT       84098        SFD        7.500        7.234           $1,755.03  360       1-Oct-27
4634320   SANTA CRUZ                  CA       95062        SFD        8.000        7.734           $1,831.48  360       1-Sep-27
4634362   GLEN COVE                   NY       11542        SFD        8.250        7.984           $1,742.94  360       1-Jul-27
4634391   BAYSIDE                     NY       11360        SFD        8.500        8.234           $1,826.17  360       1-Feb-27
4634409   PORT WASHINGTON             NY       11050        SFD        7.500        7.234           $2,391.31  360       1-Apr-27
4634427   FREEPORT                    NY       11520        SFD        7.875        7.609           $1,631.41  360       1-Mar-27
4634434   MT SINAI                    NY       11766        SFD        7.750        7.484           $1,791.03  360       1-Jun-27
4634436   SEATTLE                     WA       98119        SFD        7.625        7.359           $1,923.78  360       1-Sep-27
4634452   LA GRANGE                   IL       60525        SFD        7.875        7.609           $1,753.22  360       1-Aug-27
4634551   EAST HAMPTON                NY       11937        SFD        8.375        8.109           $2,204.21  360       1-Oct-27
4634657   MELVILLE                    NY       11747        SFD        8.375        8.109           $4,674.44  360       1-Jul-27
4634704   KEY LARGO                   FL       33037        SFD        8.125        7.859           $1,752.29  360       1-Sep-27
4634753   POWAY                       CA       92064        SFD        7.500        7.234           $1,929.83  360       1-Sep-27
4634801   SPENCERVILLE                IN       46788        SFD        8.000        7.734           $1,592.27  360       1-Sep-27
4634902   JACKSONVILLE                FL       32259        SFD        7.625        7.359           $1,622.26  360       1-Sep-27
4634921   MARSHALL                    VA       20115        SFD        7.875        7.609           $1,740.17  360       1-Aug-27
4634990   RIDGEFIELD                  CT       06877        SFD        8.000        7.734           $1,291.43  360       1-Oct-27
4635034   SUMMIT                      NJ       07901        SFD        7.750        7.484             $952.83  360       1-Sep-27
4635093   SAN JOSE                    CA       95136        SFD        8.125        7.859           $1,854.39  360       1-Sep-27
4635097   PARADISE VALLEY             AZ       85253        SFD        7.875        7.609           $3,016.29  360       1-Sep-27
4635100   THOUSAND OAKS               CA       91360        SFD        8.750        8.484           $3,146.81  360       1-Oct-27
4635148   SAN DIEGO                   CA       92109        SFD        7.750        7.484           $2,578.44  360       1-Oct-27
4635180   EAST NORTHPORT              NY       11731        SFD        7.625        7.359           $1,624.39  360       1-Sep-27
4635254   NAPERVILLE                  IL       60565        SFD        7.625        7.359           $1,635.01  360       1-Oct-27
4635301   SAN CLEMENTE                CA       92673        PUD        8.125        7.859           $2,756.15  360       1-Sep-27
4635412   BOUNTIFUL                   UT       84010        SFD        7.750        7.484           $1,991.63  360       1-Oct-27
4635442   SEARINGTOWN                 NY       11507        SFD        8.250        7.984           $3,470.86  360       1-Mar-27
4635453   SOUTHAMPTON                 NY       11968        SFD        8.250        7.984           $1,772.99  360       1-Jun-27
4635476   PORTLAND                    OR       97219        SFD        7.875        7.609           $3,480.33  360       1-Sep-27
4635485   LAKEVILLE                   CT       06039        SFD        8.500        8.234             $807.36  360       1-Oct-27
4635495   MANHASSET                   NY       11030        SFD        7.875        7.609           $2,668.26  360       1-Apr-27
4635537   SETAUKET                    NY       11733        SFD        8.125        7.859           $3,771.89  360       1-Apr-27
4635554   MARCO ISLAND                FL       34145        HCO        8.625        8.359           $1,050.02  360       1-Sep-27
4635668   AUSTIN                      TX       78746        SFD        8.125        7.859           $2,108.70  360       1-Oct-27
4635702   KILL DEVIL HILLS            NC       27948        SFD        8.625        8.359             $777.79  360       1-Oct-27
4635752   WEST LINN                   OR       97068        SFD        7.875        7.609           $3,806.62  360       1-Oct-27
4635886   CORAL GABLES                FL       33134        SFD        8.375        8.109           $1,354.39  240       1-Sep-17
4635906   LAGUNA NIGUEL               CA       92677        SFD        7.875        7.609           $2,207.84  360       1-Oct-27
4635927   NAPA                        CA       94558        SFD        8.250        7.984           $2,704.56  360       1-Oct-27
4636117   WINDERMERE                  FL       34786        SFD        7.750        7.484           $2,151.39  360       1-Sep-27
4636126   BERNARDS TOWNSHIP           NJ       07920        SFD        8.000        7.734           $2,421.43  360       1-Sep-27
4636183   FRANKLIN                    TN       37064        SFD        8.375        8.109           $1,847.74  360       1-Sep-27
4636229   FAIRFAX STATION             VA       22039        SFD        8.250        7.984           $2,238.78  360       1-Oct-27
4636332   GARDEN CITY                 NY       11530        HCO        8.125        7.859           $2,227.49  360       1-May-27
4636355   ATLANTA                     GA       30305        SFD        8.375        8.109           $3,177.11  360       1-Sep-27
4636367   WHITTIER                    CA       90605        SFD        7.750        7.484           $1,908.53  360       1-Oct-27
4636476   ALEXANDRIA                  VA       22314        PUD        7.500        7.234           $1,752.59  360       1-Oct-27
4636484   KAILUA KONA                 HI       96740        SFD        8.000        7.734             $733.77  360       1-Sep-27
4636495   DIAMOND BAR                 CA       91765        LCO        8.250        7.984           $1,093.85  360       1-Sep-27
4636496   PEACHTREE CITY              GA       30269        SFD        8.750        8.484           $1,038.45  360       1-Sep-27
4636625   TIBURON                     CA       94920        LCO        8.000        7.734           $3,815.58  360       1-Sep-27
4636806   GOLDSBORO                   NC       27534        SFD        8.000        7.734           $2,935.06  360       1-Oct-27
4636927   HILTON HEAD ISLAND          SC       29928        SFD        8.250        7.984           $2,366.49  360       1-Oct-27
4636946   VALLEY STREAM               NY       11581        SFD        8.250        7.984             $820.39  360       1-Sep-27
4636965   TAMPA                       FL       33647        SFD        8.250        7.984           $1,677.21  360       1-Oct-27
4637036   GOLD RIVER                  CA       95670        SFD        8.375        8.109           $2,036.99  360       1-Sep-27
4637037   SAN FRANCISCO               CA       94121        MF2        7.875        7.609           $3,183.06  360       1-Oct-27
4637044   GROTON                      MA       01450        LCO        8.125        7.859           $1,626.07  360       1-Sep-27
4637086   UPLAND                      CA       91786        SFD        8.000        7.734           $2,863.89  360       1-Sep-27
4637120   MASSAPEQUA PARK             NY       11762        SFD        7.750        7.484           $2,163.56  360       1-Mar-27
4637123   DIX HILLS                   NY       11746        SFD        8.625        8.359           $1,827.81  360       1-Jun-27
4637129   PLANDOME MANOR              NY       11030        SFD        7.875        7.609           $1,812.67  360       1-Apr-27
4637365   CHEVY CHASE                 MD       20815        SFD        7.625        7.359           $2,123.39  360       1-Aug-27
4637379   TULSA                       OK       74137        SFD        8.125        7.859           $1,871.09  360       1-Jul-27
4637388   MARBLEHEAD                  MA       01945        SFD        8.000        7.734           $2,127.92  360       1-Jul-27
4637411   LEWIS BEACH                 DE       19958        SFD        8.000        7.734           $2,678.25  360       1-Aug-27
4637418   CHICAGO                     IL       60610        SFD        7.875        7.609           $2,404.34  360       1-Aug-27
4637480   PITTSTOWN                   NJ       08867        SFD        7.500        7.234           $2,097.65  360       1-Oct-27
4637530   EUGENE                      OR       97405        SFD        7.875        7.609           $1,812.67  360       1-Oct-27
4637593   SAN JOSE                    CA       95148        SFD        8.000        7.734           $2,311.36  360       1-Oct-27
4637746   ANCRAM                      NY       12512        SFD        8.250        7.984             $593.51  360       1-Oct-27
4637779   POWELL                      OH       43065        SFD        8.000        7.734           $3,467.78  360       1-Aug-27
4637890   CREAMRIDGE                  NJ       08514        SFD        8.125        7.859           $1,373.62  360       1-Oct-27
4638039   CINCINNATI                  OH       45249        SFD        7.625        7.359           $1,769.48  360       1-Aug-27
4638075   GIG HARBOR                  WA       98335        SFD        7.625        7.359           $2,256.10  360       1-Oct-27
4638119   COSTA MESA                  CA       92627        SFD        7.875        7.609           $1,747.42  360       1-Oct-27
4638124   RANCHO STA MARGARITA        CA       92688        PUD        7.875        7.609           $1,876.12  360       1-Sep-27
4638165   MASSAPEQUA                  NY       11758        SFD        8.375        8.109           $1,907.78  360       1-Oct-26
4638178   SETAUKET                    NY       11733        SFD        8.000        7.734           $1,834.41  360       1-Mar-27
4638190   LAKEWOOD                    NJ       08701        SFD        8.000        7.734           $1,790.39  360       1-Oct-27
4638200   JAMAICA ESTATES             NY       11423        SFD        7.750        7.484           $1,647.75  360       1-May-27
4638214   OCEANSIDE                   NY       11572        SFD        7.625        7.359           $1,599.61  360       1-Feb-27
4638218   ORANGE                      CA       92867        SFD        8.125        7.859           $2,447.28  360       1-Jul-27
4638230   NAPERVILLE                  IL       60564        SFD        8.625        8.359           $1,813.03  360       1-Jul-27
4638233   ST LOUIS                    MO       63131        SFD        7.875        7.609           $1,769.17  360       1-Aug-27
4638245   PORTLAND                    OR       97225        SFD        8.000        7.734           $3,146.38  360       1-Aug-27
4638252   HIGHLAND PARK               IL       60035        SFD        8.375        8.109           $1,854.58  360       1-Jul-27
4638260   SHERWOOD                    MD       21665        SFD        8.375        8.109           $1,672.16  360       1-Jun-27
4638265   STEVENSON RANCH AREA        CA       91381        SFD        7.750        7.484           $1,666.02  360       1-Sep-27
4638317   BURKE                       VA       22015        SFD        8.500        8.234           $1,899.22  360       1-Sep-27
4638321   BROOKLINE                   MA       02146        MF2        8.625        8.359           $2,905.83  360       1-Jul-27
4638343   LA MIRADA                   CA       90638        SFD        7.875        7.609           $1,861.98  360       1-Aug-27
4638363   ENCINO                      CA       91436        SFD        7.875        7.609           $3,480.34  360       1-Sep-27
4638364   CUPERTINO                   CA       95014        SFD        7.875        7.609           $2,465.24  360       1-Aug-27
4638386   WOODINVILLE                 WA       98072        SFD        8.250        7.984           $1,427.41  360       1-Sep-27
4638456   STAYTON                     OR       97383        SFD        7.625        7.359           $1,738.70  360       1-Jul-27
4638469   CRESTED BUTTE               CO       81224        LCO        8.000        7.734             $572.34  360       1-Sep-27
4638480   MISSION VIEJO               CA       92692        PUD        8.250        7.984           $2,555.81  360       1-Oct-27
4638486   POINT LOOKOUT               NY       11569        SFD        8.000        7.734           $1,761.03  360       1-Jul-27
4638496   MILLER PLACE                NY       11764        SFD        8.125        7.859           $1,603.79  360       1-Jan-27
4638618   ROSLYN                      NY       11576        SFD        7.750        7.484           $1,791.03  360       1-Jul-27
4638641   HUNTINGTON                  NY       11743        SFD        8.250        7.984           $1,727.91  360       1-Feb-27
4638729   YORBA LINDA                 CA       92686        SFD        8.375        8.109           $1,679.76  360       1-Sep-27
4638745   WEST HOLLYWOOD              CA       90048        SFD        8.250        7.984           $1,622.74  360       1-Oct-27
4638858   CEDAR CITY                  UT       84720        SFD        7.875        7.609           $2,115.03  360       1-Sep-27
4638869   WALNUT CREEK                CA       94596        SFD        8.125        7.859           $1,845.85  360       1-Sep-27
4638935   DEVON                       PA       19333        SFD        8.000        7.734           $3,375.32  360       1-Aug-27
4639010   LOS ALTOS                   CA       94022        SFD        7.500        7.234           $4,195.29  360       1-Oct-27
4639079   BOZEMAN                     MT       59718        SFD        8.375        8.109             $574.62  360       1-Sep-27
4639196   NEW ROCHELLE                NY       10804        SFD        8.250        7.984           $1,660.30  360       1-Oct-27
4639213   NEW MILFORD                 CT       06776        SFD        8.000        7.734           $1,262.08  360       1-Oct-27
4639279   BEDFORD                     MA       01730        SFD        8.375        8.109           $2,140.37  360       1-Jul-27
4639281   RAMONA                      CA       92065        SFD        8.125        7.859           $1,763.44  360       1-Jul-27
4639283   GRANITE BAY                 CA       95746        SFD        7.750        7.484           $1,788.17  360       1-Aug-27
4639284   FREMONT                     CA       94539        SFD        8.375        8.109           $2,417.04  360       1-Jul-27
4639287   CREVE COEUR                 MO       63141        SFD        8.125        7.859           $1,770.87  360       1-Jul-27
4639288   WOODINVILLE                 WA       98072        SFD        7.750        7.484           $2,385.66  360       1-Aug-27
4639292   EAST BERLIN                 PA       17316        SFD        8.375        8.109           $1,938.19  360       1-Aug-27
4639293   OWINGS                      MD       20736        SFD        8.500        8.234           $2,681.98  360       1-Jun-27
4639294   TORRANCE                    CA       90505        SFD        7.375        7.109           $1,581.65  360       1-Aug-27
4639295   FOOTHILL RANCH              CA       92610        SFD        8.125        7.859           $1,900.80  360       1-Jul-27
4639299   LEBANON                     OR       97355        SFD        8.125        7.859           $1,852.53  360       1-Jul-27
4639302   WICHITA                     KS       67204        SFD        7.875        7.609           $1,740.17  360       1-Jul-27
4639303   SOUTHBOROUGH                MA       01772        SFD        8.375        8.109           $2,733.23  360       1-Jul-27
4639304   DANVILLE                    CA       94526        SFD        7.750        7.484           $1,833.66  360       1-Aug-27
4639306   ENCINITAS                   CA       92024        SFD        8.125        7.859           $2,279.47  360       1-Aug-27
4639307   ST LOUIS                    MO       63141        SFD        7.875        7.609           $2,276.72  360       1-Aug-27
4639310   EL SEGUNDO                  CA       90245        SFD        7.625        7.359           $1,800.63  360       1-Aug-27
4639313   WOODINVILLE                 WA       98072        SFD        8.000        7.734           $2,650.36  360       1-Jul-27
4639319   PROVO                       UT       84604        SFD        7.875        7.609           $1,688.32  360       1-Aug-27
4639321   YORBA LINDA                 CA       92686        SFD        8.125        7.859           $2,041.87  360       1-Aug-27
4639326   ELDERSBURG                  MD       21784        SFD        7.625        7.359           $1,730.56  360       1-Aug-27
4639334   NEWPORT BEACH               CA       92660        SFD        8.125        7.859           $3,712.49  360       1-Aug-27
4639343   NANJEMOY                    MD       20662        SFD        8.125        7.859           $1,655.77  360       1-Aug-27
4639353   READING                     PA       19606        SFD        7.500        7.234           $3,496.08  360       1-Jul-27
4639360   CUPERTINO                   CA       95014        SFD        8.500        8.234           $2,222.17  360       1-Jul-27
4639361   SALT LAKE CITY              UT       84124        SFD        7.875        7.609           $2,145.48  360       1-Oct-27
4639363   REDWOOD CITY                CA       94062        SFD        7.750        7.484           $1,748.05  360       1-Jul-27
4639364   IRVINE                      CA       92604        SFD        8.000        7.734           $1,974.57  360       1-Aug-27
4639369   LIVERMORE                   CA       94550        SFD        8.375        8.109           $1,912.35  360       1-Aug-27
4639375   SARATOGA                    CA       95070        SFD        8.375        8.109           $3,222.71  360       1-Aug-27
4639378   THE WOODLANDS               TX       77381        SFD        7.875        7.609           $2,175.21  360       1-Aug-27
4639382   SPRING GROVE                PA       17362        SFD        8.750        8.484           $2,218.50  360       1-Jul-27
4639383   CANTON                      OH       44718        SFD        8.125        7.859           $1,819.12  360       1-Jul-27
4639385   YORBA LINDA                 CA       92887        SFD        7.500        7.234           $2,027.73  360       1-Aug-27
4639400   HARRISONBURG                VA       22801        SFD        8.000        7.734           $2,171.95  360       1-Aug-27
4639543   MOUNT VERNON                WA       98273        SFD        7.500        7.234           $1,836.49  360       1-Sep-27
4639624   EAST HAMPTON                NY       11937        SFD        8.250        7.984           $1,724.91  360       1-Oct-27
4639630   LEANDER                     TX       78641        SFD        7.875        7.609           $1,341.38  360       1-Oct-27
4639644   NASHUA                      NH       03062        SFD        8.250        7.984           $2,176.80  360       1-Oct-27
4639671   DUXBURY                     MA       02332        SFD        8.250        7.984           $2,629.43  360       1-Oct-27
4639725   CLARKSON VALLEY             MO       63005        SFD        8.000        7.734           $1,834.41  360       1-Sep-27
4639768   MONTVALE                    NJ       07645        SFD        8.125        7.859           $1,841.40  360       1-Oct-27
4639774   BOWLING GREEN               KY       42103        SFD        7.750        7.484           $2,091.93  360       1-Oct-27
4639790   STAMFORD                    CT       06902        SFD        8.125        7.859           $2,923.59  360       1-Oct-27
4639847   SEA CLIFF                   NY       11758        SFD        8.250        7.984           $1,791.78  360       1-Oct-27
4639884   GLEN COVE                   NY       11542        SFD        8.000        7.734           $1,467.53  360       1-Jan-27
4639898   GARDEN CITY                 NY       11530        SFD        8.000        7.734           $2,957.07  360       1-May-27
4639982   SPRINGFIELD                 OR       97478        SFD        8.000        7.734           $3,301.94  360       1-Oct-27
4640004   PLEASANTVILLE               NY       10570        SFD        8.250        7.984           $2,396.55  360       1-Oct-27
4640321   BOULDER                     CO       80304        SFD        7.750        7.484           $1,791.04  360       1-Oct-27
4640326   CHARLESTON                  SC       29418        SFD        8.250        7.984             $390.66  360       1-Oct-27
4640363   MARIETTA                    GA       30062        SFD        7.875        7.609           $2,088.20  360       1-Sep-27
4640557   TREVOSE                     PA       19053        SFD        7.500        7.234             $776.97  360       1-Sep-27
4640765   SAN ANTONIO                 TX       78249        SFD        8.375        8.109             $789.34  360       1-Sep-27
4640814   TIMONIUM                    MD       21093        SFD        8.500        8.234           $2,921.88  360       1-Oct-27
4640839   SHERMAN OAKS                CA       91403        LCO        8.250        7.984           $1,153.95  360       1-Oct-27
4640861   YORBA LINDA                 CA       92886        PUD        8.000        7.734           $1,567.33  360       1-Sep-27
4640992   OAKLAND                     CA       94611        SFD        7.625        7.359           $1,896.89  360       1-Oct-27
4641111   PLANDOME                    NY       11030        SFD        8.500        8.234           $2,306.74  360       1-Jun-27
4641131   SETAUKET                    NY       11733        SFD        8.125        7.859           $1,957.22  360       1-Feb-27
4641140   NISSEQUOGUE                 NY       11780        SFD        8.125        7.859           $3,593.69  360       1-Jul-27
4641310   OMAHA                       NE       68130        SFD        7.875        7.609           $1,043.37  360       1-Sep-27
4641400   ATLANTA                     GA       30095        SFD        8.125        7.859             $795.96  360       1-Sep-27
4641591   SAN JOSE                    CA       95128        SFD        7.625        7.359           $1,794.26  360       1-Oct-27
4641766   LONG BEACH                  CA       90814        SFD        8.250        7.984           $2,163.65  360       1-Sep-27
4641821   CINCINNATI                  OH       45208        SFD        7.625        7.359           $2,123.39  360       1-Oct-27
4641865   LEAWOOD                     KS       66209        SFD        8.375        8.109           $2,189.01  360       1-Sep-27
4641963   FREDERICK                   MD       21702        SFD        7.875        7.609           $2,158.54  360       1-Sep-27
4642017   DANVILLE                    CA       94506        PUD        8.125        7.859           $3,831.29  360       1-Oct-27
4642213   WILMINGTON                  DE       19803        SFD        7.625        7.359           $2,649.59  240       1-Oct-17
4642282   SAN DIEGO                   CA       92109        SFD        8.000        7.734           $3,654.15  360       1-Sep-27
4642728   SYRACUSE                    IN       46567        SFD        7.750        7.484           $1,611.93  360       1-Oct-27
4642837   DALLAS                      TX       75287        SFD        7.625        7.359           $1,656.24  360       1-Sep-27
4642851   EL CAJON                    CA       92019        SFD        8.375        8.109           $1,710.16  360       1-Sep-27
4642980   GLENDALE                    CA       91208        SFD        8.000        7.734           $2,212.31  360       1-Oct-27
4643204   KEY WEST                    FL       33040        SFD        7.875        7.609           $2,859.67  360       1-Aug-27
4643246   BROKEN ARROW                OK       74012        SFD        7.750        7.484           $1,977.30  360       1-Oct-27
4643282   MELVILLE                    NY       11747        SFD        8.375        8.109           $1,839.38  360       1-Oct-27
4643393   MT AIRY                     MD       21771        SFD        7.125        6.859           $1,616.93  360       1-Sep-27
4643422   CHADDS FORD                 PA       19317        SFD        8.125        7.859           $2,227.50  360       1-Sep-27
4643596   HUNTINGTON                  NY       11743        SFD        7.875        7.609           $1,740.17  360       1-Oct-27
4643667   MELVILLE                    NY       11747        SFD        8.250        7.984           $2,122.33  360       1-Oct-27
4643751   LOS ALAMITOSAREA            CA       90720        SFD        8.000        7.734           $2,054.55  360       1-Sep-27
4643804   SANDY                       UT       84092        SFD        7.875        7.609           $1,577.76  360       1-Oct-27
4643830   GARNERVILLE                 NY       10923        SFD        8.500        8.234           $1,272.56  360       1-Oct-27
4644469   PARK CITY                   UT       84060        SFD        7.875        7.609           $3,987.88  360       1-Oct-27
4644955   LAFAYETTE                   CA       94549        SFD        7.625        7.359           $2,095.78  360       1-Sep-27
4645077   LITITZ                      PA       17543        SFD        8.125        7.859           $2,015.14  360       1-Oct-27
4645340   LAGUNA NIGUEL               CA       92677        SFD        8.000        7.734           $2,641.56  360       1-Oct-27
4645352   LOS ANGELES                 CA       90045        SFD        8.000        7.734           $1,526.24  360       1-Oct-27
4645507   KEY WEST                    FL       33040        LCO        8.625        8.359           $1,439.69  360       1-Oct-27
4645524   ATHENS-CLARKE               GA       30605        SFD        7.875        7.609           $1,770.62  360       1-Aug-27
4645739   DIX HILLS                   NY       11746        SFD        7.875        7.609           $2,099.81  360       1-Oct-27
4645840   AUSTIN                      TX       78701        HCO        8.500        8.234             $778.53  360       1-Oct-27
4645858   NAGS HEAD                   NC       27959        SFD        8.500        8.234           $3,383.22  360       1-Oct-27
4645948   VANCOUVER                   WA       98664        SFD        8.625        8.359             $777.02  360       1-Oct-27
4645993   WOODLAND HILLS              CA       91367        SFD        8.375        8.109           $1,864.08  360       1-Oct-27
4646069   HOT SPRINGS VILLAGE         AR       71909        SFD        7.750        7.484           $1,576.11  360       1-Sep-27
4646095   LENOIR CITY                 TN       37771        SFD        7.750        7.484           $3,582.07  360       1-Oct-27
4646114   PHOENIX                     AZ       85045        SFD        7.875        7.609           $1,615.45  360       1-Oct-27
4646142   GOSHEN                      AR       72735        SFD        7.375        7.109           $2,707.45  360       1-Sep-27
4646171   VENICE                      FL       34293        SFD        8.500        8.234             $482.88  360       1-Oct-27
4646555   PORTLAND                    OR       97221        SFD        8.250        7.984           $2,211.73  360       1-Oct-27
4646570   CONYERS                     GA       30013        SFD        8.000        7.734             $436.59  360       1-Oct-27
4646616   BETHESDA                    MD       20816        SFD        8.000        7.734           $3,191.88  360       1-Aug-27
4646617   BALTIMORE                   MD       21210        SFD        8.000        7.734           $2,260.00  360       1-Aug-27
4646625   MISSION VIEJO               CA       92692        SFD        7.625        7.359           $1,670.40  360       1-Aug-27
4646628   SAN JOSE                    CA       95129        SFD        8.125        7.859           $1,724.08  360       1-Sep-27
4646629   PROSPECT                    KY       40059        SFD        8.125        7.859           $1,764.17  360       1-Jul-27
4646630   DAYTON                      OH       45419        SFD        8.125        7.859           $2,197.79  360       1-Aug-27
4646632   MOORESTOWN                  NJ       08057        SFD        7.750        7.484           $1,583.27  360       1-Aug-27
4646633   JAMAICA PLAIN               MA       02130        MF2        8.000        7.734           $2,344.38  360       1-Sep-27
4646635   NORTH ANDOVER               MA       01845        SFD        7.750        7.484           $1,748.05  360       1-Aug-27
4646636   SAN FRANCISCO               CA       94118        THS        8.000        7.734           $1,669.32  360       1-Sep-27
4646640   CHRISTIANSBURG              VA       24073        SFD        7.500        7.234           $1,922.84  360       1-Sep-27
4646641   SAN RAMON                   CA       94583        SFD        7.875        7.609           $1,806.88  360       1-Aug-27
4646670   SAN JOSE                    CA       95120        SFD        7.500        7.234           $2,272.45  360       1-Sep-27
4646681   ALPINE                      UT       84004        SFD        7.875        7.609           $2,175.21  360       1-Aug-27
4646686   BLACKSBURG                  VA       24060        SFD        7.750        7.484           $1,748.05  360       1-Sep-27
4646687   REDWOOD CITY                CA       94061        SFD        7.875        7.609           $2,291.22  360       1-Sep-27
4646694   COROLLA                     NC       27927        SFD        8.125        7.859           $1,856.25  360       1-Sep-27
4646696   BEVERLY HILLS               CA       90212        SFD        8.000        7.734           $2,260.00  360       1-Sep-27
4646701   BREWSTER                    MA       02631        SFD        7.625        7.359           $1,905.39  360       1-Aug-27
4646711   LAKE OZARK                  MO       65049        SFD        8.250        7.984           $3,545.98  360       1-Jul-27
4646786   VACAVILLE                   CA       95688        SFD        8.250        7.984           $1,048.02  360       1-Oct-27
4646966   DELRAY BEACH                FL       33446        SFD        8.250        7.984             $878.61  360       1-Oct-27
4647257   HOUSTON                     TX       77030        SFD        7.500        7.234           $2,106.04  360       1-Aug-27
4647261   ALPHARETTA                  GA       30202        SFD        7.875        7.609           $2,337.63  360       1-Aug-27
4647271   FOUNTAIN VALLEY             CA       92708        SFD        7.750        7.484           $1,856.95  360       1-Sep-27
4647273   OCEANSIDE                   OR       97134        SFD        7.750        7.484           $1,862.67  360       1-Aug-27
4647289   HOLLISTON                   MA       01746        SFD        7.625        7.359           $1,730.56  360       1-Aug-27
4647299   WICHITA                     KS       67230        SFD        8.250        7.984           $3,080.19  360       1-Aug-27
4647305   PLEASANTON                  CA       94588        SFD        7.875        7.609           $1,964.94  360       1-Aug-27
4647362   NEWTON                      MA       02160        SFD        7.500        7.234           $1,887.88  360       1-Sep-27
4647372   WEATHERBY LAKE              MO       64152        SFD        7.875        7.609           $1,848.93  360       1-Aug-27
4647374   THOUSAND OAKS               CA       91362        SFD        7.750        7.484           $1,934.32  360       1-Aug-27
4647387   WINCHESTER                  MA       01890        SFD        7.500        7.234           $1,868.31  360       1-Sep-27
4647777   MANHASSET HILLS             NY       11040        SFD        8.500        8.234           $2,768.09  360       1-Oct-27
4647802   TIGARD                      OR       97224        SFD        8.125        7.859           $1,707.75  360       1-Oct-27
4647891   SOUTHAMPTON                 NY       11968        SFD        7.875        7.609           $1,790.93  360       1-Oct-27
4647919   FALLS CHURCH                VA       22041        SFD        8.250        7.984           $2,069.74  360       1-Oct-27
4647953   LONG BEACH                  NJ       08008        SFD        8.750        8.484           $2,832.13  360       1-Mar-27
4647994   IRVINE                      CA       92612        PUD        8.000        7.734           $1,649.51  360       1-Sep-27
4648005   ENCINITAS                   CA       92024        SFD        8.250        7.984           $2,081.76  360       1-Sep-27
4648192   SAN FRANCISCO               CA       94132        SFD        7.750        7.484           $2,342.67  360       1-Sep-27
4648651   SAN JOSE                    CA       95120        SFD        7.375        7.109           $2,900.84  360       1-Oct-27
4648719   TACOMA                      WA       98422        SFD        7.875        7.609           $1,774.61  360       1-Sep-27
4648729   TAYORSVILLE                 UT       84118        SFD        8.375        8.109           $1,108.76  360       1-Sep-27
4649198   KIRKLAND                    WA       98033        SFD        7.375        7.109           $2,071.68  360       1-Oct-27
4649494   ANDOVER                     MN       55304        SFD        7.750        7.484           $1,891.33  360       1-Oct-27
4649791   HAYDEN LAKE                 ID       83835        SFD        7.625        7.359           $1,592.54  360       1-Oct-27
4650432   FAIRFAX                     VA       22030        THS        7.500        7.234           $1,762.03  360       1-Oct-27
4650815   RICHMOND HILL               GA       31324        SFD        8.000        7.734             $857.78  360       1-Oct-27
4651029   SAN DIEGO                   CA       92120        SFD        7.750        7.484           $2,572.64  360       1-Sep-27
4651232   DIX HILLS                   NY       11746        SFD        7.875        7.609           $2,936.53  360       1-Oct-27
6254502   LAS VEGAS                   NV       89134        SFD        7.625        7.359           $1,693.40  360       1-Sep-27
6286286   COLLIERVILLE                TN       38017        SFD        7.625        7.359           $1,678.53  360       1-Aug-27
6320010   RALEIGH                     NC       27606        SFD        7.875        7.609           $1,805.42  360       1-Jul-27
6325791   SAN FRANCISCO               CA       94127        SFD        7.625        7.359           $1,677.47  360       1-Sep-27
6330193   FALLBROOK                   CA       92028        SFD        7.875        7.609           $1,744.52  360       1-Aug-27
6331771   DAYTON                      OH       45458        SFD        8.125        7.859           $1,704.03  360       1-Sep-27
6349806   SUWANEE                     GA       30174        SFD        8.000        7.734           $1,788.37  360       1-Sep-27
6353653   DULUTH                      GA       30155        SFD        7.750        7.484           $2,229.30  360       1-Sep-27
6362710   LOUISVILLE                  KY       40245        SFD        7.750        7.484           $1,626.61  360       1-Aug-27
6369670   SAN JOSE                    CA       95130        SFD        7.750        7.484           $1,927.87  360       1-Oct-27
6370816   CHEVY CHASE                 MD       20815        SFD        7.250        6.984           $2,029.47  360       1-Aug-27
6376153   SANTA BARBARA               CA       93110        PUD        7.750        7.484           $2,292.52  360       1-Aug-27
6377573   ALPHARETTA                  GA       30202        PUD        8.250        7.984           $1,768.59  360       1-Sep-27
6388905   LAKE OSWEGO                 OR       97035        SFD        7.875        7.609           $6,525.62  360       1-Sep-27
6390142   LOS ANGELES                 CA       90071        SFD        7.500        7.234           $5,244.11  360       1-Aug-27
6396027   MINNEAPOLIS                 MN       55416        SFD        7.750        7.484           $1,921.42  360       1-Aug-27
6398761   LOVELAND                    CO       80538        SFD        7.750        7.484           $1,690.73  360       1-Aug-27
6401916   LOS GATOS                   CA       95030        SFD        8.250        7.984           $2,356.35  360       1-Sep-27
6402249   GOLDEN                      CO       80401        PUD        7.750        7.484           $1,647.75  360       1-Sep-27
6402787   STEAMBOAT                   CO       80477        PUD        8.000        7.734           $1,964.65  360       1-Aug-27
6404662   SAN FRANCISCO               CA       94131        SFD        7.625        7.359           $3,012.37  360       1-Sep-27
6406532   WALNUT CREEK                CA       94598        SFD        8.000        7.734           $2,136.14  360       1-Aug-27
6409723   DESCANSO                    CA       91916        SFD        8.000        7.734           $1,624.55  360       1-Sep-27
6411116   OMAHA                       NE       68116        SFD        7.875        7.609           $2,001.19  360       1-Aug-27
6411580   BRICK                       NJ       08724        SFD        7.750        7.484             $788.05  360       1-Sep-27
6416488   NEWTON                      MA       02158        SFD        7.750        7.484           $1,647.75  360       1-Aug-27
6417160   SAN DIEGO                   CA       92130        SFD        7.875        7.609           $2,071.70  240       1-Aug-17
6418117   SAN DIEGO                   CA       92131        SFD        8.000        7.734           $2,127.92  360       1-Jul-27
6418517   PHOENIX                     AZ       85023        SFD        7.875        7.609           $3,190.31  360       1-Sep-27
6423670   OCEAN CITY                  NJ       08226        SFD        8.000        7.734           $3,668.82  360       1-Sep-27
6424243   PARK CITY                   UT       84060        LCO        8.000        7.734             $629.20  360       1-Aug-27
6429445   ANNAPOLIS                   MD       21403        SFD        8.500        8.234           $2,044.58  360       1-Sep-27
6430082   SCARSDALE                   NY       10583        SFD        7.750        7.484           $2,041.77  360       1-Aug-27
6430628   MISSION VIEJO               CA       92690        SFD        7.875        7.609           $2,552.24  360       1-Aug-27
6430726   CORONADO                    CA       92118        SFD        7.750        7.484           $2,111.98  360       1-Aug-27
6430780   LONGMONT                    CO       80503        SFD        7.750        7.484           $2,256.70  360       1-Sep-27
6430884   DENVER                      CO       80210        SFD        7.750        7.484           $1,432.82  360       1-Sep-27
6431216   SAN DIEGO                   CA       92130        PUD        7.875        7.609           $2,163.61  360       1-Aug-27
6431467   GERMANTOWN                  MD       20876        PUD        7.750        7.484           $1,633.42  360       1-Aug-27
6431740   PARK RIDGE                  IL       60068        SFD        7.000        6.734           $1,663.26  360       1-Sep-27
6431759   WILLIAMSBURG                MI       49690        SFD        8.375        8.109           $1,945.78  360       1-Aug-27
6432007   SAN DIEGO                   CA       92107        SFD        7.875        7.609           $3,346.92  360       1-Sep-27
6432222   HEALDSBURG                  CA       95448        SFD        7.750        7.484           $1,719.39  360       1-Aug-27
6432817   CALABASAS                   CA       91301        SFD        7.625        7.359           $2,052.60  360       1-Sep-27
6432970   WICHITA                     KS       67002        SFD        7.625        7.359           $1,663.32  360       1-Aug-27
6433077   PORTLAND                    OR       97202        SFD        8.250        7.984           $1,736.93  360       1-Aug-27
6433184   AREA OF TARZANA             CA       91356        SFD        7.500        7.234           $1,786.84  360       1-Sep-27
6433439   CHINO HILLS                 CA       91709        SFD        8.250        7.984           $1,773.36  360       1-Aug-27
6433823   PETALUMA                    CA       94952        SFD        7.375        7.109           $1,602.37  360       1-Sep-27
6433902   BILLINGS                    MT       59106        SFD        7.875        7.609           $2,378.23  360       1-Sep-27
6433961   LAKEVILLE                   MN       55044        SFD        8.125        7.859           $1,128.60  360       1-Aug-27
6434037   GILROY                      CA       95020        SFD        7.875        7.609           $1,879.38  360       1-Sep-27
6434654   MARGATE                     NJ       08402        SFD        8.500        8.234           $1,084.17  360       1-Aug-27
6435080   CLAYTON                     CA       94517        SFD        7.875        7.609           $2,283.97  360       1-Sep-27
6435208   SANTA CLARITA               CA       91351        PUD        7.750        7.484           $1,571.09  360       1-Aug-27
6435986   GERMANTOWN                  MD       20874        SFD        7.375        7.109           $1,768.13  360       1-Aug-27
6436022   FAIRFAX                     VA       22031        SFD        7.750        7.484           $1,623.39  360       1-Sep-27
6436200   SUDBURY                     MA       01776        SFD        7.500        7.234           $2,721.88  360       1-Sep-27
6436333   ATLANTA                     GA       30305        SFD        8.125        7.859           $1,724.08  360       1-Aug-27
6436761   BRECKENRIDGE                CO       80424        SFD        7.875        7.609           $3,022.09  360       1-Aug-27
6437050   CHARLOTTE                   NC       28277        SFD        7.750        7.484           $1,970.13  360       1-Sep-27
6437281   CHINO HILLS                 CA       91709        SFD        8.125        7.859           $1,688.44  360       1-Aug-27
6437377   SUMMIT                      NJ       07901        SFD        8.125        7.859           $1,921.21  360       1-Oct-27
6437619   POTOMAC                     MD       20854        SFD        7.500        7.234           $1,801.18  360       1-Sep-27
6438327   SO BARRINGTON               IL       60010        SFD        8.125        7.859           $2,858.61  360       1-Sep-27
6438408   PROSPECT HEIGHTS            IL       60070        SFD        8.250        7.984           $1,656.54  360       1-Aug-27
6438714   CARLSBAD                    CA       92009        SFD        7.750        7.484           $1,954.01  360       1-Sep-27
6438781   ASPEN                       CO       81611        SFD        7.750        7.484           $2,364.16  360       1-Aug-27
6439146   STAMFORD                    CT       06902        SFD        8.125        7.859           $1,893.37  360       1-Aug-27
6439439   STERLING                    MA       01564        SFD        8.375        8.109           $1,915.38  360       1-Sep-27
6440099   OCEAN CITY                  NJ       08226        SFD        8.125        7.859           $2,272.04  360       1-Aug-27
6440319   THOUSAND OAKS               CA       91362        SFD        7.750        7.484           $1,647.75  360       1-Aug-27
6440405   OXNARD                      CA       93030        SFD        7.750        7.484           $1,547.45  360       1-Aug-27
6440447   TAMPA                       FL       33647        PUD        7.750        7.484           $1,701.55  360       1-Sep-27
6440685   ARLINGTON                   VA       22207        SFD        7.625        7.359           $2,040.75  360       1-Sep-27
6441155   ENGLEWOOD                   CO       80111        SFD        7.875        7.609           $2,310.07  360       1-Sep-27
6441220   SOLONA BEACH                CA       92075        SFD        7.875        7.609           $2,175.21  360       1-Aug-27
6441355   BRECKENRIDGE                CO       80424        PUD        7.875        7.609           $1,954.79  360       1-Sep-27
6441528   WASHINGTON                  DC       20007        SFD        7.500        7.234           $1,770.41  360       1-Sep-27
6441547   FAIRFAX STATION             VA       22039        SFD        7.250        6.984           $2,046.53  360       1-Aug-27
6441639   FREMONT                     CA       94536        SFD        7.500        7.234           $2,565.84  360       1-Sep-27
6442114   STEAMBOAT SPRINGS           CO       80477        SFD        7.875        7.609           $2,001.19  360       1-Sep-27
6442241   SUNNYVALE                   CA       94086        SFD        8.125        7.859           $1,930.49  360       1-Sep-27
6443098   BASKING RIDGE               NJ       07931        SFD        7.750        7.484           $4,298.47  360       1-Sep-27
6443101   MINNETONKA                  MN       55305        SFD        8.000        7.734           $1,916.26  360       1-Sep-27
6443117   SAN JUAN CAPISTRANO         CA       92675        SFD        8.125        7.859           $2,821.49  360       1-Aug-27
6443194   BIRMINGHAM                  AL       35216        SFD        7.750        7.484           $2,273.39  360       1-Aug-27
6443757   ERIE                        PA       16508        SFD        7.500        7.234           $2,111.63  360       1-Sep-27
6444161   LOS ANGELES                 CA       91436        SFD        7.750        7.484           $1,776.70  360       1-Aug-27
6445073   SOUTH OGDEN                 UT       84403        SFD        7.750        7.484           $1,628.05  360       1-Aug-27
6445087   CLAREMONT                   CA       91711        SFD        8.000        7.734           $1,907.79  360       1-Aug-27
6445214   FRIDAY HARBOR               WA       98250        SFD        8.000        7.734           $2,458.11  360       1-Aug-27
6445301   JACKSON                     TN       38305        SFD        8.000        7.734             $587.01  360       1-Aug-27
6445310   BONITA                      CA       91902        SFD        7.875        7.609           $1,682.16  360       1-Sep-27
6445313   ALEXANDRIA                  VA       22307        PUD        7.250        6.984           $1,500.79  360       1-Aug-27
6445904   ENGLEWOOD                   CO       80111        SFD        7.750        7.484           $2,401.41  360       1-Sep-27
6445947   SAN DIEGO                   CA       92130        SFD        7.750        7.484           $3,324.15  360       1-Sep-27
6446162   CHANDLER                    AZ       85226        SFD        8.000        7.734             $901.80  360       1-Sep-27
6446354   YORK                        ME       03909        SFD        8.250        7.984           $1,803.04  360       1-Sep-27
6446598   SUPERIOR                    CO       80027        PUD        7.875        7.609           $1,892.43  360       1-Aug-27
6446779   LA QUINTA                   CA       92253        SFD        7.875        7.609           $3,196.11  360       1-Sep-27
6446995   SAN JOSE                    CA       95138        SFD        7.750        7.484           $2,148.52  360       1-Aug-27
6447169   PHOENIX                     AZ       85016        SFD        7.625        7.359           $1,613.77  360       1-Sep-27
6447307   ALPINE                      CA       91901        SFD        7.625        7.359           $2,436.58  360       1-Aug-27
6448040   WEST LINN                   OR       97068        SFD        7.625        7.359           $2,916.11  360       1-Sep-27
6448132   NEWBURY PARK                CA       91320        SFD        8.250        7.984           $2,367.24  360       1-Sep-27
6448616   BELLINGHAM                  WA       98226        SFD        7.500        7.234           $2,334.68  360       1-Sep-27
6450017   FOUNTAIN VALLEY             CA       92708        SFD        7.875        7.609           $1,618.72  360       1-Sep-27
6450106   MORRISTOWN                  TN       37814        SFD        7.625        7.359           $1,698.70  360       1-Sep-27
6450200   LA QUINTA                   CA       92253        SFD        7.875        7.609           $1,087.60  360       1-Sep-27
6452241   OCEAN TWP                   NJ       07712        SFD        7.625        7.359             $460.07  360       1-Sep-27
6452541   OXNARD                      CA       93035        SFD        7.750        7.484           $1,934.31  360       1-Sep-27
6452815   MISSION VIEJO               CA       92692        PUD        7.500        7.234           $1,758.17  360       1-Sep-27
6452824   ENGLEWOOD                   CO       80111        SFD        7.500        7.234           $1,922.84  360       1-Sep-27
6452898   EDEN PRAIRIE                MN       55347        SFD        8.000        7.734           $3,111.16  360       1-Sep-27
6453000   ANNANDALE                   VA       22003        SFD        8.125        7.859           $2,394.55  360       1-Sep-27
6453090   CORONADO                    CA       92118        SFD        8.000        7.734           $2,935.06  360       1-Sep-27
6453287   RANDOLPH                    NJ       07869        SFD        7.875        7.609           $2,050.50  360       1-Sep-27
6453423   SAUGUS                      CA       91350        SFD        8.000        7.734           $1,934.94  360       1-Sep-27
6453449   WILMINGTON                  DE       19803        SFD        7.875        7.609           $2,320.22  360       1-Sep-27
6454341   AURORA                      CO       80014        SFD        7.875        7.609           $1,621.98  360       1-Aug-27
6455208   BASALT                      CO       81621        SFD        8.000        7.734           $1,956.22  360       1-Sep-27
6455274   DENVER                      CO       80220        SFD        8.125        7.859           $2,294.69  360       1-Sep-27
6455983   ANAHEIM                     CA       92808        SFD        7.625        7.359           $2,492.85  360       1-Sep-27
6456043   ROSWELL                     GA       30076        SFD        7.750        7.484           $1,912.82  360       1-Sep-27
6456290   EDWARDSVILLE                IL       62025        PUD        7.875        7.609           $3,103.30  360       1-Aug-27
6456699   MISSION VIEJO               CA       92692        SFD        7.625        7.359           $2,434.81  360       1-Sep-27
6456828   TACOMA                      WA       98403        HCO        8.000        7.734           $1,386.82  360       1-Sep-27
6456839   WEST NEWTON                 MA       02165        SFD        8.125        7.859           $1,737.44  360       1-Sep-27
6456873   MEDFORD                     MA       02155        SFD        8.125        7.859           $1,829.51  360       1-Sep-27
6457077   CONIFER                     CO       80443        SFD        7.750        7.484           $1,611.93  360       1-Sep-27
6457201   STOWE                       VT       05672        SFD        7.250        6.984           $1,671.33  360       1-Sep-27
6457444   SAN DIEGO                   CA       92130        SFD        7.875        7.609           $2,407.23  360       1-Sep-27
6457800   HOUSTON                     TX       77056        SFD        7.875        7.609           $2,024.39  360       1-Sep-27
6457930   OMAHA                       NE       68116        SFD        7.750        7.484           $2,192.22  360       1-Sep-27
6458515   SAN JOSE                    CA       95138        SFD        7.750        7.484           $1,862.67  360       1-Sep-27
6459201   SAN DIEGO                   CA       92128        SFD        8.000        7.734           $3,345.97  360       1-Sep-27
6459487   ORANGE                      CA       92867        SFD        7.500        7.234           $1,713.08  360       1-Sep-27
6459683   CONIFER                     CO       80433        SFD        7.875        7.609           $2,193.26  360       1-Aug-27
6459809   ASHTON                      MD       20861        SFD        7.750        7.484           $1,816.82  360       1-Sep-27
6460141   SANTA ANA                   CA       92705        SFD        7.875        7.609           $3,654.35  360       1-Sep-27
6460142   ARLINGTON HEIGHTS           IL       60004        SFD        8.250        7.984           $2,028.42  360       1-Sep-27
6460476   SAN JUAN CAPISTRA           CA       92675        SFD        7.875        7.609           $2,791.88  360       1-Aug-27
6460494   LEESBURG                    VA       20175        SFD        7.625        7.359           $1,722.77  360       1-Sep-27
6461033   SAN JOSE                    CA       95132        SFD        8.000        7.734           $2,003.91  360       1-Sep-27
6462088   FREMONT                     CA       94539        PUD        8.125        7.859           $2,209.67  360       1-Sep-27
6462173   FORT COLLINS                CO       80526        SFD        8.500        8.234           $1,931.36  360       1-Sep-27
6462829   ROWLAND HEIGHTS             CA       91748        SFD        7.750        7.484           $2,063.27  360       1-Sep-27
6462941   CORONADO                    CA       92118        HCO        8.250        7.984           $2,392.03  360       1-Sep-27
6463773   CLIVE                       IA          50325     SFD        7.875        7.609           $2,087.62  360       1-Sep-27
6464102   KELLER                      TX          76248     SFD        7.875        7.609           $1,859.80  360       1-Sep-27
6465059   SAN DIEGO                   CA          92106     SFD        7.875        7.609           $4,096.64  360       1-Sep-27
6465562   FREMONT                     CA          94536     SFD        7.625        7.359           $2,457.11  360       1-Sep-27
6465599   CHAPEL HILL                 NC          27516     SFD        8.000        7.734           $1,724.35  360       1-Sep-27
6466549   CHINO HILLS                 CA          91719     SFD        7.625        7.359           $1,750.73  360       1-Sep-27
6466752   COVINA AREA                 CA          91724     SFD        7.750        7.484           $2,173.24  360       1-Sep-27
6466984   FLOWER MOUND                TX          75028     SFD        7.750        7.484           $1,563.05  360       1-Sep-27
6467036   MINNETONKA                  MN          55305     SFD        7.750        7.484           $2,070.79  360       1-Sep-27
6467233   CORONADO                    CA          92118     SFD        7.875        7.609           $5,302.07  360       1-Sep-27
6467818   FREMONT                     CA          94536     SFD        7.750        7.484           $2,367.74  360       1-Sep-27
6467868   PASO ROBLES                 CA          93446     SFD        8.000        7.734           $1,188.70  360       1-Sep-27
6467882   SALT LAKE CITY              UT          84121     SFD        7.875        7.609           $1,631.41  360       1-Sep-27
6467937   CAMARILLO                   CA          93012     SFD        7.500        7.234           $2,447.25  360       1-Sep-27
6468036   BIG LAKE                    MN          55309     SFD        7.500        7.234           $1,810.97  360       1-Sep-27
6468432   HOFFMAN ESTATES             IL          60195     SFD        8.000        7.734           $1,783.05  360       1-Sep-27
6468511   WASHINGTON                  DC          20009     SFD        7.750        7.484           $2,579.08  360       1-Sep-27
6468530   GAITHERSBURG                MD          20879     SFD        7.500        7.234           $2,097.64  360       1-Sep-27
6469359   SANTA CRUZ                  CA          95060     SFD        8.000        7.734           $3,008.43  360       1-Sep-27
6469536   LIVERMORE                   CA          94550     SFD        7.375        7.109           $2,624.57  360       1-Sep-27
6470105   PORTLAND                    OR          97201     SFD        7.875        7.609           $2,117.20  360       1-Sep-27
6470162   YORBA LINDA                 CA          92886     SFD        7.625        7.359           $2,123.38  360       1-Sep-27
6470626   AVALON                      NJ          08202     SFD        7.500        7.234           $1,957.80  360       1-Sep-27
6470821   BETHESDA                    MD          20814     SFD        7.625        7.359           $1,840.26  360       1-Sep-27
6471729   OREM                        UT          84057     SFD        8.000        7.734           $1,207.04  360       1-Sep-27
6471902   MONUMENT                    CO          80132     SFD        7.875        7.609           $1,716.96  360       1-Sep-27
6471952   PARKER                      CO          80134     SFD        8.625        8.359           $1,737.82  360       1-Sep-27
6472280   CORONADO                    CA          92118     LCO        8.000        7.734           $1,937.14  360       1-Sep-27
6472390   RENO                        NV          89511     SFD        7.750        7.484           $1,837.60  360       1-Sep-27
6472733   PLYMOUTH                    MN          55446     SFD        7.875        7.609           $2,107.05  360       1-Sep-27
6473146   BILLINGS                    MT          59106     SFD        7.750        7.484           $2,865.65  360       1-Sep-27
6473271   MAMMOTH LAKES               CA          93546     LCO        8.500        8.234             $686.26  360       1-Sep-27
6473322   ROLLING HILLS               CA          90274     SFD        8.000        7.734           $2,714.93  360       1-Sep-27
6474248   FREMONT                     CA          94538     SFD        8.125        7.859           $1,692.89  360       1-Sep-27
6474397   PARADISE VALLEY             AZ          85253     SFD        8.250        7.984           $3,425.78  360       1-Sep-27
6474800   OCEAN CITY                  NJ          08226     LCO        8.000        7.734           $2,348.05  360       1-Sep-27
6475314   KIRKLAND                    WA          98033     SFD        7.875        7.609           $1,729.29  360       1-Sep-27
6475559   PARKER                      CO          80134     SFD        8.000        7.734           $1,188.70  360       1-Sep-27
6475791   PLEASANTON                  CA          94566     SFD        7.500        7.234           $1,996.96  360       1-Sep-27
6477013   LAS VEGAS                   NV          89120     PUD        8.125        7.859           $3,430.34  360       1-Sep-27
6478557   BOULDER                     CO          80302     SFD        7.500        7.234           $3,598.72  360       1-Sep-27
6478664   MINNETONKA                  MN          55345     SFD        7.875        7.609           $1,796.72  360       1-Sep-27
6478966   SIMI VALLEY                 CA          93065     SFD        7.750        7.484           $1,759.51  360       1-Sep-27
6479009   MINNEAPOLIS                 MN          55405     SFD        7.875        7.609           $3,625.35  360       1-Sep-27
6479390   DUMONT                      NJ          07628     LCO        8.625        8.359             $381.12  360       1-Sep-27
6480072   LEXINGTON                   MA          02173     SFD        8.000        7.734           $3,301.94  360       1-Sep-27
6481288   DELANO                      MN          55328     SFD        8.125        7.859           $2,167.35  360       1-Sep-27
6482845   SMYRNA                      GA          30126     PUD        7.875        7.609           $2,182.10  360       1-Sep-27
6485807   VAIL                        CO          81657     SFD        8.000        7.734           $1,834.41  360       1-Sep-27
6486409   FREMONT                     CA          94539     SFD        8.000        7.734           $2,039.87  360       1-Sep-27
6489829   GARDNERVILLE                NV          89410     SFD        7.875        7.609           $2,356.48  360       1-Oct-27
6489912   ALTON                       NH          03809     SFD        7.500        7.234           $1,817.96  360       1-Sep-27
6491276   ENCINO AREA                 CA          91436     SFD        7.875        7.609           $1,957.69  360       1-Sep-27
6492239   SAN JOSE                    CA          95148     SFD        7.750        7.484           $2,023.86  360       1-Sep-27
6493671   EDEN PRAIRIE                MN          55347     SFD        7.750        7.484           $3,202.36  360       1-Sep-27
6494539   IRVINE                      CA          92606     SFD        7.875        7.609           $1,893.16  360       1-Sep-27
6495737   MENDOTA HEIGHTS             MN          55118     SFD        8.125        7.859           $2,489.00  360       1-Sep-27
6496990   SAN JOSE                    CA          95138     SFD        8.000        7.734           $3,081.81  360       1-Oct-27
6497477   CRESTVIEW HILLS             KY          41017     PUD        8.000        7.734           $2,149.93  360       1-Oct-27
6498352   SAN DIEGO                   CA          92130     SFD        8.000        7.734           $2,366.39  360       1-Oct-27
6505933   WATERFORD TWP               NJ          08004     PUD        8.000        7.734             $410.91  360       1-Oct-27


COUNT:                              783
WAC:                                  7.948625969
WAM:                                357.8704394
WALTV:                               76.43769695

                 CUT-OFF
 MORTGAGE          DATE                              MORTGAGE               T.O.P.     MASTER
   LOAN         PRINCIPAL                            INSURANCE   SERVICE   MORTGAGE    SERVICE
  NUMBER         BALANCE           LTV      SUBSIDY    CODE        FEE       LOAN        FEE
  ------         -------           ---      -------    ----        ---       ----        ---

  3585487      $174,658.73        80.00                           0.250                 0.016
  4488040      $247,530.54        80.00                           0.250                 0.016
  4509818      $224,438.91        70.00                           0.250                 0.016
  4532267      $273,602.10        79.88                           0.250                 0.016
  4534661      $120,442.62        80.00                           0.250                 0.016
  4536069      $246,087.16        75.00                           0.250                 0.016
  4540376      $350,340.91        90.00                 01        0.250                 0.016
  4545452      $914,080.37        65.00                           0.250                 0.016
  4552821      $271,817.49        80.00                           0.250                 0.016
  4553140      $354,609.62        63.41                           0.250                 0.016
  4557854       $48,429.04        75.00                           0.250                 0.016
  4557931      $368,947.52        79.57                           0.250                 0.016
  4564300      $286,700.00        39.54                           0.250                 0.016
  4565624      $376,472.28        79.67                           0.250                 0.016
  4569730      $240,895.18        94.98                 13        0.250                 0.016
  4569751      $180,550.32        76.67                           0.250                 0.016
  4570407      $278,348.15        80.00                           0.250                 0.016
  4571431      $999,378.45        54.05                           0.250                 0.016
  4575909      $289,624.25        72.50                           0.250                 0.016
  4576353      $249,819.05        53.19                           0.250                 0.016
  4577528      $236,532.94        95.00                 06        0.250                 0.016
  4577824      $499,647.11        74.63                           0.250                 0.016
  4578129      $239,513.66        75.00                           0.250                 0.016
  4579140      $260,650.00        77.81                           0.250                 0.016
  4580457      $124,716.55        55.56                           0.250                 0.016
  4581715      $458,784.09        79.58                           0.250                 0.016
  4582593      $336,000.00        80.00                           0.250                 0.016
  4583539      $299,392.07        78.76                           0.250                 0.016
  4583582      $288,661.06        79.80                           0.250                 0.016
  4584794      $239,576.48        90.00                 11        0.250                 0.016
  4586337      $349,759.14        60.06                           0.250                 0.016
  4589378      $228,854.68        58.23                           0.250                 0.016
  4589599      $259,042.58        81.76                           0.250                 0.016
  4590418      $229,915.66        89.98                 13        0.250                 0.016
  4591101      $461,401.47        85.00                 01        0.250                 0.016
  4591686      $271,460.94        90.00                 06        0.250                 0.016
  4591878      $227,035.56        95.00                 01        0.250                 0.016
  4592665      $285,000.00        60.64                           0.250                 0.016
  4594848      $283,328.25        90.00                 06        0.250                 0.016
  4594939      $235,299.86        94.99                 06        0.250                 0.016
  4595636      $360,000.00        89.41                           0.250                 0.016
  4597057      $394,728.16        73.13                           0.250                 0.016
  4597971      $242,000.00        78.19                           0.250                 0.016
  4599148      $286,992.13        80.00                           0.250                 0.016
  4599206      $239,722.03        95.00                 11        0.250                 0.016
  4599240      $313,148.75        56.68                           0.250                 0.016
  4599364      $323,782.60        90.00                 06        0.250                 0.016
  4599561      $147,903.18        80.00                           0.250                 0.016
  4599585      $415,425.54        80.00                           0.250                 0.016
  4600278      $279,259.86        80.00                           0.250                 0.016
  4600745      $119,049.37        74.95                           0.250                 0.016
  4601129      $270,988.43        80.00                           0.250                 0.016
  4601304      $110,608.80        80.00                           0.250                 0.016
  4601378      $249,840.58        69.44                           0.250                 0.016
  4601392      $235,645.75        90.00                           0.250                 0.016
  4601728      $239,680.72        76.04                           0.250                 0.016
  4602114      $365,600.00        80.00                           0.250                 0.016
  4602680      $309,402.87        61.26                           0.250                 0.016
  4604217      $239,247.34        90.00                 11        0.250                 0.016
  4604458      $226,847.69        94.98                 11        0.250                 0.016
  4604496      $395,734.29        80.00                           0.250                 0.016
  4604574      $299,782.86        59.06                           0.250                 0.016
  4605018      $349,325.82        79.55                           0.250                 0.016
  4605383      $304,000.00        80.00                           0.250                 0.016
  4605433      $347,169.26        80.00                           0.250                 0.016
  4605677      $229,468.30        92.00                 06        0.250                 0.016
  4606028      $287,399.42        89.99                           0.250                 0.016
  4606049      $106,605.37        80.00                           0.250                 0.016
  4606263      $352,512.53        79.33                           0.250                 0.016
  4607238      $148,000.00        80.00                           0.250                 0.016
  4607918       $90,824.69        70.00                           0.250                 0.016
  4608143      $213,863.54        79.55                           0.250                 0.016
  4608189      $376,491.71        80.00                           0.250                 0.016
  4608551      $249,440.84        78.78                           0.250                 0.016
  4608629      $299,527.58        90.00                 11        0.250                 0.016
  4608651      $227,834.98        80.00                           0.250                 0.016
  4608989      $360,850.00        76.45                           0.250                 0.016
  4609147      $229,069.05        90.00                           0.250                 0.016
  4609487      $331,120.58        76.32                           0.250                 0.016
  4609925      $223,124.84        95.00                           0.250                 0.016
  4610018      $223,451.40        84.21                 01        0.250                 0.016
  4610064      $225,402.60        80.00                           0.250                 0.016
  4610268      $239,834.83        68.18                           0.250                 0.016
  4610842      $224,544.06        90.00                 06        0.250                 0.016
  4610940      $287,612.23        80.00                           0.250                 0.016
  4611073      $303,196.47        80.00                           0.250                 0.016
  4611525      $248,864.45        73.29                           0.250                 0.016
  4611605      $226,248.09        80.00                           0.250                 0.016
  4611630       $95,000.00        71.43                           0.250                 0.016
  4611814      $262,823.52        78.51                           0.250                 0.016
  4612015      $223,668.35        90.00                 11        0.250                 0.016
  4612268      $124,210.37        75.00                           0.250                 0.016
  4612314      $252,646.85        79.99                           0.250                 0.016
  4612324       $43,445.73        59.18                           0.250                 0.016
  4612337      $386,733.67        90.00                 01        0.250                 0.016
  4612757      $349,771.05        78.83                           0.250                 0.016
  4612900      $237,945.10        90.00                 01        0.250                 0.016
  4613123      $239,834.83        75.12                           0.250                 0.016
  4613137      $270,803.01        85.00                 06        0.250                 0.016
  4613138      $300,000.00        64.81                           0.250                 0.016
  4613264      $227,366.15        80.00                           0.250                 0.016
  4613408      $259,816.49        72.22                           0.250                 0.016
  4613536       $58,000.00        80.00                           0.250                 0.016
  4613651      $217,589.83        89.94                 01        0.250                 0.016
  4613951      $229,371.87        86.79                 01        0.250                 0.016
  4614311      $231,679.63        80.00                           0.250                 0.016
  4614397      $274,643.12        88.85                 06        0.250                 0.016
  4614428      $379,745.03        62.81                           0.250                 0.016
  4614460      $299,246.28        80.00                           0.250                 0.016
  4614577      $284,451.04        95.00                 06        0.250                 0.016
  4614914      $229,997.68        86.91                 01        0.250                 0.016
  4615138      $219,638.53        79.59                           0.250                 0.016
  4615236      $174,879.56        50.00                           0.250                 0.016
  4615447      $320,771.22        79.41                           0.250                 0.016
  4615618      $395,530.72        90.00                           0.250                 0.016
  4615658      $249,636.97        48.39                           0.250                 0.016
  4615923      $256,618.75        88.25                 06        0.250                 0.016
  4616207      $498,860.27        77.06                           0.250                 0.016
  4616241      $249,182.68        94.99                 06        0.250                 0.016
  4616486      $247,791.65        80.00                           0.250                 0.016
  4616584      $239,838.96        80.00                           0.250                 0.016
  4616985      $126,914.79        71.75                           0.250                 0.016
  4617212      $127,836.20        80.00                           0.250                 0.016
  4617310      $408,482.62        75.00                           0.250                 0.016
  4617328      $239,278.45        80.00                           0.250                 0.016
  4617639      $290,000.00        49.15                           0.250                 0.016
  4617685      $292,000.00        80.00                           0.250                 0.016
  4617964      $112,000.00        80.00                           0.250                 0.016
  4618151      $349,552.09        70.35                           0.250                 0.016
  4618172      $270,213.91        80.00                           0.250                 0.016
  4618467      $319,569.13        80.00                           0.250                 0.016
  4618503      $495,708.62        57.00                           0.250                 0.016
  4618603      $233,838.96        90.00                 06        0.250                 0.016
  4618627      $259,141.64        65.70                           0.250                 0.016
  4618828      $598,784.16        75.00                           0.250                 0.016
  4618865      $439,689.45        80.00                           0.250                 0.016
  4618870      $253,811.49        75.82                           0.250                 0.016
  4619315       $89,835.24        79.65                           0.250                 0.016
  4619368      $107,531.39        80.00                           0.250                 0.016
  4619500      $223,690.67        70.00                           0.250                 0.016
  4619678      $241,760.51        95.00                 17        0.250                 0.016
  4619779      $383,748.81        80.00                           0.250                 0.016
  4620086      $399,724.72        40.40                           0.250                 0.016
  4620430      $238,000.00        73.91                           0.250                 0.016
  4620770      $290,609.77        89.98                 24        0.250                 0.016
  4620998      $223,046.39        90.00                 01        0.250                 0.016
  4621359      $399,731.61        80.00                           0.250                 0.016
  4621451      $360,000.00        84.71                 06        0.250                 0.016
  4621760       $81,593.81        69.99                           0.250                 0.016
  4622132      $297,189.04        80.00                           0.250                 0.016
  4622178      $215,851.35        80.00                           0.250                 0.016
  4622414      $239,834.83        76.19                           0.250                 0.016
  4622658      $219,852.38        80.00                           0.250                 0.016
  4622698      $308,000.00        70.00                           0.250                 0.016
  4622709      $255,337.08        94.98                 11        0.250                 0.016
  4622787      $285,225.09        80.00                           0.250                 0.016
  4623134      $293,003.27        80.00                           0.250                 0.016
  4623354      $168,645.10        75.00                           0.250                 0.016
  4623371      $239,830.61        80.00                           0.250                 0.016
  4623477      $125,018.17        66.19                           0.250                 0.016
  4623479      $357,015.35        79.43                           0.250                 0.016
  4623543      $263,200.00        80.00                           0.250                 0.016
  4623553      $219,703.76        80.00                           0.250                 0.016
  4623602      $310,000.00        74.70                           0.250                 0.016
  4623645      $235,665.79        78.67                           0.250                 0.016
  4623719      $350,000.00        75.66                           0.250                 0.016
  4623725      $405,000.00        61.83                           0.250                 0.016
  4623766      $221,427.14        80.00                           0.250                 0.016
  4623904      $399,717.68        77.22                           0.250                 0.016
  4623955      $289,599.53        63.04                           0.250                 0.016
  4624021       $91,214.01        61.82                           0.250                 0.016
  4624055      $322,653.82        90.00                 11        0.250                 0.016
  4624120      $254,224.92        80.00                           0.250                 0.016
  4624146      $235,700.00        90.00                 01        0.250                 0.016
  4624429      $229,845.67        75.41                           0.250                 0.016
  4624936      $396,000.00        80.00                           0.250                 0.016
  4624954      $345,647.33        80.00                           0.250                 0.016
  4624983      $415,000.00        51.88                           0.250                 0.016
  4625025      $300,000.00        78.95                           0.250                 0.016
  4625367      $224,837.15        69.23                           0.250                 0.016
  4625372      $145,600.00        80.00                           0.250                 0.016
  4625428      $323,671.39        90.00                 06        0.250                 0.016
  4625445      $232,827.08        88.59                 06        0.250                 0.016
  4625483      $388,225.80        70.00                           0.250                 0.016
  4625599      $244,000.00        67.78                           0.250                 0.016
  4625617      $386,490.50        65.00                           0.250                 0.016
  4625768      $291,596.76        80.00                           0.250                 0.016
  4625887      $450,000.00        72.58                           0.250                 0.016
  4626062      $250,670.50        62.75                           0.250                 0.016
  4626189      $293,781.92        79.62                           0.250                 0.016
  4626228      $420,000.00        68.85                           0.250                 0.016
  4626275      $368,550.00        90.00                           0.250                 0.016
  4626418      $299,360.00        63.02                           0.250                 0.016
  4626506      $134,400.00        80.00                           0.250                 0.016
  4626557      $365,128.82        69.47                           0.250                 0.016
  4626600      $224,852.82        78.95                           0.250                 0.016
  4626664      $102,334.70        80.00                           0.250                 0.016
  4626668      $273,991.36        79.99                           0.250                 0.016
  4626758      $245,000.00        70.00                           0.250                 0.016
  4626787      $308,287.69        70.11                           0.250                 0.016
  4626790      $269,794.56        90.00                 17        0.250                 0.016
  4626931      $249,600.00        80.00                           0.250                 0.016
  4627059      $247,824.97        72.94                           0.250                 0.016
  4627175      $243,040.92        80.00                           0.250                 0.016
  4627294      $237,844.32        79.87                           0.250                 0.016
  4627324      $300,000.00        74.07                           0.250                 0.016
  4627454      $412,230.16        75.00                           0.250                 0.016
  4627457      $267,483.77        80.00                           0.250                 0.016
  4627465      $295,353.20        80.00                           0.250                 0.016
  4627474      $171,895.79        80.00                           0.250                 0.016
  4627638      $249,823.55        52.63                           0.250                 0.016
  4627645      $298,850.00        79.99                           0.250                 0.016
  4627703      $179,493.96        80.00                           0.250                 0.016
  4627812      $239,830.61        41.74                           0.250                 0.016
  4627859      $174,888.41        67.31                           0.250                 0.016
  4627884       $75,546.64        80.00                           0.250                 0.016
  4627969      $257,731.29        89.99                           0.250                 0.016
  4628030      $277,808.68        89.68                 06        0.250                 0.016
  4628217      $223,833.76        80.00                           0.250                 0.016
  4628317      $230,000.00        69.70                           0.250                 0.016
  4628353      $258,043.17        80.00                           0.250                 0.016
  4628531      $160,000.00        80.00                           0.250                 0.016
  4628688      $500,000.00        53.36                           0.250                 0.016
  4628702      $138,000.00        70.77                           0.250                 0.016
  4628919      $356,554.45        80.00                           0.250                 0.016
  4628956      $391,435.58        79.98                           0.250                 0.016
  4628966      $290,400.00        89.97                           0.250                 0.016
  4629264      $287,811.60        78.26                           0.250                 0.016
  4629268      $318,136.04        80.00                           0.250                 0.016
  4629344      $325,775.65        70.87                           0.250                 0.016
  4629476      $200,000.00        80.00                           0.250                 0.016
  4629605      $233,834.84        60.00                           0.250                 0.016
  4629607      $295,796.29        74.00                           0.250                 0.016
  4629625      $143,000.00        65.00                           0.250                 0.016
  4629657      $241,229.62        89.96                 11        0.250                 0.016
  4629689      $255,844.91        80.00                           0.250                 0.016
  4629720      $222,457.60        75.00                           0.250                 0.016
  4629989      $261,000.00        69.99                           0.250                 0.016
  4630006      $235,000.00        79.66                           0.250                 0.016
  4630090       $92,169.28        65.98                           0.250                 0.016
  4630108      $167,090.62        80.00                           0.250                 0.016
  4630146      $332,565.11        80.00                           0.250                 0.016
  4630287      $317,786.62        80.00                           0.250                 0.016
  4630305       $87,091.48        80.00                           0.250                 0.016
  4630318      $262,900.00        94.99                 01        0.250                 0.016
  4630350      $329,000.00        70.00                           0.250                 0.016
  4630387      $144,905.15        35.80                           0.250                 0.016
  4630417      $283,500.00        90.00                           0.250                 0.016
  4630573      $231,848.23        79.73                           0.250                 0.016
  4630634      $187,886.11        80.00                           0.250                 0.016
  4630678      $310,000.00        56.36                           0.250                 0.016
  4630684      $224,852.82        90.00                 11        0.250                 0.016
  4630780      $382,249.78        75.00                           0.250                 0.016
  4630833      $168,000.00        79.92                           0.250                 0.016
  4630834      $300,000.00        68.97                           0.250                 0.016
  4630938      $220,717.19        63.87                           0.250                 0.016
  4631046      $305,778.53        90.00                 06        0.250                 0.016
  4631101      $499,605.94        68.02                           0.250                 0.016
  4631164      $335,052.06        90.00                 06        0.250                 0.016
  4631208      $237,979.14        79.43                           0.250                 0.016
  4631247      $299,515.97        61.22                           0.250                 0.016
  4631259      $305,937.51        80.00                           0.250                 0.016
  4631335      $287,801.80        62.61                           0.250                 0.016
  4631480      $266,631.29        83.70                 01        0.250                 0.016
  4631489      $359,490.20        80.00                           0.250                 0.016
  4631494      $415,963.53        75.00                           0.250                 0.016
  4631583      $280,000.00        73.68                           0.250                 0.016
  4631678      $232,847.59        70.61                           0.250                 0.016
  4631716      $344,235.88        90.00                 06        0.250                 0.016
  4631737      $291,956.97        90.00                 01        0.250                 0.016
  4631746      $176,018.64        75.00                           0.250                 0.016
  4631760      $249,688.14        71.43                           0.250                 0.016
  4631766       $83,943.63        80.00                           0.250                 0.016
  4631769      $259,558.71        76.13                           0.250                 0.016
  4631777      $389,200.00        80.00                           0.250                 0.016
  4631782      $229,342.06        90.00                 06        0.250                 0.016
  4631783      $262,643.12        95.00                 06        0.250                 0.016
  4631848      $212,000.00        80.00                           0.250                 0.016
  4631923      $450,000.00        57.70                           0.250                 0.016
  4631937      $536,700.00        69.70                           0.250                 0.016
  4631944      $425,000.00        53.13                           0.250                 0.016
  4632033      $263,727.38        79.99                           0.250                 0.016
  4632230      $434,715.45        66.41                           0.250                 0.016
  4632237      $234,853.93        79.93                           0.250                 0.016
  4632357      $525,000.00        52.50                           0.250                 0.016
  4632405      $216,711.71        90.00                 06        0.250                 0.016
  4632433      $300,000.00        73.26                           0.250                 0.016
  4632462      $274,810.75        77.46                           0.250                 0.016
  4632502      $286,597.57        89.98                           0.250                 0.016
  4632504      $132,915.19        80.00                           0.250                 0.016
  4632662      $228,302.57        88.46                 13        0.250                 0.016
  4632752      $373,304.39        89.99                 13        0.250                 0.016
  4632868      $229,845.67        60.53                           0.250                 0.016
  4633008      $295,000.00        79.30                           0.250                 0.016
  4633065      $248,000.00        80.00                           0.250                 0.016
  4633197      $300,000.00        72.61                           0.250                 0.016
  4633234      $755,000.00        59.73                           0.250                 0.016
  4633243      $345,262.23        89.99                 06        0.250                 0.016
  4633326      $416,051.46        66.14                           0.250                 0.016
  4633338      $215,415.45        95.00                 13        0.250                 0.016
  4633692       $99,929.41        40.82                           0.250                 0.016
  4633757      $190,000.00        65.52                           0.250                 0.016
  4633807      $249,278.94        77.83                           0.250                 0.016
  4633968      $450,000.00        64.29                           0.250                 0.016
  4633974       $71,452.02        65.00                           0.250                 0.016
  4634007      $288,000.00        80.00                           0.250                 0.016
  4634049      $219,859.71        80.00                           0.250                 0.016
  4634243      $251,000.00        55.04                           0.250                 0.016
  4634320      $249,432.52        80.00                           0.250                 0.016
  4634362      $229,667.53        80.00                           0.250                 0.016
  4634391      $236,313.24        95.00                 06        0.250                 0.016
  4634409      $340,453.15        95.00                 06        0.250                 0.016
  4634427      $221,013.82        90.00                 06        0.250                 0.016
  4634434      $249,287.34        71.43                           0.250                 0.016
  4634436      $271,603.28        90.00                 11        0.250                 0.016
  4634452      $241,466.09        80.00                           0.250                 0.016
  4634551      $290,000.00        80.00                           0.250                 0.016
  4634657      $613,845.22        79.87                           0.250                 0.016
  4634704      $235,845.63        80.00                           0.250                 0.016
  4634753      $275,795.17        80.00                           0.250                 0.016
  4634801      $216,854.40        66.16                           0.250                 0.016
  4634902      $229,034.12        80.00                           0.250                 0.016
  4634921      $239,668.58        70.59                           0.250                 0.016
  4634990      $176,000.00        80.00                           0.250                 0.016
  4635034      $132,906.13        70.00                           0.250                 0.016
  4635093      $249,586.63        80.00                           0.250                 0.016
  4635097      $415,712.69        78.49                           0.250                 0.016
  4635100      $400,000.00        89.89                           0.250                 0.016
  4635148      $359,910.00        90.00                           0.250                 0.016
  4635180      $229,333.89        90.00                 06        0.250                 0.016
  4635254      $231,000.00        73.33                           0.250                 0.016
  4635301      $370,713.33        80.00                           0.250                 0.016
  4635412      $278,000.00        74.93                           0.250                 0.016
  4635442      $459,894.77        77.00                           0.250                 0.016
  4635453      $235,391.80        80.00                           0.250                 0.016
  4635476      $479,669.67        58.18                           0.250                 0.016
  4635485      $105,000.00        77.78                           0.250                 0.016
  4635495      $366,318.35        80.00                           0.250                 0.016
  4635537      $505,972.10        80.00                           0.250                 0.016
  4635554      $134,920.29        75.00                           0.250                 0.016
  4635668      $284,000.00        80.00                           0.250                 0.016
  4635702      $100,000.00        79.37                           0.250                 0.016
  4635752      $525,000.00        75.00                           0.250                 0.016
  4635886      $157,244.83        75.00                           0.250                 0.016
  4635906      $304,500.00        87.00                 06        0.250                 0.016
  4635927      $360,000.00        80.00     GD 3YR                0.250                 0.016
  4636117      $300,088.05        84.99                 12        0.250                 0.016
  4636126      $329,778.57        78.57                           0.250                 0.016
  4636183      $242,948.90        95.00                 11        0.250                 0.016
  4636229      $298,000.00        78.42                           0.250                 0.016
  4636332      $299,005.42        75.57                           0.250                 0.016
  4636355      $417,740.18        80.00                           0.250                 0.016
  4636367      $266,400.00        90.00                           0.250                 0.016
  4636476      $250,650.00        69.05                           0.250                 0.016
  4636484       $99,932.90        80.00                           0.250                 0.016
  4636495      $145,507.15        80.00                           0.250                 0.016
  4636496      $131,924.05        80.00                           0.250                 0.016
  4636625      $519,651.09        80.00                           0.250                 0.016
  4636806      $400,000.00        80.00                           0.250                 0.016
  4636927      $315,000.00        52.50                           0.250                 0.016
  4636946      $109,130.36        80.00                           0.250                 0.016
  4636965      $223,250.00        92.63                 06        0.250                 0.016
  4637036      $267,833.43        87.01                           0.250                 0.016
  4637037      $439,000.00        69.68                           0.250                 0.016
  4637044      $218,856.75        76.87                           0.250                 0.016
  4637086      $390,038.11        89.99                 06        0.250                 0.016
  4637120      $300,478.77        69.43                           0.250                 0.016
  4637123      $234,439.00        64.38                           0.250                 0.016
  4637129      $248,950.65        50.10                           0.250                 0.016
  4637365      $299,564.34        80.00                           0.250                 0.016
  4637379      $251,502.12        80.00                           0.250                 0.016
  4637388      $289,009.67        76.32                           0.250                 0.016
  4637411      $364,508.53        55.30                           0.250                 0.016
  4637418      $330,941.72        79.99                           0.250                 0.016
  4637480      $300,000.00        60.00                           0.250                 0.016
  4637530      $250,000.00        30.86                           0.250                 0.016
  4637593      $315,000.00        75.00                           0.250                 0.016
  4637746       $79,000.00        58.52                           0.250                 0.016
  4637779      $471,963.66        85.00                 12        0.250                 0.016
  4637890      $185,000.00        77.08                           0.250                 0.016
  4638039      $249,636.97        56.82                           0.250                 0.016
  4638075      $318,750.00        75.00                           0.250                 0.016
  4638119      $241,000.00        60.25                           0.250                 0.016
  4638124      $258,571.93        75.00                           0.250                 0.016
  4638165      $248,068.67        94.72                 13        0.250                 0.016
  4638178      $248,802.05        64.10                           0.250                 0.016
  4638190      $244,000.00        80.00                           0.250                 0.016
  4638200      $229,177.78        76.67                           0.250                 0.016
  4638214      $223,606.10        79.30                           0.250                 0.016
  4638218      $328,948.77        80.00                           0.250                 0.016
  4638230      $232,582.40        90.00                 01        0.250                 0.016
  4638233      $243,663.06        78.71                           0.250                 0.016
  4638245      $428,222.66        80.00                           0.250                 0.016
  4638252      $243,525.26        80.00                           0.250                 0.016
  4638260      $219,447.27        80.00                           0.250                 0.016
  4638265      $232,385.87        94.99                 13        0.250                 0.016
  4638317      $246,850.36        95.00                 06        0.250                 0.016
  4638321      $372,933.49        80.00                           0.250                 0.016
  4638343      $256,445.38        80.00                           0.250                 0.016
  4638363      $479,669.66        80.00                           0.250                 0.016
  4638364      $339,530.48        61.26                           0.250                 0.016
  4638386      $189,878.84        57.58                           0.250                 0.016
  4638456      $245,113.20        71.07                           0.250                 0.016
  4638469       $77,947.66        80.00                           0.250                 0.016
  4638480      $340,200.00        85.00                           0.250                 0.016
  4638486      $239,513.69        72.73                           0.250                 0.016
  4638496      $214,693.40        90.00                 01        0.250                 0.016
  4638618      $249,467.24        56.82                           0.250                 0.016
  4638641      $228,798.09        92.00                 06        0.250                 0.016
  4638729      $220,862.64        85.00                           0.250                 0.016
  4638745      $216,000.00        80.00                           0.250                 0.016
  4638858      $291,499.25        66.30                           0.250                 0.016
  4638869      $248,437.38        78.67                           0.250                 0.016
  4638935      $459,380.64        76.67                           0.250                 0.016
  4639010      $600,000.00        61.54                           0.250                 0.016
  4639079       $75,553.01        60.00                           0.250                 0.016
  4639196      $221,000.00        85.00                 06        0.250                 0.016
  4639213      $172,000.00        80.00                           0.250                 0.016
  4639279      $281,071.22        80.00                           0.250                 0.016
  4639281      $237,030.73        79.17                           0.250                 0.016
  4639283      $249,246.52        80.00                           0.250                 0.016
  4639284      $317,402.88        74.82                           0.250                 0.016
  4639287      $238,028.74        76.94                           0.250                 0.016
  4639288      $332,528.42        78.35                           0.250                 0.016
  4639292      $254,681.89        75.00                           0.250                 0.016
  4639293      $347,945.72        80.00                           0.250                 0.016
  4639294      $228,650.42        54.65                           0.250                 0.016
  4639295      $255,494.19        89.51                 01        0.250                 0.016
  4639299      $249,007.06        61.60                           0.250                 0.016
  4639302      $239,501.24        68.57                           0.250                 0.016
  4639303      $358,902.93        89.99                 01        0.250                 0.016
  4639304      $255,587.53        80.00                           0.250                 0.016
  4639306      $306,597.00        73.98                           0.250                 0.016
  4639307      $313,566.40        71.36                           0.250                 0.016
  4639310      $254,030.57        80.00                           0.250                 0.016
  4639313      $360,468.06        80.00                           0.250                 0.016
  4639319      $232,527.45        66.53                           0.250                 0.016
  4639321      $274,639.00        75.55                           0.250                 0.016
  4639326      $244,144.94        79.99                           0.250                 0.016
  4639334      $499,343.64        67.57                           0.250                 0.016
  4639343      $222,707.27        69.04                           0.250                 0.016
  4639353      $498,879.79        65.36                           0.250                 0.016
  4639360      $288,471.01        64.22                           0.250                 0.016
  4639361      $295,900.00        79.99                           0.250                 0.016
  4639363      $243,480.00        51.91                           0.250                 0.016
  4639364      $268,737.66        90.00                 01        0.250                 0.016
  4639369      $251,286.13        79.87                           0.250                 0.016
  4639375      $423,471.08        47.11                           0.250                 0.016
  4639378      $299,585.73        71.47                           0.250                 0.016
  4639382      $281,509.70        80.00                           0.250                 0.016
  4639383      $244,515.94        73.13                           0.250                 0.016
  4639385      $289,418.19        77.33                           0.250                 0.016
  4639400      $295,601.44        85.30                 12        0.250                 0.016
  4639543      $262,455.07        85.00                 06        0.250                 0.016
  4639624      $229,600.00        80.00                           0.250                 0.016
  4639630      $185,000.00        59.68                           0.250                 0.016
  4639644      $289,750.00        95.00                 12        0.250                 0.016
  4639671      $350,000.00        22.58                           0.250                 0.016
  4639725      $249,832.26        80.00                           0.250                 0.016
  4639768      $248,000.00        84.07                           0.250                 0.016
  4639774      $292,000.00        73.00                           0.250                 0.016
  4639790      $393,750.00        74.86                           0.250                 0.016
  4639847      $238,500.00        90.00                 06        0.250                 0.016
  4639884      $198,758.63        80.00                           0.250                 0.016
  4639898      $401,629.83        69.48                           0.250                 0.016
  4639982      $450,000.00        54.22                           0.250                 0.016
  4640004      $319,000.00        79.95                           0.250                 0.016
  4640321      $250,000.00        74.63                           0.250                 0.016
  4640326       $52,000.00        80.00                           0.250                 0.016
  4640363      $287,801.80        80.00                           0.250                 0.016
  4640557      $111,037.53        80.00                           0.250                 0.016
  4640765      $103,785.45        77.50                           0.250                 0.016
  4640814      $380,000.00        89.94                 13        0.250                 0.016
  4640839      $153,600.00        80.00                           0.250                 0.016
  4640861      $213,456.67        80.00                           0.250                 0.016
  4640992      $268,000.00        68.72                           0.250                 0.016
  4641111      $299,265.28        60.00                           0.250                 0.016
  4641131      $262,188.65        94.99                 06        0.250                 0.016
  4641140      $483,043.73        80.00                           0.250                 0.016
  4641310      $143,700.97        79.99                           0.250                 0.016
  4641400      $107,129.87        80.00                           0.250                 0.016
  4641591      $253,500.00        79.98                           0.250                 0.016
  4641766      $287,816.35        90.00                           0.250                 0.016
  4641821      $300,000.00        80.00                           0.250                 0.016
  4641865      $287,820.99        94.74                 11        0.250                 0.016
  4641963      $297,495.12        90.00                 12        0.250                 0.016
  4642017      $516,000.00        80.00                           0.250                 0.016
  4642213      $325,800.00        90.00                           0.250                 0.016
  4642282      $497,665.85        60.00                           0.250                 0.016
  4642728      $225,000.00        69.98                           0.250                 0.016
  4642837      $233,830.64        80.00                           0.250                 0.016
  4642851      $224,860.15        90.00                           0.250                 0.016
  4642980      $301,500.00        90.00                           0.250                 0.016
  4643204      $393,855.38        80.00                           0.250                 0.016
  4643246      $276,000.00        80.00                           0.250                 0.016
  4643282      $242,000.00        80.00                           0.250                 0.016
  4643393      $239,808.07        80.00                           0.250                 0.016
  4643422      $299,803.75        53.57                           0.250                 0.016
  4643596      $240,000.00        80.00                           0.250                 0.016
  4643667      $282,500.00        50.00                           0.250                 0.016
  4643751      $279,812.12        80.00                           0.250                 0.016
  4643804      $217,600.00        80.00                           0.250                 0.016
  4643830      $165,500.00        79.95                           0.250                 0.016
  4644469      $550,000.00        58.05                           0.250                 0.016
  4644955      $295,885.69        90.00                           0.250                 0.016
  4645077      $271,400.00        69.23                           0.250                 0.016
  4645340      $360,000.00        80.00                           0.250                 0.016
  4645352      $208,000.00        80.00                           0.250                 0.016
  4645507      $185,100.00        75.00                           0.250                 0.016
  4645524      $243,862.78        89.48                 01        0.250                 0.016
  4645739      $289,600.00        80.00                           0.250                 0.016
  4645840      $101,250.00        74.72                           0.250                 0.016
  4645858      $440,000.00        80.00                           0.250                 0.016
  4645948       $99,900.00        79.98                           0.250                 0.016
  4645993      $245,250.00        90.00                           0.250                 0.016
  4646069      $219,844.73        78.57                           0.250                 0.016
  4646095      $500,000.00        70.92                           0.250                 0.016
  4646114      $222,800.00        73.59                           0.250                 0.016
  4646142      $391,701.72        78.40                           0.250                 0.016
  4646171       $62,800.00        80.00                           0.250                 0.016
  4646555      $294,400.00        80.00                           0.250                 0.016
  4646570       $59,500.00        70.00                           0.250                 0.016
  4646616      $434,414.30        76.32                           0.250                 0.016
  4646617      $307,585.29        80.00                           0.250                 0.016
  4646625      $235,657.28        80.00                           0.250                 0.016
  4646628      $232,048.11        48.88                           0.250                 0.016
  4646629      $237,130.58        80.00                           0.250                 0.016
  4646630      $295,611.45        78.72                           0.250                 0.016
  4646632      $220,687.04        70.16                           0.250                 0.016
  4646633      $319,285.62        90.00                 12        0.250                 0.016
  4646635      $243,654.46        80.00                           0.250                 0.016
  4646636      $227,347.35        50.00                           0.250                 0.016
  4646640      $274,795.91        63.95                           0.250                 0.016
  4646641      $248,855.87        80.00                           0.250                 0.016
  4646670      $324,758.80        62.50                           0.250                 0.016
  4646681      $299,585.73        80.00                           0.250                 0.016
  4646686      $243,827.79        80.00                           0.250                 0.016
  4646687      $315,782.53        66.25                           0.250                 0.016
  4646694      $249,836.46        66.10                           0.250                 0.016
  4646696      $307,793.34        67.69                           0.250                 0.016
  4646701      $268,809.07        44.20                           0.250                 0.016
  4646711      $471,090.84        80.00                           0.250                 0.016
  4646786      $139,500.00        75.00                           0.250                 0.016
  4646966      $116,950.00        74.99                           0.250                 0.016
  4647257      $300,751.53        70.54                           0.250                 0.016
  4647261      $321,954.79        80.00                           0.250                 0.016
  4647271      $259,017.05        80.00                           0.250                 0.016
  4647273      $259,631.82        80.00                           0.250                 0.016
  4647289      $244,144.94        79.98                           0.250                 0.016
  4647299      $409,475.33        74.55                           0.250                 0.016
  4647305      $270,625.78        79.71                           0.250                 0.016
  4647362      $269,799.62        76.49                           0.250                 0.016
  4647372      $254,647.87        78.46                           0.250                 0.016
  4647374      $269,617.63        80.00                           0.250                 0.016
  4647387      $267,001.69        80.00                           0.250                 0.016
  4647777      $360,000.00        80.00                           0.250                 0.016
  4647802      $230,000.00        76.67                           0.250                 0.016
  4647891      $247,000.00        58.12                           0.250                 0.016
  4647919      $275,500.00        95.00                           0.250                 0.016
  4647953      $358,517.99        49.32                           0.250                 0.016
  4647994      $224,649.16        80.00                           0.250                 0.016
  4648005      $276,923.31        89.39                           0.250                 0.016
  4648192      $326,769.21        76.58                           0.250                 0.016
  4648651      $420,000.00        80.00                           0.250                 0.016
  4648719      $244,581.57        90.00                 06        0.250                 0.016
  4648729      $145,784.33        75.00                           0.250                 0.016
  4649198      $299,950.00        80.00                           0.250                 0.016
  4649494      $264,000.00        75.43                           0.250                 0.016
  4649791      $225,000.00        90.00                           0.250                 0.016
  4650432      $252,000.00        90.00                           0.250                 0.016
  4650815      $116,900.00        70.00                           0.250                 0.016
  4651029      $358,846.55        90.00                 06        0.250                 0.016
  4651232      $405,000.00        78.03                           0.250                 0.016
  6254502      $239,076.83        89.98                 13        0.250                 0.016
  6286286      $236,805.63        90.00                 33        0.250                 0.016
  6320010      $247,479.26        89.97                 11        0.250                 0.016
  6325791      $236,828.45        73.60                           0.250                 0.016
  6330193      $240,267.75        69.94                           0.250                 0.016
  6331771      $229,199.88        90.00                 12        0.250                 0.016
  6349806      $243,561.46        95.00                 33        0.250                 0.016
  6353653      $310,955.37        75.15                           0.250                 0.016
  6362710      $226,728.47        95.00                 33        0.250                 0.016
  6369670      $269,100.00        90.00                 17        0.250                 0.016
  6370816      $297,034.45        79.33                           0.250                 0.016
  6376153      $319,546.84        45.65                           0.250                 0.016
  6377573      $235,263.88        95.00                 01        0.250                 0.016
  6388905      $899,380.63        64.29                           0.250                 0.016
  6390142      $748,883.30        75.00                           0.250                 0.016
  6396027      $267,820.18        90.00                 06        0.250                 0.016
  6398761      $235,665.80        80.00                           0.250                 0.016
  6401916      $313,449.99        69.70                           0.250                 0.016
  6402249      $229,837.67        77.97                           0.250                 0.016
  6402787      $267,389.50        85.00                 11        0.250                 0.016
  6404662      $425,291.96        80.00                           0.250                 0.016
  6406532      $290,728.02        80.00                           0.250                 0.016
  6409723      $221,251.45        90.00                 33        0.250                 0.016
  6411116      $275,519.42        80.00                           0.250                 0.016
  6411580      $109,922.37        52.88                           0.250                 0.016
  6416488      $229,674.29        79.31                           0.250                 0.016
  6417160      $249,135.03        61.27                           0.250                 0.016
  6418117      $289,412.34        80.00                           0.250                 0.016
  6418517      $439,697.19        75.86                           0.250                 0.016
  6423670      $499,664.51        59.88                           0.250                 0.016
  6424243       $85,634.55        70.00                           0.250                 0.016
  6429445      $265,743.91        95.00                 16        0.250                 0.016
  6430082      $284,596.41        64.10                           0.250                 0.016
  6430628      $350,595.68        80.00                           0.250                 0.016
  6430726      $294,382.53        80.00                           0.250                 0.016
  6430780      $314,777.67        70.00                           0.250                 0.016
  6430884      $199,858.85        64.52                           0.250                 0.016
  6431216      $297,987.93        80.00                           0.250                 0.016
  6431467      $227,677.12        80.00                           0.250                 0.016
  6431740      $249,795.07        70.03                           0.250                 0.016
  6431759      $255,680.67        89.86                 33        0.250                 0.016
  6432007      $461,282.33        80.00                           0.250                 0.016
  6432222      $239,660.13        75.00                           0.250                 0.016
  6432817      $289,790.11        73.42                           0.250                 0.016
  6432970      $234,658.74        61.20                           0.250                 0.016
  6433077      $230,904.13        80.00                           0.250                 0.016
  6433184      $255,360.35        94.83                 33        0.250                 0.016
  6433439      $235,747.93        94.99                 33        0.250                 0.016
  6433823      $231,823.46        80.00                           0.250                 0.016
  6433902      $327,774.27        80.00                           0.250                 0.016
  6433961      $151,800.46        80.00                           0.250                 0.016
  6434037      $259,021.62        80.00                           0.250                 0.016
  6434654      $140,828.55        65.28                           0.250                 0.016
  6435080      $314,783.22        67.01                           0.250                 0.016
  6435208      $218,989.44        79.97                           0.250                 0.016
  6435986      $255,609.21        80.00                           0.250                 0.016
  6436022      $226,440.07        79.77                           0.250                 0.016
  6436200      $388,988.10        54.22                           0.250                 0.016
  6436333      $231,895.19        94.97                 33        0.250                 0.016
  6436761      $416,224.44        80.00                           0.250                 0.016
  6437050      $274,805.91        86.48                 13        0.250                 0.016
  6437281      $227,101.49        94.99                 33        0.250                 0.016
  6437377      $258,750.00        75.00                           0.250                 0.016
  6437619      $257,408.82        80.00                           0.250                 0.016
  6438327      $384,748.16        58.33                           0.250                 0.016
  6438408      $220,217.83        90.00                 33        0.250                 0.016
  6438714      $272,557.50        89.99                 13        0.250                 0.016
  6438781      $329,532.68        40.74                           0.250                 0.016
  6439146      $254,665.25        70.44                           0.250                 0.016
  6439439      $251,843.37        75.00                           0.250                 0.016
  6440099      $305,598.31        75.37                           0.250                 0.016
  6440319      $229,674.29        67.01                           0.250                 0.016
  6440405      $215,694.12        77.14                           0.250                 0.016
  6440447      $237,142.37        90.00                 33        0.250                 0.016
  6440685      $288,116.32        95.00                 24        0.250                 0.016
  6441155      $318,380.74        90.00                 24        0.250                 0.016
  6441220      $299,585.73        75.00                           0.250                 0.016
  6441355      $269,414.46        80.00                           0.250                 0.016
  6441528      $253,012.09        80.00                           0.250                 0.016
  6441547      $299,530.53        78.95                           0.250                 0.016
  6441639      $366,687.66        80.00                           0.250                 0.016
  6442114      $275,810.06        80.00                           0.250                 0.016
  6442241      $259,829.93        61.18                           0.250                 0.016
  6443098      $599,576.53        64.03                           0.250                 0.016
  6443101      $260,979.77        95.00                 12        0.250                 0.016
  6443117      $379,501.17        80.00                           0.250                 0.016
  6443194      $316,880.62        81.37                 01        0.250                 0.016
  6443757      $301,775.87        80.00                           0.250                 0.016
  6444161      $247,648.81        55.11                           0.250                 0.016
  6445073      $226,928.18        75.00                           0.250                 0.016
  6445087      $259,649.92        72.22                           0.250                 0.016
  6445214      $334,548.94        77.01                           0.250                 0.016
  6445301       $79,892.29        61.54                           0.250                 0.016
  6445310      $231,840.34        80.00                           0.250                 0.016
  6445313      $219,655.72        80.00                           0.250                 0.016
  6445904      $334,963.42        80.00                           0.250                 0.016
  6445947      $463,672.52        68.74                           0.250                 0.016
  6446162      $122,817.53        37.78                           0.250                 0.016
  6446354      $239,846.96        79.47                           0.250                 0.016
  6446598      $260,639.58        75.65                           0.250                 0.016
  6446779      $440,496.64        80.00                           0.250                 0.016
  6446995      $299,475.30        79.99                           0.250                 0.016
  6447169      $227,834.98        80.00                           0.250                 0.016
  6447307      $343,750.10        75.00                           0.250                 0.016
  6448040      $411,701.81        37.45                           0.250                 0.016
  6448132      $314,899.07        79.77                           0.250                 0.016
  6448616      $333,652.20        90.00                 33        0.250                 0.016
  6450017      $223,096.36        95.00                 13        0.250                 0.016
  6450106      $239,826.30        80.00                           0.250                 0.016
  6450200      $149,896.78        31.98                           0.250                 0.016
  6452241       $64,952.95        59.91                           0.250                 0.016
  6452541      $269,809.25        90.00                 33        0.250                 0.016
  6452815      $251,263.39        89.99                 17        0.250                 0.016
  6452824      $274,795.91        67.07                           0.250                 0.016
  6452898      $423,715.51        80.00                           0.250                 0.016
  6453000      $322,289.04        75.00                           0.250                 0.016
  6453090      $399,731.61        80.00                           0.250                 0.016
  6453287      $282,605.38        69.98                           0.250                 0.016
  6453423      $263,523.06        90.00                 17        0.250                 0.016
  6453449      $319,779.78        80.00                           0.250                 0.016
  6454341      $223,391.09        77.67                           0.250                 0.016
  6455208      $266,421.11        78.53                           0.250                 0.016
  6455274      $308,847.84        78.24                           0.250                 0.016
  6455983      $351,945.09        79.99                           0.250                 0.016
  6456043      $266,811.55        77.17                           0.250                 0.016
  6456290      $427,408.97        80.00                           0.250                 0.016
  6456699      $343,751.02        80.00                           0.250                 0.016
  6456828      $188,873.18        50.40                           0.250                 0.016
  6456839      $233,846.93        90.00                 01        0.250                 0.016
  6456873      $246,238.82        80.00                           0.250                 0.016
  6457077      $224,841.19        75.00                           0.250                 0.016
  6457201      $244,808.88        74.24                           0.250                 0.016
  6457444      $331,771.52        78.12                           0.250                 0.016
  6457800      $279,007.86        80.00                           0.250                 0.016
  6457930      $305,784.03        90.00                 13        0.250                 0.016
  6458515      $259,816.50        80.00                           0.250                 0.016
  6459201      $455,694.03        80.00                           0.250                 0.016
  6459487      $244,818.17        62.03                           0.250                 0.016
  6459683      $302,072.29        89.36                 11        0.250                 0.016
  6459809      $253,421.01        80.00                           0.250                 0.016
  6460141      $503,653.15        80.00                           0.250                 0.016
  6460142      $269,827.83        75.00                           0.250                 0.016
  6460476      $384,518.28        89.99                 13        0.250                 0.016
  6460494      $243,223.83        63.06                           0.250                 0.016
  6461033      $272,916.76        94.99                 17        0.250                 0.016
  6462088      $297,405.33        80.00                           0.250                 0.016
  6462173      $251,027.83        95.00                 12        0.250                 0.016
  6462829      $287,796.73        90.00                           0.250                 0.016
  6462941      $318,196.97        80.00                           0.250                 0.016
  6463773      $287,721.86        80.00                           0.250                 0.016
  6464102      $256,323.48        90.00                 33        0.250                 0.016
  6465059      $564,611.17        75.33                           0.250                 0.016
  6465562      $346,898.74        80.00                           0.250                 0.016
  6465599      $234,342.32        69.53                           0.250                 0.016
  6466549      $247,170.97        89.98                 13        0.250                 0.016
  6466752      $303,135.90        89.99                 13        0.250                 0.016
  6466984      $218,023.01        95.00                 11        0.250                 0.016
  6467036      $288,845.99        63.67                           0.250                 0.016
  6467233      $730,746.76        75.00                           0.250                 0.016
  6467818      $330,266.74        83.47                 12        0.250                 0.016
  6467868      $161,891.30        67.50                           0.250                 0.016
  6467882      $224,845.15        75.00                           0.250                 0.016
  6467937      $349,740.25        73.07                           0.250                 0.016
  6468036      $258,807.78        68.16                           0.250                 0.016
  6468432      $242,836.95        90.00                 17        0.250                 0.016
  6468511      $359,745.92        60.76                           0.250                 0.016
  6468530      $299,777.36        79.58                           0.250                 0.016
  6469359      $409,724.90        53.25                           0.250                 0.016
  6469536      $379,710.85        71.03                           0.250                 0.016
  6470105      $291,799.05        80.00                           0.250                 0.016
  6470162      $299,782.87        75.00                           0.250                 0.016
  6470626      $279,792.20        80.00                           0.250                 0.016
  6470821      $259,811.82        80.00                           0.250                 0.016
  6471729      $164,389.63        70.00                           0.250                 0.016
  6471902      $236,637.04        80.00                           0.250                 0.016
  6471952      $223,298.08        95.00                 12        0.250                 0.016
  6472280      $263,822.86        80.00                           0.250                 0.016
  6472390      $256,318.96        95.00                 24        0.250                 0.016
  6472733      $290,400.01        94.99                 01        0.250                 0.016
  6473146      $399,717.68        80.00                           0.250                 0.016
  6473271       $89,195.93        70.00                           0.250                 0.016
  6473322      $369,751.74        75.51                           0.250                 0.016
  6474248      $227,850.86        80.00                           0.250                 0.016
  6474397      $455,709.22        80.00                           0.250                 0.016
  6474800      $319,785.28        80.00                           0.250                 0.016
  6475314      $238,335.87        74.53                           0.250                 0.016
  6475559      $161,891.30        68.94                           0.250                 0.016
  6475791      $285,388.04        80.00                           0.250                 0.016
  6477013      $461,697.78        66.00                           0.250                 0.016
  6478557      $514,298.03        80.00                           0.250                 0.016
  6478664      $247,629.47        72.88                           0.250                 0.016
  6478966      $245,338.68        89.97                 13        0.250                 0.016
  6479009      $499,655.90        45.45                           0.250                 0.016
  6479390       $48,971.07        30.82                           0.250                 0.016
  6480072      $449,698.06        68.70                           0.250                 0.016
  6481288      $291,709.06        87.13                 06        0.250                 0.016
  6482845      $300,743.89        90.00                 06        0.250                 0.016
  6485807      $249,832.26        64.10                           0.250                 0.016
  6486409      $277,813.46        73.16                           0.250                 0.016
  6489829      $325,000.00        38.69                           0.250                 0.016
  6489912      $259,807.04        42.62                           0.250                 0.016
  6491276      $269,814.19        90.00                 33        0.250                 0.016
  6492239      $282,300.62        79.99                           0.250                 0.016
  6493671      $446,366.98        76.09                           0.250                 0.016
  6494539      $260,920.31        94.98                 13        0.250                 0.016
  6495737      $335,000.72        79.81                           0.250                 0.016
  6496990      $420,000.00        70.00                           0.250                 0.016
  6497477      $293,000.00        84.93                 33        0.250                 0.016
  6498352      $322,500.00        79.99                           0.250                 0.016
  6505933       $56,000.00        70.00                           0.250                 0.016

           $220,453,246.57


                                   EXHIBIT F-3



            [Schedule of Mortgage Loans Serviced by Other Servicers]

                                     NASCOR
                       NMI / 1997-17 Exhibit F-3 (Part B)
                  20 & 30 YEAR FIXED RATE NON-RELOCATION LOANS





MORTGAGE                                            NMI
LOAN                                                LOAN
NUMBER             SERVICER                         SELLER

4544270            COUNTRYWIDE FUNDING CORP.        COUNTRYWIDE FUNDING CORP.
4544318            COUNTRYWIDE FUNDING CORP.        COUNTRYWIDE FUNDING CORP.
4544344            COUNTRYWIDE FUNDING CORP.        COUNTRYWIDE FUNDING CORP.
4555154            COUNTRYWIDE FUNDING CORP.        COUNTRYWIDE FUNDING CORP.
4557268            COUNTRYWIDE FUNDING CORP.        COUNTRYWIDE FUNDING CORP.
4568628            NATIONAL CITY MORTGAGE CO.       NATIONAL CITY MORTGAGE CO.
4569680            NATIONAL CITY MORTGAGE CO.       NATIONAL CITY MORTGAGE CO.
4589139            FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4614179            FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4618285            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4622287            FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4623198            FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4629399            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4629435            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4629826            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4629827            FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4629845            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4629893            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4629912            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4633845            CITICORP MORTGAGE, INC.          CITICORP MORTGAGE, INC.
4634662            CITICORP MORTGAGE, INC.          CITICORP MORTGAGE, INC.
4634841            HUNTINGTON MORTGAGE COMPANY      HUNTINGTON MORTGAGE COMPANY
4641607            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645664            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645670            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645689            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645698            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645706            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645714            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645716            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645719            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645726            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645731            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645733            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645745            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645751            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645767            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645786            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645808            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645823            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645836            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645856            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4645870            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646078            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4646107            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646124            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646145            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646157            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646161            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646175            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646272            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4646300            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4646391            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646401            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646416            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646441            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646458            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646464            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646471            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646482            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646500            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646621            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4646623            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647000            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647019            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647027            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647039            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647057            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647066            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647073            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647076            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647099            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647183            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4647185            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4647188            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4647191            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4647197            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4647406            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647414            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647427            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647431            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647443            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647457            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647461            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647470            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647472            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647480            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647492            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647511            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647655            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647660            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647726            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647734            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647854            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647880            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647886            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647898            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647904            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647915            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647923            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647928            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647931            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647943            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647966            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647968            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647972            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647981            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647992            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4647996            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648018            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648026            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648180            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648181            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648185            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648189            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648191            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648193            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648195            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648199            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648203            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648205            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648231            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648239            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648244            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648249            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648252            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648267            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648314            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648318            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648327            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4648346            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4648795            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4649032            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4649913            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4651339            FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4651657            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4651694            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4651820            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4651837            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4651923            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4652435            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4652543            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4652605            SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.


COUNT:                143
WAC:                    7.786454907
WAM:                  357.9060703
WALTV:                      75.88579581

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information

         Name of Mortgagor:            -----------------------------

         Servicer
         Loan No.:                     -----------------------------

Custodian/Trustee

         Name:                         -----------------------------

         Address:                      -----------------------------

                                       -----------------------------
         Custodian/Trustee
         Mortgage File No.:            -----------------------------

Seller

         Name:                         -----------------------------

         Address:                      -----------------------------

                                       -----------------------------

         Certificates:                 Mortgage Pass-Through Certificates,
                                       Series 1997-17


      The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1997-17, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of October 30, 1997 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

(  )     Promissory  Note  dated  -------------------,  199--,  in the  original principal  sum of  $----------,  made by ---------------------, payable to, or endorsed to the order of, the Trustee.


(  )     Mortgage recorded on  ----------------------------------  as instrument
         no.--------------- in the County Recorder's Office of the County of --------------------, State of -----------------------------------
         in book/reel/docket -------------------- of official records at page/ image ------------.


(  )     Deed of Trust recorded on ------------------------------- as instrument
         no. ------------------ in the County Recorder's Office of the Country of --------------------, State of ------------------------------- in
         book/reel/docket ------------------------- of official records at page/ image ------------.


(  )     Assignment of  Mortgage or Deed of Trust to the  Trustee,  recorded  on
         ------------------------------  as instrument  no. ----------------  in the County Recorder's Office of the County of ---------------------, State of ----------------------- in book/reel/docket ------------------
         of official records at page/image
         ------------.


(  )     Other  documents,  including   any  amendments,  assignments  or  other
         assumptions  of the  Mortgage  Note or Mortgage.

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                           NORWEST BANK MINNESOTA,
                                             NATIONAL ASSOCIATION

                                           By: ---------------------------

                                           Title: ------------------------
Date: ----------------, 19--

                                    EXHIBIT H

                                                  AFFIDAVIT  PURSUANT TO SECTION
                                                  860E(e)(4)   OF  THE  INTERNAL
                                                  REVENUE   CODE  OF  1986,   AS
                                                  AMENDED,   AND  FOR  NON-ERISA
                                                  INVESTORS

STATE OF           )
                   ) ss:
COUNTY OF          )

      [NAME OF OFFICER], being first duly sworn, deposes and says:

      1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

      2. That the Purchaser's Taxpayer Identification Number is [ ].

      3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-17, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

      4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

      5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

      6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

      7. That the Purchaser (i) is not a person other than a U.S. Person (a "Non-U.S. Person") or (ii) is a Non-U.S. Person that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) for taxable years beginning after December 31, 1996 (or after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (ii) for all other taxable years, such trust is subject to U.S. federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

      9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

      IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ----- day of , 19--.

                               [NAME OF PURCHASER]


                                By:--------------------------
                                   [Name of Officer]
                                   [Title of Officer]


      Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


      Subscribed and sworn before me this -- day of , 19--.



-----------------------------
NOTARY PUBLIC

COUNTY OF -------------------

STATE OF --------------------

My commission expires the -- day of ----------, 19--.

                                    EXHIBIT I




            [Letter from Transferor of Class [A-R][A-LR] Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:  Norwest Asset Securities Corporation,
                       Series 1997-17, Class [A-R][A-LR]

Ladies and Gentlemen:

      [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                                   Very truly yours,
                                                   [Transferor]

                                                    ----------------------

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-17
            CLASS [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] CERTIFICATES


                               TRANSFEREE'S LETTER



                                                      ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

      The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-17, Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates (the "Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates") in the principal amount of $-----------. In doing so, the Purchaser hereby acknowledges and agrees as follows:

      Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 30, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-17.

      Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trustee that:

      (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

      (b) The Purchaser is acquiring the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

      [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates and can afford a complete loss of such investment.]

      [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

      (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated ------ --, 19--, relating to the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates other than in connection with a subsequent sale of Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates.

      [(e) For the Class A-PO,  Class A-WIO,  Class B-3, Class B-4 and Class B-5
Certificates: Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-3][B-4][B-5] Certificates only] if the Purchaser is an insurance company, the source of funds used to purchase the Class [B-3][B-4][B-5] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).]

      [(e) For the Class A-8 Certificates: If the purchaser is an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan or a person utilizing the assets of a Plan, then such Plan or person is an "accredited investor" within the meaning of Rule 501(a)(1) of the Act.]

      (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates is in compliance therewith.

      Section 3. Transfer of Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates.

      (a) The Purchaser understands that the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trustee is under any obligation to register the Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to NASCOR and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      (b) No transfer of a Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificate shall be made unless the transferee provides NASCOR and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

      (c) The Purchaser acknowledges that its Class [A-8] [A-PO] [A-WIO] [B-3] [B-4] [B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                            By:---------------------------------

                                            Its:--------------------------------

                                    EXHIBIT K




                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-17
                       CLASS [M] [B-1] [B-2] CERTIFICATES


                               TRANSFEREE'S LETTER




                                                      ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

      The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-17, Class [M] [B-1] [B-2] Certificates (the "Class [M] [B-1] [B-2] Certificates") in the principal amount of $-----------. In doing so, the Purchaser hereby acknowledges and agrees as follows:

      Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 30, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-17.

      Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trustee that:

         Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and
         there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.



                                        [PURCHASER]



                                         By:-------------------------------

                                         Its:------------------------------

                                         [Reserved]

                                    EXHIBIT L




                Countrywide Home Loans, Inc. Servicing Agreement

               First Bank National Association Servicing Agreement

                  Huntington Mortgage Corp. Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

               National City Mortgage Company Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                   Citicorp Mortgage, Inc. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

                                   is the  holder  of  the  entire  interest  in
Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-17, Class ---- (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of October 30, 1997 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

                                    intends   to   resell  all of  the  Class  B
Certificates  directly  to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02 Definitions Incorporated by Reference

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01 Reports and Notices

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days,
          (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

      (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

      Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

      (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

      (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

      (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

      (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

      (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

      (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

      (a) In  connection  with any Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

      (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

      (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

      (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04 Termination

      (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

      (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

      Section 3.01. Collateral Fund

      Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-16. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

      Section 3.02. Collateral Fund Permitted Investments.

      The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03. Grant of Security Interest

      The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

      Section 3.04. Collateral Shortfalls.

      In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


      Section 4.01. Amendment.

      This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

      Section 4.02. Counterparts.

      This   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 4.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 4.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD  21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365


                  (b)      in the case of the Purchaser,





                           Attention:


      Section 4.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 4.06. Successors and Assigns.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      Section 4.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 4.08. Confidentiality.

      The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

      Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

      Section 4.09. Indemnification.

      The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                                 Norwest Bank Minnesota,
                                                   National Association


                                                  By:
                                                  Name:
                                                  Title:





                                                  By:
                                                  Name:
                                                  Title: